Exhibit 2.1

Arrangement Agreement and plan of Merger

GOLDGROUP MINING INC.

- and –

GOLDGROUP MERGER SUB INC.

- and –

GOLD RESOURCE CORPORATION

January 25, 2026

TABLE OF CONTENTS

Article 1
INTERPRETATION

1.1	Definitions	2
1.2	Currency	25
1.3	Interpretation Not Affected by Headings	25
1.4	Knowledge	25
1.5	Affiliates and Subsidiaries	25
1.6	Extended Meanings, Etc.	26
1.7	Date of any Action	26
1.8	Schedules	26

Article 2
THE MERGER AND THE ARRANGEMENT

2.1	The Merger and the Arrangement	26
2.2	Implementation Steps by the Purchaser	26
2.3	Implementation Steps by the Company	28
2.4	Interim Order	29
2.5	Purchaser Circular	31
2.6	Company Proxy Statement	32
2.7	Final Order	34
2.8	Court Proceedings	34
2.9	Filings and Effective Date	34
2.10	Dissenting Shareholders	35
2.11	List of Securityholders	35
2.12	Securityholder Communications	36
2.13	Deposit of Resulting Issuer Shares	36
2.14	Effect of the Merger	36
2.15	U.S. Securities Law Matters	39
2.16	U.S. Tax Matters	41
2.17	Adjustments on Certain Events and Distributions	41
2.18	Withholding Taxes	42

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Purchaser and the Purchaser Sub	43
3.2	Representations and Warranties of the Company	68
3.3	Survival of Representations and Warranties	96

Article 4
COVENANTS

4.1	Covenants of the Purchaser Regarding the Conduct of Business	96
4.2	Covenants of the Company Regarding the Conduct of Business	101
4.3	Access to Information	106
4.4	Covenants of the Purchaser Regarding the Transaction	107
4.5	Covenants of the Company Regarding the Transaction	108
4.6	Mutual Covenants	109
4.7	Covenants Related to Regulatory Approvals	110
4.8	Directors and Officers of the Company	111

i

4.9	Directors and Officers of the Resulting Issuer	111
4.10	Indemnification and Insurance	112
4.11	NYSE American Matters	113
4.12	Pre-Acquisition Reorganization	113
4.13	U.S. Exchange Act Matters	114

Article 5
ADDITIONAL AGREEMENTS

5.1	Company Acquisition Proposals	114
5.2	Purchaser Acquisition Proposals	119
5.3	Termination Fees and Expenses	123

Article 6
TERMINATION

6.1	Termination	126
6.2	Void upon Termination	129
6.3	Notice and Cure Provisions	129

Article 7
CONDITIONS PRECEDENT

7.1	Mutual Conditions Precedent	130
7.2	Additional Conditions Precedent to the Obligations of the Purchaser	130
7.3	Additional Conditions Precedent to the Obligations of the Company	131

Article 8
GENERAL

8.1	Notices	132
8.2	Assignment	133
8.3	Benefit of Agreement	134
8.4	Third Party Beneficiaries	134
8.5	Time of Essence	134
8.6	Public Announcements	134
8.7	Governing Law; Attornment; Service of Process	135
8.8	Entire Agreement	135
8.9	Amendment	135
8.10	Waiver and Modifications	135
8.11	Severability	136
8.12	Mutual Interest	136
8.13	Further Assurances	136
8.14	Injunctive Relief	136
8.15	No Personal Liability	137
8.16	Counterparts	137

Schedule A	-	Form of Plan of Arrangement and Merger
Schedule B	-	Form of Arrangement Resolution
Schedule C	-	Articles of Incorporation of the Surviving Corporation

ii

ARRANGEMENT AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is made as of January 25, 2026

BETWEEN

GOLDGROUP MINING INC.,

a corporation incorporated under the laws of the Province of British Columbia

(the “Purchaser”)

- and -

GOLDGROUP MERGER SUB INC.,

a corporation incorporated under the laws of the State of Colorado

(the “Purchaser Sub”)

- and -

gold resource corporation,

a corporation incorporated under the laws of the State of Colorado

(the “Company”).

WHEREAS:

A.

The Purchaser proposes to acquire all of the issued and outstanding Company Shares in exchange for Resulting Issuer Shares by way of a reverse triangular merger conducted pursuant to (i) the Merger conducted pursuant to Section 7-90-203 of the CCAA in which the Purchaser Sub will merge with and into the Company, and (ii) the Arrangement conducted pursuant to Part 9, Division 5 of the BCBCA;

B.	The Purchaser Board has unanimously:
(i)

determined, after receiving financial and legal advice, the recommendation of the Purchaser Special Committee, and the Purchaser Fairness Opinion that the issuance of Resulting Issuer Shares in exchange for the Company Shares pursuant to the Transaction, including the Merger and the Arrangement, is fair, from a financial point of view, to the Purchaser, and that the Transaction is in the best interests of the Purchaser and the Purchaser Shareholders;

(ii)

approved the form of, and authorized and directed the Purchaser to execute and deliver this Agreement and to perform its obligations hereunder and to cause the Purchaser Sub to perform its obligations hereunder; and

(iii)

resolved to recommend to the Purchaser Shareholders that they approve the Transaction, including the Arrangement and the Merger, in each case, in accordance with the BCBCA, the CCAA, the CBCA, the B.C. Securities Act and the U.S. Securities Act;

C.	The Purchaser Sub Board has unanimously:
(i)	determined, after receiving financial and legal advice, that the Transaction is in the best interests of the Purchaser Sub and its sole shareholder, the Purchaser; and
(ii)	approved the form of, and authorized and directed the Purchaser Sub to execute and deliver this Agreement and to perform its obligations hereunder;
D.	The Company Board has unanimously:
(i)

determined, after receiving financial and legal advice and the Company Fairness Opinion, that the consideration to be received by the Company Stockholders in exchange for the Company Shares pursuant to the Merger and the Arrangement is fair, from a financial point of view, to the holders of the Company Shares and that the Transaction is in the best interests of the Company and the Company Stockholders;

(ii)	approved the form of, and authorized and directed the Company to execute and deliver this Agreement and to perform its obligations hereunder; and
(iii)

resolved to recommend to the Company Stockholders that they approve the Transaction, including the Arrangement and the Merger, in each case, in accordance with the BCBCA, the CCAA, the CBCA, the B.C. Securities Act and the U.S. Securities Act;

E.

The Parties intend that the issuance of the Resulting Issuer Shares in exchange for the Company Shares shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof, and applicable U.S. Securities Laws in reliance upon such exemptions as may be available therefrom; and

F.

For U.S. federal and applicable state income Tax purposes, (i) the Parties intend that the Transaction qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the U.S. Treasury Regulations promulgated thereunder, and (ii) this Agreement is intended to be, and hereby is, adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

NOW THEREFORE in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

Article 1
INTERPRETATION

1.1Definitions

In this Agreement, unless otherwise defined or expressly stated herein or something in the subject matter or the context is inconsistent therewith:

“Acceptable Confidentiality Agreement” means: (a) with respect to any third party (other than the other Parties) with whom the Party, as of the date hereof, has an existing confidentiality agreement, such confidentiality agreement; and (b) with respect to any other third party, a confidentiality agreement that: (i) is entered into in accordance with Section 5.1(c) or Section 5.2(c) hereof, as applicable; (ii) that contains confidentiality and standstill restrictions that are no less restrictive than those set out in the Confidentiality Agreement; (c) that does not permit the sharing of confidential information with potential co-bidders; (d) that does not preclude or limit the ability of the Party to disclose information relating to such agreement or the negotiations contemplated thereby, to the other Parties; (e) that does not permit the third party to acquire any shares of the Party; and (f) that contains customary standstill provisions that only permits the third party to make a Company Acquisition Proposal to the Company Board, or a Purchaser Acquisition Proposal to the Purchaser Board, as applicable, that is not publicly announced;

“Accessing Party” has the meaning ascribed thereto in Section 4.3;

“Acquisition Agreement” means any letter of intent, memorandum of understanding or other Contract, agreement in principle, acquisition agreement, merger agreement or similar agreement or understanding in respect of a Company Acquisition Proposal or a Purchaser Acquisition Proposal, as applicable, but does not include an Acceptable Confidentiality Agreement;

“Affiliate” has the meaning ascribed to it in Section 1.5(a);

“Agreement” means this arrangement agreement and plan of merger (including the Schedules hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof;

“Alternative Transaction” has the meaning ascribed thereto in Section 4.5(b);

“Anti-Bribery Laws” has the meaning ascribed thereto in Section 3.1(uu)(iii)(B);

“Anti-Money Laundering Laws” has the meaning ascribed thereto in Section 3.1(uu)(i);

“Arrangement” means the arrangement of the Company under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order (with the prior written consent of both the Company and the Purchaser, each acting reasonably);

“Arrangement Filings” means the filings, if any, that may be required under Section 292 of the BCBCA or otherwise to be made by the Purchaser with the Registrar in order for the Arrangement to be effective;

“Arrangement Resolution” means the special resolution to be considered and, if thought advisable, passed by the Purchaser Shareholders at the Purchaser Meeting to approve the Arrangement, to be substantially in the form of Schedule B hereto;

“Assumed Awards” means, collectively, the Assumed Options, Assumed DSUs, Assumed RSUs, and Assumed PSUs.

“Assumed DSUs” has the meaning ascribed thereto in Section 2.14(a)(vii);

“Assumed Options” has the meaning ascribed thereto in Section 2.14(a)(v);

“Assumed PSUs” has the meaning ascribed thereto in Section 2.14(a)(viii);

“Assumed RSUs” has the meaning ascribed thereto in Section 2.14(a)(vi);

“Back Forty Technical Report Summary” means the technical report summary entitled “SK1300 Technical Report Summary on the Back Forty Mine Project, Michigan, USA” dated October 26, 2023 with an effective date of September 30, 2023 filed on the Company’s profile on EDGAR;

“B.C. Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Vancouver, British Columbia or Denver, Colorado are authorized or required by applicable Law to be closed;

“Canadian Securities Laws” means the B.C. Securities Act and all other applicable Canadian provincial and territorial securities Laws;

“CBCA” means the Colorado Business Corporation Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“CCAA” means the Colorado Corporations and Associations Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Cerro Prieto Project” means the Purchaser’s Cerro Prieto project in Sonora, Mexico;

“Claims” means claims, demands, complaints, grievances, actions, applications, suits, causes of action, trials, mediation, arbitration, charges, indictments, prosecutions, proceedings (including any judicial, quasi-judicial, regulatory or administrative proceedings or investigations) or other similar processes before a Governmental Authority;

“Closing” has the meaning ascribed thereto in Section 2.9(a);

“Code” means the United States Internal Revenue Code of 1986, as amended and all regulations and guidance promulgated thereunder;

“commercially reasonable efforts” with respect to any Party means the cooperation of such Party and the use by such Party of its reasonable efforts consistent with reasonable commercial practice without payment or incurrence of any material liability or obligation;

“Company” has the meaning ascribed thereto on the first page of this Agreement;

“Company Acquisition Proposal” means, at any time, whether or not in writing, (a) any offer, proposal or inquiry from any person or group of persons other than the Purchaser (or any Affiliate of the Purchaser) after the date of this Agreement relating with respect to: (i) any direct or indirect acquisition by any person or group of persons of Company Shares (or securities convertible into or exchangeable or exercisable for Company Shares) representing 20% or more of the Company Shares then outstanding (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for Company Shares); (ii) any plan of arrangement, amalgamation, merger, share exchange, consolidation, recapitalization, liquidation, dissolution, winding up, exclusive license or other business combination, involving or in respect of the Company or any of its subsidiaries; (iii) any direct or indirect acquisition (or any alliance, joint venture, lease, long-term supply agreement or other arrangement having the same economic effect as the foregoing) by any person or group of persons other than the Purchaser (or any Affiliate of the Purchaser), in a single transaction or a series of related transactions, of any assets of the Company and/or any interest in one or more of its subsidiaries (including shares or other equity interest of subsidiaries) that individually or in the aggregate represent 20% or more of the consolidated assets of the Company or contribute 20% or more of the consolidated revenue of the Company and its subsidiaries, in each case based on the financial statements of the Company most recently filed prior to such time as part of the Company Public Disclosure Record, whether in a single transaction or a series of related transactions; (iv) inquiry, expression or other indication of interest or offer to, or public announcement of or of an intention to, do any of the following; (v) modification or proposed modification of any such proposal, inquiry, expression or indication of interest or (vi) any other transaction or agreement, the consummation of which would reasonably be excepted to materially impede, prevent or delay the transactions contemplated by this Agreement or completion of the Arrangement, in each case excluding the Arrangement, the other transactions contemplated by this Agreement and any other transaction involving only the Company and/or its subsidiaries;

“Company Annual Financial Statements” means the audited consolidated financial statements of the Company as at, and for the years ended December 31, 2024 and 2023, including the notes thereto and the auditor’s report thereon;

“Company Applicable IP” has the meaning ascribed thereto in Section 3.2(ff)

“Company Board” means the board of directors of the Company;

“Company Board Recommendation” means the unanimous determination of the Company Board, after consultation with its legal and financial advisors, that the Transaction is in the best interests of the Company and the unanimous recommendation of the Company Board to the Company Stockholders that they vote in favour of the Company Stockholder Approval;

“Company Budget” means the Company’s 12-month budget, as approved by the Purchaser and attached to the Company Disclosure Letter;

“Company Change of Recommendation” has the meaning ascribed thereto in Section 6.1(d)(i);

“Company Convertible Securities” means all Company Options, Company DSUs, Company PSUs and Company RSUs;

“Company Convertible Securityholders” means, collectively, the Company Optionholders, the Company DSU Holders, Company PSU Holders and Company RSU Holders;

“Company Data Room” means the electronic data room established by the Company, hosted on the Microsoft 365 SharePoint technology platform containing documents, information, and materials made available to the Purchaser in connection with the Transaction, as of January 24, 2026, at 5:00 PM (EST);

“Company Diligence Information” means the documents included in the Company Public Disclosure Record and in the Company Data Room;

“Company Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been executed by the Company and delivered to the Purchaser concurrently with the execution of this Agreement;

“Company DSU Holder” means a holder of one or more Company DSUs;

“Company DSUs” means all deferred stock units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan;

“Company Equity Incentive Plan” means the 2016 equity incentive plan of the Company, which allows for the issuance of up to 5,000,000 Company Shares in the form of incentive and non-qualified stock options, stock appreciation rights, Company DSUs, Company RSUs, stock grants, stock units, performance shares, Company PSUs, and performance cash;

“Company Fairness Opinion” means the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by the Company Stockholders in exchange for the Company Shares pursuant to the Merger and the Arrangement is fair, from a financial point of view, to the holders of the Company Shares;

“Company Financial Advisor” means Cormark Securities Inc.;

“Company Financial Statements” means, collectively, the Company Annual Financial Statements and the Company Interim Financial Statements;

“Company Interim Financial Statements” means the unaudited condensed financial statements of the Company as at, and for the nine months ended September 30, 2025, including the notes thereto;

“Company Material Adverse Effect” means any result, fact, change, effect, event, circumstance, occurrence or development that when taken together with all other results, facts, changes, effects, events, circumstances, occurrences or developments:

(a)

has or would reasonably be expected to have a material and adverse effect on the business, results of operations, capitalization, prospects, assets, liabilities (including any contingent liabilities), obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of the Company and its subsidiaries (taken as a whole);

(b)

has or would reasonably be expected to have a material and adverse effect on the proposed business, results of operations, capitalization, prospects, assets, liabilities (including any contingent liabilities), obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of the Company and its subsidiaries (taken as a whole); other than any result, fact, change, effect, event, circumstance, occurrence or development:

(i)	in or relating to general political, economic or financial conditions in Canada, Mexico or the United States,
(ii)	in or relating to financial or capital market conditions in general, including any reduction in market indices,

(iii)	in or relating to currency exchange, interest rates or the price of commodities, including copper, gold and silver,
(iv)	in or relating to the copper, gold or silver mining industry, or the mining industry in general,
(v)	the commencement or continuation of any war, pandemics armed hostilities or acts of terrorism,
(vi)	relating to the change in the market trading price of the Company Shares relating to this Agreement, the transactions contemplated hereunder or the announcement thereof, or
(vii)	changes in U.S. GAAP,

provided, however, that such effect referred to in subsections (i) to (v) above does not primarily relate to (or have the effect of primarily relating to) the Company or its subsidiaries or disproportionately adversely affects the Company and its subsidiaries, taken as a whole, compared to other companies operating in the mining industry; and provided further than references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a Company Material Adverse Effect has occurred; or

(c)

materially impairs or delays, or would reasonably be expected to materially impair or delay, the performance by the Company of its obligations under this Agreement or impairs or delays, or would reasonably be expected to impair or delay, the Company’s ability to consummate the Arrangement by the Outside Date;

“Company Material Contract” means each Contract that is either, (i) material to the Company, being a Contract that involves the potential expenditure of more than US$100,000 in the aggregate; or (ii) any Contract of the Company:

(a)	creating, or contemplating the creation of, a joint venture, partnership or similar arrangement;
(b)	granting any royalty or other interest in any of the Company Properties or mineral rights or production or proceeds therefrom;
(c)

that contains any non-competition obligations, any area of mutual interest, rights of first refusal, rights of first offer, exclusivity provisions or otherwise restricts in any material way the business of the Company or its subsidiaries as currently conducted or proposed to be conducted;

(d)	that contains any confidentiality, secrecy or non-disclosure obligations, whether the Company or any subsidiary is a beneficiary or obligor thereunder;
(e)	relating to the license, royalty, franchise or other interest in the Company Applicable IP;

(f)	relating to prior or contemplated business combinations, acquisitions, mergers or asset purchases or divestitures under which the Company or a subsidiary has any remaining outstanding obligations;
(g)	with one or more of its shareholders, or as a shareholder of another person, or relating to the voting of securities;
(h)	with a related party of the Company;
(i)	guaranteeing, assuming or acting as a surety in respect of any liabilities or obligations of another person;
(j)	pursuant to which the Company will receive, receives or has received financial advisory or investment advisory services;
(k)	giving a material indemnity to any person, other than those provided to officers and directors of the Company pursuant to its constating documents;
(l)	entered into other than in the ordinary course of business;
(m)

that is continuing and involves the sale and delivery by the Company or any subsidiary of materials, supplies, equipment or services at a price below the prevailing market price that could reasonably be expected to result in a loss to the Company or applicable subsidiary;

(n)

relating to any employment or consulting arrangement with any officer, employee or consultant earning US$100,000 or greater on an annual basis, other than Contracts of indeterminate term terminable by the Company or any subsidiary without cause on reasonable notice;

(o)

relating to any issuance or potential issuance of any securities of the Company, except those Contracts relating to the grant of options, deferred share units, performance stock units or restricted stock units pursuant to any share compensation plan and in relation to any common share purchase warrants or broker warrants outstanding;

(p)

having a length of term greater than two (2) years (excluding, for greater certainty, provisions of a Contract that by their nature survive for a period of greater than two (2) years after termination or completion of the Contract); and

(q)	which, if terminated, would reasonably be expected to have a Company Material Adverse Effect;

“Company Meeting” means the special meeting of the Company Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law for the purpose of considering and, if thought fit, the Company Stockholder Approval;

“Company Optionholder” means a holder of one or more Company Options;

“Company Options” means all options to acquire Company Shares outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan;

“Company Permitted Liens” means:

(a)

statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof);

(b)

mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof);

(c)

zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Company’s owned or leased real property, which are not violated by the current use and operation of such real property;

(d)

covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to the Company’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Company’s businesses;

(e)

any right of way or easement related to public roads and highways, which does not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Company’s businesses;

(f)	Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation;
(g)

any reservations or exceptions contained in the original grants of land (excluding any royalties) or by applicable statute or the terms of any lease in respect of any portion of any of the Company Properties or comprising any portion of any of the Company Properties;

(h)

minor discrepancies in the legal description or acreage of or associated with any of the Company Properties or any adjoining properties which would be disclosed in an up to date survey and any registered easements and registered restrictions or covenants that run with the land which do not materially detract from the value of, or materially impair the use of any of the Company Properties for the purpose of conducting and carrying out mining operations thereon;

(i)	Liens or other rights granted by the Company or any of its subsidiaries to secure performance of statutory obligations or regulatory requirements (including reclamation obligations);
(j)	equipment leases or purchase money security interests;

(k)	the Company Royalties;
(l)

Liens as a result of any judgment or order rendered or claim filed against a person which is being contested in good faith by proper legal proceedings (and as to which any enforcement proceedings shall have been suspended by operation of Law or stayed pending an appeal or other proceeding) and for which appropriate reserves in accordance with U.S. GAAP have been established to the extent required by U.S. GAAP;

(m)

any rights of set-off with respect to any deposit account of the Company or any of its subsidiaries in favour of the financial institution at which such deposit account is maintained and not constituting a financing transaction;

(n)	Liens described in the Company Technical Report Summaries; and
(o)	any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate;

“Company Properties” means the Don David Gold Mine located in Oaxaca, Mexico and the Back Forty Mine Project located in Michigan, USA;

“Company Property Rights” has the meaning ascribed thereto in Section 3.2(ll)(i);

“Company Proxy Statement” means the notice of meeting and accompanying proxy statement (including all schedules, appendices and exhibits thereto) to be sent to the Company Stockholders in connection with the Company Meeting, including any amendments or supplements thereto;

“Company PSU Holder” means a holder of one or more Company PSUs;

“Company PSUs” means all performance share units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan;

“Company Public Disclosure Record” means all documents filed by or on behalf of the Company on EDGAR since January 1, 2023 and prior to the date hereof that are publicly available on the date hereof and all documents filed by or on behalf of the Company on SEDAR+ since January 1, 2023 and prior to the date hereof that are publicly available on the date hereof;

“Company Response Period” has the meaning ascribed thereto in Section 5.2(f)(iii);

“Company RSU Holder” means a holder of one or more Company RSUs;

“Company RSUs” means all restricted stock units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan;

“Company SEC Documents” has the meaning ascribed thereto in Section 3.2(i)(i);

“Company Securityholders” means, collectively, the Company Stockholders, Company Optionholders, Company DSU Holders, Company PSU Holders and Company RSU Holders;

“Company Shares” means the common stock, par value US$0.001, of the Company;

“Company Stockholder” means a holder of one or more Company Shares;

“Company Stockholder Approval” means the approval by the Company Stockholders of this Agreement, including the Merger and the Arrangement, in each case, in accordance with the BCBCA, the CCAA, the CBCA, the B.C. Securities Act and the U.S. Securities Act;

“Company Superior Proposal” means a bona fide Company Acquisition Proposal made in writing on or after the date of this Agreement by a person or persons acting jointly (other than the Purchaser and its Affiliates) that did not result from a breach of Section 5.1 and which or in respect of which:

(a)	is to acquire no less than all of the outstanding Company Shares not owned by the person or persons or all or substantially all of the assets of the Company on a consolidated basis;
(b)

the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal would, taking into account all of the terms and conditions of such Company Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction which (i) is in the best interests of the Company and its stakeholders; and (ii) is more favourable to the Company Stockholders from a financial point of view than the Arrangement (taking into account any amendments to this Agreement and the Arrangement proposed by the Purchaser pursuant to Section 5.1(f));

(c)

in the case of a Company Acquisition Proposal that relates to the acquisition of all of the outstanding Company Shares, is made available to all of the Company Stockholders on the same terms and conditions;

(d)	is not subject to any financing condition and in respect of which adequate arrangements have been made to ensure that the required funds will be available to effect payment in full;
(e)	is not subject to any due diligence and/or access condition;
(f)

the Company Board has determined in good faith, after consultation with financial advisors and outside legal counsel, is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Company Acquisition Proposal and the person making such Company Acquisition Proposal; and

(g)	the Company has sufficient financial resources available to pay or has made arrangements to pay, any Company Termination Fee payable pursuant to the terms hereof in accordance with the terms hereof;

“Company Support Agreements” means the voting and support agreements dated as of the date hereof between the Purchaser and the Supporting Company Stockholders and other voting and support agreements that may be entered into after the date hereof by the Company and other stockholders of the Company, which agreements provide that such shareholders shall, among other things vote all Company Shares of which they are the registered or beneficial holder or over which they have control or direction, in favour of the Company Stockholder Approval and not dispose of their Company Shares;

“Company Technical Report Summaries” means, collectively, the Back Forty Technical Report Summary and the DDGM Technical Report Summary;

“Company Termination Fee” has the meaning ascribed to it in Section 5.3(b);

“Company Termination Fee Event” has the meaning ascribed thereto in Section 5.3(a);

“Company Warrants” means the warrants to purchase Company Shares described in the Company Disclosure Letter;

“Confidentiality Agreement” means the confidentiality agreement between the Company and the Purchaser executed on November 11, 2024;

“Consolidation” means the consolidation of all of the issued and outstanding Purchaser Shares at a ratio of one post-consolidation share for every four pre-consolidation shares;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership, note, instrument, or other right or obligation (whether written or oral) to which a Party, or any of its subsidiaries, is a party or by which a Party, or any of its subsidiaries, is bound or affected or to which any of their respective properties or assets is subject;

“control” has the meaning ascribed thereto in Section 1.5(c).

“Court” means the Supreme Court of British Columbia;

“CSA” means the Canadian Securities Administrators;

“DDGM Technical Report Summary” means the technical report summary entitled “S-K 1300 Technical Report Summary on the Don David Gold Mine Project, Oaxaca, Mexico” dated March 5, 2025 with an effective date of December 31, 2024 incorporated by reference in the annual report in Form 10-K for 2024 filed on the Company’s profile on EDGAR;

“Default” means the defaults of the Purchaser under Canadian Securities Laws as noted by the applicable Canadian securities regulatory authorities as of the date of this Agreement;

“Depositary” means Computershare Investor Services Inc., or any other trust company, bank or other financial institution agreed to in writing by the Company and the Purchaser for the purpose of, among other things, exchanging certificates representing Company Shares for Resulting Issuer Shares in connection with the Arrangement;

“Designated Director” has the meaning ascribed thereto in Section 4.9(a);

“Dissent Rights” has the meaning ascribed thereto in the Plan of Arrangement;

“Dissenting Shareholder” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Employee Plans” means all benefit, bonus, incentive, pension, retirement, savings, stock purchase, profit sharing, equity, stock option, stock appreciation, phantom stock, termination, change of control, deferred compensation, life insurance, medical, health, welfare, hospital, dental, vision care, drug, sick leave, disability, Code Section 125 cafeteria, fringe benefit, and all other similar plans, programs, arrangements or practices relating to any current or former director, officer or employee of a Party, in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by such Party for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant, or any spouse or dependent of such individual;

“Environment” means the natural environment (including soil, land surface or subsurface strata, surface water, groundwater, sediment, ambient air (including all layers of the atmosphere), organic and inorganic matter and living organisms, including public health) and all sewer systems;

“Environmental Approvals” means all Permits, issued or required to be issued pursuant to any Environmental Law;

“Environmental Laws” means Laws aimed at or relating to reclamation or restoration of properties; abatement of pollution; protection of the Environment; protection of wildlife, including endangered species; processing, distribution, use, handling, transport, management, treatment, storage, disposal or control of, or exposure to, Hazardous Substances; Releases or threatened Releases of Hazardous Substances and all Environmental Approvals;

“ERISA” means, the Employee Retirement Income Security Act of 1974, as amended, and all regulations and guidance promulgated thereunder;

“ERISA Affiliate” means, any trade or business (whether or not incorporated) that is part of the same controlled group or under common control with a Party, or which is part of an affiliated service group that includes a Party, within the meanings of Sections 414(b), (c), (m), or (o) of the Code;

“Exchange Ratio” means 1.4476 Purchaser Shares for each Company Share, which shall automatically be adjusted to 0.3619 Resulting Issuer Shares for each Company Share following consummation of the Consolidation, and subject to adjustment pursuant to Section 2.17;

“Exchange Ratio Adjustment Event” has the meaning ascribed thereto in Section 2.17;

“Final Order” means the final order of the Court approving the Arrangement, in form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided that any such amendment, modification, supplement or variation is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal unless such appeal is withdrawn, abandoned or denied;

“Governmental Authority” means any multinational, federal, provincial, territorial, state, regional, municipal, local, foreign or other government or governmental body and any division, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSXV and the NYSE American or any other stock exchange) exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing;

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any applicable Laws;

“Hazardous Substances” means any substance, material or waste that is regulated, prohibited, listed, defined, designated or classified as hazardous, dangerous, radioactive, corrosive, explosive, infectious, carcinogenic, or toxic or a pollutant or a contaminant under or pursuant to, or that could result in liability under, any applicable Environmental Laws;

“IFRS” means International Financial Reporting Standards as incorporated in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis;

“Indemnified Parties” has the meaning ascribed thereto in Section 4.10(a);

“Indemnified Tax” has the meaning ascribed thereto in Section 5.3(h);

“Intellectual Property” means domestic, foreign and worldwide: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) software; and (viii) any other intellectual property and industrial property;

“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court as contemplated by Section 2.2(b) hereof, after being informed of the intention to rely upon the exemption from registration under Section 3(a)(10) of the U.S. Securities Act with respect to the Resulting Issuer Shares issued pursuant to the Arrangement, in form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be affirmed, amended, modified, supplemented or varied by the Court with the consent of both the Company and the Purchaser, each acting reasonably;

“joint venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, contractual or other legal form, in which a Party or any of its subsidiaries directly or indirectly holds voting shares, equity interests or other rights of participation but which is not a subsidiary of such Party, and any subsidiary of any such entity;

“Laws” means all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, settlements, writs, assessments, arbitration awards, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term “applicable” with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities;

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise;

“Liens” means any pledge, claim, lien, charge, option, hypothec, mortgage, security interest, restriction, adverse right, prior assignment, lease, sublease, royalty, levy, right to possession or any other encumbrance, easement, license, right of first refusal, covenant, voting trust or agreement, transfer restriction under any shareholder or similar agreement, right or restriction of any kind or nature whatsoever, whether contingent or absolute, direct or indirect, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Litigation” has the meaning ascribed thereto in Section 4.1(i);

“material fact” has the meaning attributed to such term under the B.C. Securities Act;

“Merger” has the meaning ascribed thereto in the Plan of Arrangement.

“Mexican Antitrust Law” means the Mexican Federal Economic Competition Law (Ley Federal de Competencia Económica) or the applicable Mexican Law that replaces it;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“misrepresentation” has the meaning attributed to such term under the B.C. Securities Act;

“NAC” means the National Antimonopoly Commission of Mexico (Comisión Nacional Antimonopolio), or the Mexican authority that replaces it;

“NAC Approval” means the unconditional approval or clearance of the transaction contemplated in this Agreement issued by NAC, or its tacit approval, due to the statutory term for purposes of issuing the approval elapsing, pursuant to the provisions set forth in the Mexican Antitrust Law;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the CSA;

“NYSE American” means the NYSE American LLC;

“OHSA” has the meaning ascribed thereto in Section 3.1(tt)(vii);

“ordinary course of business”, or any similar reference, means, with respect to an action taken or to be taken by any person, that such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day business and operations of such person and, in any case, is not unreasonable or unusual in the circumstances when considered in the context of the provisions of this Agreement;

“OTCQX” means the OTCQX® Best Market;

“Outside Date” means July 31, 2026 or such later date as may be agreed to in writing by the Parties; provided that a Party shall not be permitted to extend the Outside Date if the failure to satisfy the conditions set forth in Article 7 is primarily the result of such Party’s failure to comply with its covenants in this Agreement;

“Parties” means the parties to this Agreement and “Party” means any one of them;

“Permit” means any lease, license, permit, certificate, consent, decree, order, direction, grant, approval, classification, registration, waiver, exemption, agreement or other authorization of or from any Governmental Authority;

“person” includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in such person’s capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status;

“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 4.12(a);

“Providing Party” has the meaning ascribed thereto in Section 4.3;

“Plan of Arrangement” means the plan of arrangement and merger substantially in the form and content set out in Schedule A hereto, as amended, modified or supplemented from time to time in accordance with Article 6 of the Plan of Arrangement or at the direction of the Court in the Final Order, with the consent of the Company and the Purchaser, each acting reasonably;

“Proceeding” means any court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation or inquiry before or by any Governmental Authority, or any claim, action, suit, demand, arbitration, charge, indictment, hearing, demand letter or other similar civil, quasi-criminal or criminal, administrative or investigative matter or proceeding;

“Purchaser” has the meaning ascribed thereto on the first page of this Agreement;

“Purchaser Acquisition Proposal” means, at any time, whether or not in writing, (a) any offer, proposal or inquiry from any person or group of persons other than the Company (or any Affiliate of the Company) after the date of this Agreement relating with respect to: (i) any direct or indirect acquisition by any person or group of persons of Purchaser Shares (or securities convertible into or exchangeable or exercisable for Purchaser Shares) representing 20% or more of the Purchaser Shares then outstanding (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for Purchaser Shares); (ii) any plan of arrangement, amalgamation, merger, share exchange, consolidation, recapitalization, liquidation, dissolution, winding up, exclusive license or other business combination, involving or in respect of the Purchaser or any of its subsidiaries; (iii) any direct or indirect acquisition (or any alliance, joint venture, lease, long-term supply agreement or other arrangement having the same economic effect as the foregoing) by any person or group of persons other than the Company (or any Affiliate of the Company), in a single transaction or a series of related transactions, of any assets of the Purchaser and/or any interest in one or more of its subsidiaries (including shares or other equity interest of subsidiaries) that individually or in the aggregate represent 20% or more of the consolidated assets of the Purchaser or contribute 20% or more of the consolidated revenue of the Purchaser and its subsidiaries, in each case based on the financial statements of the Purchaser most recently filed prior to such time as part of the Purchaser Public Disclosure Record, whether in a single transaction or a series of related transactions; (iv) inquiry, expression or other indication of interest or offer to, or public announcement of or of an intention to, do any of the following; (v) modification or proposed modification of any such proposal, inquiry, expression or indication of interest or (vi) any other transaction or agreement, the consummation of which would reasonably be excepted to materially impede, prevent or delay the transactions contemplated by this Agreement or completion of the Arrangement, in each case excluding the Arrangement, the other transactions contemplated by this Agreement and any other transaction involving only the Purchaser and/or its subsidiaries;

“Purchaser Annual Financial Statements” means the audited consolidated financial statements of the Purchaser as at, and for the years ended, December 31, 2024 and 2023, including the notes thereto and the auditor’s report thereon;

“Purchaser Applicable IP” means Section 3.1(ff);

“Purchaser Board” means the board of directors of the Purchaser;

“Purchaser Board Recommendation” means the unanimous determination of the Purchaser Board, after consultation with its legal and financial advisors and receiving the recommendation of the Purchaser Special Committee, that the Arrangement is in the best interests of the Purchaser and the unanimous recommendation of the Purchaser Board to the Purchaser Shareholders that they vote in favour of the Arrangement Resolution;

“Purchaser Budget” means the budget in respect of of the Cerro Prieto Project, as approved by the Company and disclosed in the Purchaser Disclosure Letter;

“Purchaser Change of Recommendation” has the meaning ascribed thereto in Section 6.1(e)(i);

“Purchaser Circular” means the notice of meeting and accompanying management information circular (including all schedules, appendices and exhibits thereto) to be sent to the Purchaser Shareholders in connection with the Purchaser Meeting, including any amendments or supplements thereto;

“Purchaser Convertible Securities” means all Purchaser Options and Purchaser Warrants;

“Purchaser Data Room” means the electronic data room established by the Purchaser, hosted on the HighQ technology platform containing documents, information, and materials made available to the Company in connection with the Transaction, as of January 24, 2026, at 5:00 PM (EST);

“Purchaser Diligence Information” means the documents included in the Purchaser Public Disclosure Record and in the Purchaser Data Room;

“Purchaser Disclosure Letter” means the disclosure letter dated the date hereof regarding this Agreement that has been executed by the Purchaser and delivered to the Company concurrently with the execution of this Agreement;

“Purchaser Fairness Opinion” means the opinion of the Purchaser Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the issuance of Resulting Issuer Shares in exchange for the Company Shares pursuant to the Merger and the Arrangement is fair, from a financial point of view, to the Purchaser;

“Purchaser Financial Advisor” means Fort Capital Partners;

“Purchaser Financial Statements” means, collectively, the Purchaser Annual Financial Statements and the Purchaser Interim Financial Statements;

“Purchaser Interim Financial Statements” means the unaudited condensed consolidated financial statements of the Purchaser as at, and for the three and nine months ended September 30, 2025 and 2024, including the notes thereto;

“Purchaser Material Adverse Effect” means any result, fact, change, effect, event, circumstance, occurrence or development that when taken together with all other results, facts, changes, effects, events, circumstances, occurrences or developments:

(a)

has or would reasonably be expected to have a material and adverse effect on the business, results of operations, capitalization, prospects, assets, liabilities (including any contingent liabilities), obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of the Purchaser and its subsidiaries (taken as a whole);

(b)

has or would reasonably be expected to have a material and adverse effect on the proposed business, results of operations, capitalization, prospects, assets, liabilities (including any contingent liabilities), obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of the Purchaser and its subsidiaries (taken as a whole); other than any result, fact, change, effect, event, circumstance, occurrence or development:

(i)	in or relating to general political, economic or financial conditions in Canada, Mexico or the United States,
(ii)	in or relating to financial or capital market conditions in general, including any reduction in market indices,
(iii)	in or relating to currency exchange, interest rates or the price of commodities, including gold and silver,
(iv)	in or relating to the gold, silver or mining industry in general,
(v)	the commencement or continuation of any war, pandemics armed hostilities or acts of terrorism,
(vi)	relating to the change in the market trading price of the Purchaser Shares relating to this Agreement, the transactions contemplated hereunder or the announcement thereof, or
(vii)	changes in IFRS,

provided, however, that such effect referred to in subsections (i) to (v) above does not primarily relate to (or have the effect of primarily relating to) the Purchaser or its subsidiaries or disproportionately adversely affects the Purchaser and its subsidiaries, taken as a whole, compared to other companies operating in the mining industry; and provided further than references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a Purchaser Material Adverse Effect has occurred; or

(c)

materially impairs or delays, or would reasonably be expected to materially impair or delay, the performance by the Purchaser of its obligations under this Agreement or impairs or delays, or would reasonably be expected to impair or delay, the Purchaser’s ability to consummate the Arrangement by the Outside Date;

“Purchaser Material Contract” means each Contract that is either, (i) material to the Purchaser, being a Contract that involves the potential expenditure of more than US$100,000 in the aggregate; or (ii) any Contract of the Purchaser:

(a)	creating, or contemplating the creation of, a joint venture, partnership or similar arrangement;
(b)	granting any royalty or other interest in any of the Purchaser Properties or mineral rights or production or proceeds therefrom;
(c)

that contains any non-competition obligations, any area of mutual interest, rights of first refusal, rights of first offer, exclusivity provisions or otherwise restricts in any material way the business of the Purchaser or its subsidiaries as currently conducted or proposed to be conducted;

(d)	that contains any confidentiality, secrecy or non-disclosure obligations, whether the Purchaser or any subsidiary is a beneficiary or obligor thereunder;
(e)	relating to the license, royalty, franchise or other interest in the Purchaser Applicable IP;
(f)	relating to prior or contemplated business combinations, acquisitions, mergers or asset purchases or divestitures under which the Purchaser or a subsidiary has any remaining outstanding obligations;
(g)	with one or more of its shareholders, or as a shareholder of another person, or relating to the voting of securities;
(h)	with a related party of the Purchaser;
(i)	guaranteeing, assuming or acting as a surety in respect of any liabilities or obligations of another person;
(j)	pursuant to which the Purchaser will receive, receives or has received financial advisory or investment advisory services;
(k)	giving a material indemnity to any person, other than those provided to officers and directors of the Purchaser pursuant to its constating documents;

(l)	entered into other than in the ordinary course of business;
(m)

that is continuing and involves the sale and delivery by the Purchaser or any subsidiary of materials, supplies, equipment or services at a price below the prevailing market price that could reasonably be expected to result in a loss to the Purchaser or applicable subsidiary;

(n)

relating to any employment or consulting arrangement with any officer, employee or consultant earning US$100,000 or greater on an annual basis, other than Contracts of indeterminate term terminable by the Purchaser or any subsidiary without cause on reasonable notice;

(o)

relating to any issuance or potential issuance of any securities of the Purchaser, except those Contracts relating to the grant of options pursuant to any stock option plan and in relation to any common share purchase warrants or broker warrants outstanding;

(p)

having a length of term greater than two (2) years (excluding, for greater certainty, provisions of a Contract that by their nature survive for a period of greater than two (2) years after termination or completion of the Contract); and

(q)	which, if terminated, would reasonably be expected to have a Purchaser Material Adverse Effect;

“Purchaser Meeting” means the annual general and special meeting of the Purchaser Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order for the purpose of considering and, if thought advisable, approving the Arrangement Resolution;

“Purchaser Option Plan” means the stock option plan of the Purchaser last approved by Purchaser Shareholders on September 26, 2024;

“Purchaser Options” means, at any time, all options to acquire Purchaser Shares granted pursuant to the Purchaser Option Plan and disclosed in the Purchaser Disclosure Letter;

“Purchaser Permitted Liens” means:

(a)

statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to IFRS have been made in respect thereof);

(b)

mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to IFRS have been made in respect thereof);

(c)

zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Purchaser’s owned or leased real property, which are not violated by the current use and operation of such real property;

(d)

covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to the Purchaser’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Purchaser’s businesses;

(e)

any right of way or easement related to public roads and highways, which does not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with the Purchaser’s businesses;

(f)	Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation;
(g)

any reservations or exceptions contained in the original grants of land (excluding any royalties) or by applicable statute or the terms of any lease in respect of any portion of any of the Purchaser Properties or comprising any portion of any of the Purchaser Properties;

(h)

minor discrepancies in the legal description or acreage of or associated with the Purchaser Properties or any adjoining properties which would be disclosed in an up to date survey and any registered easements and registered restrictions or covenants that run with the land which do not materially detract from the value of, or materially impair the use of any of the Purchaser Properties for the purpose of conducting and carrying out mining operations thereon;

(i)	Liens or other rights granted by the Purchaser or any of its subsidiaries to secure performance of statutory obligations or regulatory requirements (including reclamation obligations);
(j)	equipment leases or purchase money security interests;
(k)

Liens as a result of any judgment or order rendered or claim filed against a person which is being contested in good faith by proper legal proceedings (and as to which any enforcement proceedings shall have been suspended by operation of law or stayed pending an appeal or other proceeding) and for which appropriate reserves in accordance with IFRS have been established to the extent required by IFRS;

(l)

any rights of set-off with respect to any deposit account of the Purchaser or any of its subsidiaries in favour of the financial institution at which such deposit account is maintained and not constituting a financing transaction; and

(m)	any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate;

“Purchaser Properties” means the Purchaser’s Cerro Prieto Project and San Francisco Project;

“Purchaser Property Rights” has the meaning ascribed thereto in Section 3.1(kk)(i);

“Purchaser Public Disclosure Record” means all documents filed by or on behalf of the Purchaser on SEDAR+ since January 1, 2023 and prior to the date hereof that are publicly available on the date hereof;

“Purchaser Response Period” has the meaning ascribed thereto in Section 5.1(f)(iii);

“Purchaser Shareholder” means a holder of one or more Purchaser Shares;

“Purchaser Shares” means the common shares in the capital of the Purchaser;

“Purchaser Special Committee” means the special committee of the Purchaser Board comprised of independent directors of the Purchaser;

“Purchaser Sub” has the meaning ascribed thereto on the first page of this Agreement;

“Purchaser Sub Board” means the board of directors of the Purchaser Sub;

“Purchaser Superior Proposal” means a bona fide Purchaser Acquisition Proposal made in writing on or after the date of this Agreement by a person or persons acting jointly (other than the Company and its Affiliates) that did not result from a breach of Section 5.2 and which or in respect of which:

(a)	is to acquire no less than all of the outstanding Purchaser Shares not owned by the person or persons or all or substantially all of the assets of the Purchaser on a consolidated basis;
(b)

the Purchaser Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Purchaser Acquisition Proposal would, taking into account all of the terms and conditions of such Purchaser Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction which (i) is in the best interests of the Purchaser and its stakeholders; and (ii) is more favourable to the Purchaser Shareholders from a financial point of view than the Arrangement (taking into account any amendments to this Agreement and the Arrangement proposed by the Company pursuant to Section 5.2(f));

(c)

in the case of a Purchaser Acquisition Proposal that relates to the acquisition of all of the outstanding Purchaser Shares, is made available to all of the Purchaser Shareholders on the same terms and conditions;

(d)	is not subject to any financing condition and in respect of which adequate arrangements have been made to ensure that the required funds will be available to effect payment in full;
(e)	is not subject to any due diligence and/or access condition;
(f)

the Purchaser Board has determined in good faith, after consultation with financial advisors and outside legal counsel, is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Purchaser Acquisition Proposal and the person making such Purchaser Acquisition Proposal; and

(g)

the Purchaser has sufficient financial resources available to pay or has made arrangements to pay, any Purchaser Termination Fee payable pursuant to the terms hereof in accordance with the terms hereof;

“Purchaser Support Agreements” means the voting and support agreements dated as of the date hereof between the Company and the Supporting Purchaser Shareholders and other voting and support agreements that may be entered into after the date hereof by the Company and other shareholders of the Purchaser, which agreements provide that such shareholders shall, among other things vote all Purchaser Shares of which they are the registered or beneficial holder or over which they have control or direction, in favour of the Arrangement and not dispose of their Purchaser Shares;

“Purchaser Technical Report” means the technical report in respect of the Purchaser’s Cerro Prieto Project;

“Purchaser Termination Fee” has the meaning ascribed thereto in Section 5.3(d);

“Purchaser Termination Fee Event” has the meaning ascribed thereto in Section 5.3(c);

“Purchaser Warrants” means the warrants to purchase Purchaser Shares described in the Purchaser Disclosure Letter;

“Registrar” means the registrar appointed under the BCBCA;

“Regulatory Approvals” means sanctions, rulings, consents, orders, exemptions, permits, waivers, early termination authorizations, clearances, written confirmations of no intention to initiate legal proceedings and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities, including the NAC Approval;

“Release” means any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into the Environment;

“Representatives” means, collectively, with respect to a Party, that Party’s officers, directors, employees, consultants, advisors, agents or other representatives (including lawyers, accountants, investment bankers and financial advisors);

“Resulting Issuer” means the Purchaser, following completion of the Transaction;

“Resulting Issuer Shares” means the common shares without par value in the capital of the Resulting Issuer.

“Returns” means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“San Francisco Project” means the Purchaser’s San Francisco project in Sonora, Mexico;

“SEC” means the United States Securities and Exchange Commission;

“SEC Clearance” means the earliest to occur of (a) confirmation from the SEC that the Company Proxy Statement is not to be reviewed by the SEC, (b) if the Company has not otherwise been informed by the SEC that the SEC intends to review the Company Proxy Statement, the eleventh calendar day immediately following the date of filing of the Company Proxy Statement with the SEC, and (c) if the Company receives comments from the SEC with respect to the Company Proxy Statement, confirmation from the SEC that it has no further comments on the Company Proxy Statement;

“SEDAR+” means the System for Electronic Document Analysis and Retrieval +;

“S-K 1300” means Subpart 1300 of Regulation S-K promulgated by the SEC;

“subsidiary” has the meaning ascribed thereto in Section 1.5(b).

“Supporting Company Stockholders” means the persons who are party to the Company Support Agreements, other than the Purchaser;

“Supporting Purchaser Shareholders” means the persons who are party to the Purchaser Support Agreements, other than the Company;

“Surviving Corporation” means the Company after the Merger has been consummated;

“Tax” or “Taxes” means (a) any and all taxes, dues, duties, rates, imposts, fees, levies, other assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Authority, including all income taxes, including any tax on or based on net income, gross income, income as specifically defined, earnings, gross receipts, capital gains, profits, business royalty or selected items of income, earnings or profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes, sales taxes, use taxes, goods and services taxes, custom duties, value added taxes, ad valorem taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, gross receipts taxes, licence taxes, occupation taxes, real and personal property taxes, stamp taxes, anti-dumping taxes, countervailing taxes, environment taxes, transfer taxes, and employment or unemployment insurance premiums, social insurance premiums and worker’s compensation premiums and pension (including Canada Pension Plan) payments, and other taxes, fees, imposts, assessments or charges of any kind whatsoever; (b) any interest, penalties, additional taxes, fines and other charges and additions that may become payable on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other person or as a result of being a transferee or successor in interest to any party;

“Tax Act” means the Income Tax Act (Canada), as amended, and the regulations promulgated thereunder, as amended;

“Third-Party Beneficiaries” has the meaning ascribed thereto in Section 8.4;

“Transaction” means all of the transactions contemplated by this Agreement, including the Merger, the Arrangement, and the Consolidation;

“Transaction Litigation” has the meaning ascribed thereto in Section 4.6(e);

“TSXV” means the TSX Venture Exchange;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. GAAP” means United States generally accepted accounting principles;

“U.S. Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder; and

“U.S. Treasury Regulations” means the treasury regulations under the Code.

1.2Currency

Except where otherwise specified, all references to currency herein are to lawful money of the United States of America and “US$” refers to United States dollars.

1.3Interpretation Not Affected by Headings

The division of this Agreement into Articles and Sections and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement, including the Schedules hereto, and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section or Schedule by number or letter or both are to that Article, Section or Schedule in or to this Agreement.

1.4Knowledge

Any reference in this Agreement to the “knowledge” of the Company, means to the knowledge and information of any of the President and Chief Executive Officer and the Chief Financial Officer of the Company after making due inquiry regarding the relevant matter. Any reference in this Agreement to the “knowledge” of the Purchaser, means to the knowledge and information of any of the President and Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer of the Purchaser after making due inquiry regarding the relevant matter.

1.5Affiliates and Subsidiaries

For purposes of this Agreement:

(a)	a person is an “Affiliate” of another person if one of them is a subsidiary of the other or each one of them is controlled, directly or indirectly, by the same person;
(b)	a “subsidiary” means a person that is controlled directly or indirectly by another person and includes a subsidiary of that subsidiary; and

(c)

a person is considered to “control” another person if: (i) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (ii) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (iii) the second person is a limited partnership, and the general partner of the limited partnership is the first person.

1.6Extended Meanings, Etc.

Unless the context otherwise requires, words importing the singular number only include the plural and vice versa; words importing any gender include all genders. The terms “including” or “includes” and similar terms of inclusion, unless expressly modified by the words “only” or “solely”, mean “including without limiting the generality of the foregoing” and “includes without limiting the generality of the foregoing”. Any Contract, instrument or Law defined or referred to herein means such Contract, instrument or Law as from time to time amended, modified, supplemented or consolidated, including, in the case of Contracts or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws, and all attachments thereto and instruments incorporated therein and, in the case of statutory Laws, all rules and regulations made thereunder.

1.7Date of any Action

In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day.

1.8Schedules

The following are the Schedules to this Agreement:

Schedule A - Form of Plan of Arrangement and Merger
Schedule B - Form of Arrangement Resolution
Schedule C - Articles of Incorporation of the Surviving Corporation

Article 2
THE MERGER AND THE ARRANGEMENT

2.1The Merger and the Arrangement

The Parties agree that the Merger and the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2Implementation Steps by the Purchaser

The Purchaser covenants in favour of the Company that, subject to the terms of this Agreement, the Purchaser will:

(a)

subject to compliance with applicable Canadian Securities Laws, prior to the next opening of markets in Toronto following the execution of this Agreement, issue a news release announcing the entering into of this Agreement and other related matters referred to in

Section 4.4(a)(i), which news release shall be satisfactory in form and substance to each of the Company and the Purchaser, each acting reasonably, and, thereafter, file such news release and a corresponding material change report in prescribed form in accordance with, and within the time periods prescribed by, applicable Canadian Securities Laws;

(b)

apply to, and, as soon as reasonably practicable after the Company receives SEC Clearance, have the hearing for the Interim Order before the Court pursuant to Part 9, Division 5 of the BCBCA in a manner and form acceptable to the Company, acting reasonably, and thereafter proceed with such application and diligently pursue obtaining the Interim Order;

(c)

lawfully convene and hold the Purchaser Meeting in accordance with the Interim Order, the Purchaser’s articles and applicable Laws, as soon as reasonably practicable after the Interim Order is issued, and, subject to the Company’s compliance with Section 2.5(f) and, in any event, not later than 45 days after the Interim Order is issued, for the purpose of having the Purchaser Shareholders consider the Arrangement Resolution, shall use its commercially reasonable efforts to schedule the Purchaser Meeting to occur at the same time as or immediately prior to the Company Meeting, and will not, unless the Company otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or cancel the Purchaser Meeting or propose to do any of the foregoing except:

(i)	for an adjournment as required for quorum purposes or by applicable Law; or
(ii)	as required under Section 5.2(i) or Section 6.3;

provided, however, that, if the Purchaser Meeting is scheduled to occur during a Company Response Period, the Purchaser may, and upon the reasonable request of the Company, the Purchaser shall, adjourn or postpone the Purchaser Meeting to (i) a date specified by the Company that is not later than six Business Days after the date on which the Purchaser Meeting was originally scheduled to be held, or (ii) if the Company does not specify such date, to the sixth Business Day after the date on which the Purchaser Meeting was originally scheduled to be held;

(d)

subject to the terms of this Agreement, solicit from the Purchaser Shareholders proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any person that is inconsistent with, or which seeks (without the Company’s consent) to hinder or delay the Arrangement Resolution and the completion of the transactions contemplated by this Agreement including, at the Purchaser’s discretion or if so requested by the Company, using the services of a proxy solicitation agent, consulting with the Company, acting reasonably, in the selection and retainer of any such proxy solicitation agent and reasonably considering the Company’s recommendation with respect to any such agent, and reasonably cooperating with any persons engaged by the Company, to solicit proxies in favour of the approval of the Arrangement Resolution, recommend to all Purchaser Shareholders that they vote in favour of the Arrangement Resolution, and take all other actions that are reasonably necessary or desirable to obtain the approval of the Arrangement by the Purchaser Shareholders, and (i) permit the Company to assist and participate in all calls and meetings with such proxy solicitation agent, (ii) provide the Company with all material information distributions or updates from the proxy solicitation agent, (iii) consult with, and consider any reasonable suggestions from, the Company with regards to the proxy solicitation agent, and (iv) consult with the Company and keep the Company apprised, with respect to such solicitation and other actions; provided that, the

Purchaser shall not be required to solicit from the Purchaser Shareholders proxies in favour of the approval of the Arrangement Resolution, or take any other actions under this Section 2.2(d), if a Purchaser Change of Recommendation has been made in accordance with Section 5.2(f);

(e)

advise the Company as reasonably requested, and on a daily basis commencing ten Business Days prior to the Purchaser Meeting, as to the aggregate tally of the proxies and votes received in respect of the Arrangement Resolution;

(f)

consult with the Company in fixing the date of the Purchaser Meeting, promptly provide the Company with any notice relating to the Purchaser Meeting and allow Representatives of the Company to attend the Purchaser Meeting; and

(g)

not change the record date for the Purchaser Shareholders entitled to vote at the Purchaser Meeting in connection with any adjournment or postponement of the Purchaser Meeting unless required by Law or the Purchaser’s articles.

2.3Implementation Steps by the Company

The Company covenants in favour of the Purchaser that, subject to the terms of this Agreement, the Company will:

(a)

subject to compliance with applicable U.S. Securities Laws, prior to the next opening of markets in New York following the execution of this Agreement, issue a news release announcing the entering into of this Agreement and other related matters referred to in Section 4.5(a)(i), which news release shall be satisfactory in form and substance to each of the Company and the Purchaser, each acting reasonably, and, thereafter, file such news release and a corresponding Form 8-K in prescribed form in accordance with, and within the time period prescribed by, applicable U.S. Securities Laws;

(b)

lawfully provide notice of the Company Meeting, and convene and hold the Company Meeting in accordance with the Company’s articles of incorporation and by-laws and applicable Laws, as soon as reasonably practicable and, subject to the Purchaser’s compliance with Section 2.6(f) and, in any event, not later than 45 days after the Interim Order is issued, for the purpose of having the Company Stockholders consider the Company Stockholder Approval, shall use its commercially reasonable efforts to schedule the Company Meeting to occur at the same time as or immediately following the Purchaser Meeting, and will not, unless the Purchaser otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or cancel the Company Meeting or propose to do any of the foregoing except:

(i)	for an adjournment as required for quorum purposes or by applicable Law;
(ii)	as required under Section 6.3; or
(iii)

an adjournment or postponement in the event that the Purchaser Meeting is adjourned or postponed, in which case the Company Meeting may be adjourned or postponed in order to ensure that the Company Meeting occurs at the same time as or immediately following the Purchaser Meeting;

(c)

subject to the terms of this Agreement, solicit from the Company Stockholders proxies in favour of the Company Stockholder Approval and against any resolution submitted by any person that is inconsistent with, or which seeks (without the Purchaser’s consent) to hinder or delay the Company Stockholder Approval and the completion of the transactions contemplated by this Agreement including, at the Company’s discretion or if so requested by the Purchaser, using the services of a proxy solicitation agent, consulting with the Purchaser, acting reasonably, in the selection and retainer of any such proxy solicitation agent and reasonably considering the Purchaser’s recommendation with respect to any such agent, and reasonably cooperating with any persons engaged by the Purchaser, to solicit proxies in favour of the Company Stockholder Approval, recommend to all Company Stockholders that they vote in favour of the Company Stockholder Approval, and take all other actions that are reasonably necessary or desirable to obtain the Company Stockholder Approval by the Company Stockholders, and (i) permit the Purchaser to assist and participate in all calls and meetings with such proxy solicitation agent, (ii) provide the Purchaser with all material information distributions or updates from the proxy solicitation agent, (iii) consult with, and consider any reasonable suggestions from, the Purchaser with regards to the proxy solicitation agent, and (iv) consult with and the Purchaser and keep the Purchaser apprised, with respect to such solicitation and other actions; provided that, the Company shall not be required to solicit from the Company Stockholders proxies in favour of the Company Stockholder Approval, or take any other actions under this Section 2.3(c), if a Company Change of Recommendation has been made in accordance with Section 5.1(f);

(d)

advise the Purchaser as reasonably requested, and on a daily basis commencing ten Business Days prior to the Company Meeting, as to the aggregate tally of the proxies and votes received in respect of the Company Stockholder Approval;

(e)

consult with the Purchaser in fixing the date of the Company Meeting, promptly provide the Purchaser with any notice relating to the Company Meeting and allow Representatives of the Purchaser to attend the Company Meeting;

(f)

not change the record date for the Company Stockholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or the Company’s by-laws; and

(g)

cooperate with, assist and consent to the Purchaser seeking the Interim Order and the Final Order and, subject to the Purchaser obtaining the Final Order and to the satisfaction or waiver (subject to applicable Laws) of each of the conditions set forth in Article 7 hereof (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, when permitted, waiver of those conditions as of the Effective Date), as soon as reasonably practicable thereafter, take all steps and actions including, if applicable, making all filings with Governmental Authorities necessary to give effect to the Arrangement and carry out the terms of the Plan of Arrangement applicable to each of them prior to the Outside Date.

2.4Interim Order

The application to have the hearing for the Interim Order before the Court pursuant to Part 9, Division 5 of the BCBCA, as referred to in Section 2.2(b) shall, unless the Purchaser and the Company otherwise agree, include a request that the Interim Order provide, among other things:

(a)	for the class of persons to whom notice is to be provided in respect of the Arrangement, the Purchaser Meeting and the Company Meeting and for the manner in which such notice is to be provided;
(b)

confirmation of the record date for the purposes of determining the Purchaser Shareholders entitled to receive notice of and vote at the Purchaser Meeting (which date shall be fixed and published by the Purchaser in consultation with the Company);

(c)

that the Purchaser Meeting may be adjourned or postponed from time to time by the Purchaser in accordance with the terms of this Agreement without the need for additional approval by the Court and without the necessity of first convening the Purchaser Meeting or first obtaining any vote of the Purchaser Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as the Purchaser Board may determine is appropriate in the circumstances;

(d)

that, except as required by Law, the record date for the Purchaser Shareholders entitled to receive notice of and to vote at the Purchaser Meeting will not change in respect of or as a consequence of any adjournment or postponement of the Purchaser Meeting, unless required by Canadian Securities Laws;

(e)

that the requisite and sole approval of the Arrangement Resolution will be at least: (i) 66⅔% of the votes cast on the Arrangement Resolution by the Purchaser Shareholders present in person or represented by proxy at the Purchaser Meeting; and (ii) if applicable, a simple majority of the votes cast on the Arrangement Resolution by the Purchaser Shareholders present in person or by proxy at the Purchaser Meeting, after excluding the votes of persons whose votes must be excluded in accordance with MI 61-101;

(f)

that in all other respects, the terms, conditions and restrictions of the Purchaser’s constating documents, including quorum requirements and other matters shall apply with respect to the Purchaser Meeting and other matters, shall, unless varied by the Interim Order, apply with respect to the Purchaser Meeting;

(g)

that the Purchaser intends to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of Resulting Issuer Shares to be issued pursuant to the Arrangement, subject to and conditioned on the Court’s determination that the Arrangement is substantively and procedurally fair to all persons entitled to receive Resulting Issuer Shares pursuant to the Arrangement;

(h)	for the grant of Dissent Rights to the Purchaser Shareholders who are registered holders of Purchaser Shares as contemplated in the Plan of Arrangement; and
(i)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order,

and, subject to the consent of the Purchaser (such consent not to be unreasonably withheld or delayed), the Purchaser shall also request that the Interim Order provide for such other matters as the Purchaser or the Company may reasonably require.

2.5Purchaser Circular

(a)	Subject to the Company complying with Section 2.5(f), the Purchaser will, in consultation with the Company:
(i)

promptly prepare the Purchaser Circular together with any other documents required by the BCBCA and other applicable Laws in connection with the approval of the Arrangement Resolution by the Purchaser Shareholders at the Purchaser Meeting; and

(ii)

promptly after the later of (A) receipt of the Interim Order, and (B) the Company having obtained SEC Clearance with respect to the Company Proxy Statement, cause the Purchaser Circular and such other documents to be filed and sent to each Purchaser Shareholder as required by the Interim Order and applicable Law, in each case so as to permit the Purchaser Meeting to be held by the dated specified in Section 2.2(c), including any certificates that may be required in the event that the Purchaser implements abridged timing contemplated by National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the CSA.

(b)

The Purchaser shall ensure that the Purchaser Circular complies in all material respects with applicable Laws, and, without limiting the generality of the foregoing, that the Purchaser Circular (including with respect to any information incorporated therein by reference) will not contain any material misrepresentation (other than in each case with respect to any information furnished by or on behalf of the Company) and will provide the Purchaser Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Purchaser Meeting.

(c)

The Purchaser shall use commercially reasonable efforts to obtain any necessary consents from its auditor and any of its other advisors to the use of any financial, technical or other expert information required to be included in the Purchaser Circular and the Company Proxy Statement and to the identification in the Purchaser Circular and the Company Proxy Statement of each such advisor.

(d)

The Purchaser and the Company will cooperate in the preparation, filing and mailing of the Purchaser Circular. The Purchaser will provide legal counsel to the Company with a reasonable opportunity to review and comment on all drafts of the Purchaser Circular and other documents related thereto, prior to filing the Purchaser Circular with applicable Governmental Authorities and printing and mailing the Purchaser Circular to the Purchaser Shareholders and will give reasonable consideration to such comments.

(e)

The Purchaser Circular will include: (i) a statement that the Purchaser Board has unanimously determined that the Arrangement is fair to the Purchaser Shareholders, and is in the best interests of the Purchaser; (ii) the unanimous recommendation of the Purchaser Board that the Purchaser Shareholders vote in favour of the Arrangement Resolution and the rationale for that recommendation; (iii) a copy of the Purchaser Fairness Opinion; (iv) a statement that each of the Supporting Purchaser Shareholders has signed a Purchaser Support Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Purchaser Shares in favour of the Arrangement Resolution; and (v) all statements that, in the reasonable judgment of the Parties and their legal counsel, are required to allow the Purchaser to rely on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder and pursuant to exemptions from applicable state securities laws.

(f)

All information relating solely to the Company included in the Purchaser Circular shall be provided by the Company in accordance with this Section 2.5(f). The Company shall as soon as reasonably practicable after the date hereof provide the Purchaser with all information regarding the Company, its affiliates and the Company Shares, including any pro forma financial statements, as required by applicable Law and reasonably requested by the Purchaser in writing for inclusion in the Purchaser Circular or in any amendments or supplements to such Purchaser Circular. The Company shall ensure that such information does not include any material misrepresentation concerning the Company and its affiliates.

(g)

The Purchaser shall keep the Company fully informed in a timely manner of any requests or comments made by the Canadian securities regulatory authorities or the TSXV in connection with the Purchaser Circular and/or the Purchaser Technical Report.

(h)

The Purchaser and the Company will each promptly notify the other if at any time before the Effective Date it becomes aware (in the case of the Purchaser only with respect to the Purchaser and in the case of the Company only with respect to the Company) that the Purchaser Circular or any other document referred to in Section 2.5(f) contains any material misrepresentation or otherwise requires any amendment or supplement and promptly deliver written notice to the other Party setting out full particulars thereof. In any such event, the Purchaser and the Company will cooperate with each other in the preparation, filing and dissemination of any required supplement or amendment to the Purchaser Circular or such other document, as the case may be, and any related news release or other document necessary or desirable in connection therewith.

2.6Company Proxy Statement

(a)	Subject to the Purchaser complying with Section 2.6(f), the Company will, in consultation with the Purchaser:
(i)	promptly prepare the Company Proxy Statement together with any other documents required by all applicable Laws in connection with the Company Stockholder Approval at the Company Meeting; and
(ii)

as soon as reasonably practicable after the execution of this Agreement, file the Company Proxy Statement with the SEC, and, as promptly as reasonably practicable, and in any event on or before the fifth Business Day after the later of (A) obtaining SEC Clearance with respect to the Company Proxy Statement, and (B) receipt of the Interim Order, cause the Company Proxy Statement and such other documents to be filed and sent to the Company Stockholders in compliance with applicable Laws.

(b)

The Company shall ensure that the Company Proxy Statement complies in all material respects with applicable Laws, and, without limiting the generality of the foregoing, that the Company Proxy Statement (including with respect to any information incorporated therein by reference) will not contain any material misrepresentation (other than in each case with respect to any information furnished by or on behalf of the Purchaser) and will provide the Company Stockholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Meeting.

(c)

The Company shall use commercially reasonable efforts to obtain any necessary consents from its auditor (if required) and any other advisors to the use of any financial, technical or other expert information required to be included in the Company Proxy Statement and the Purchaser Circular and to the identification in the Company Proxy Statement and the Purchaser Circular of each such advisor.

(d)

The Company and the Purchaser will cooperate in the preparation, filing and mailing of the Company Proxy Statement. The Company will provide legal counsel to the Purchaser with a reasonable opportunity to review and comment on all drafts of the Company Proxy Statement and other documents related thereto, including submissions of the Company provided in response to any comments of the SEC with respect to the Company Proxy Statement, prior to filing the Company Proxy Statement with applicable Governmental Authorities, responding to any comments of the SEC with respect thereto and printing and mailing the Company Proxy Statement to the Company Stockholders and will give reasonable consideration to such comments.

(e)

The Company Proxy Statement will include: (i) a statement that the Company Board has unanimously determined that the Arrangement is in the best interests of the Company and the Company Stockholders; (ii) the unanimous recommendation of the Company Board that the Company Stockholders vote in favour of the Company Stockholder Approval and the rationale for that recommendation; and (iii) a statement that each of the Supporting Company Stockholders has signed a Company Support Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares in favour of the Company Stockholder Approval.

(f)

All information relating solely to the Purchaser included in the Company Proxy Statement shall be provided by the Purchaser in accordance with this Section 2.6(f). The Purchaser shall as soon as practicable after the date hereof provide the Company with all such information regarding the Purchaser, its affiliates and the Resulting Issuer Shares as required by applicable Law and reasonably requested by the Company in writing for inclusion in the Company Proxy Statement or in any amendments or supplements to such Company Proxy Statement. The Purchaser shall ensure that such information does not include any material misrepresentation concerning the Purchaser and its affiliates.

(g)	The Company shall keep the Purchaser fully informed in a timely manner of any requests or comments made by the SEC or the NYSE American in connection with the Company Proxy Statement.
(h)

The Company shall use commercially reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Company Proxy Statement. The Company will advise the Purchaser promptly after it receives any request by the SEC for amendment of the Company Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information in connection with the Company Proxy Statement.

(i)

The Company and the Purchaser will each promptly notify the other if at any time before the Effective Date it becomes aware (in the case of the Company only with respect to the Company and in the case of the Purchaser only with respect to the Purchaser) that the

Company Proxy Statement or any other document referred to in Section 2.6(f) contains any material misrepresentation or otherwise requires any amendment or supplement and promptly deliver written notice to the other Party setting out full particulars thereof. In any such event, the Company and the Purchaser will cooperate with each other in the preparation, filing and dissemination of any required supplement or amendment to the Company Proxy Statement or such other document, as the case may be, and any related news release or other document necessary or desirable in connection therewith.

2.7Final Order

If (a) the Interim Order is received, (b) the Arrangement Resolution is approved by the Purchaser Shareholders at the Purchaser Meeting as provided for in the Interim Order and as required by applicable Law, and (c) the Company Stockholder Approval is obtained at the Company Meeting as required by applicable Law, subject to the terms of this Agreement, the Purchaser shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 291 of the BCBCA, as soon as reasonably practicable after the Purchaser Meeting and the Company Meeting, but in any event not later than two Business Days after the latest of (a), (b) and (c) above. If at any time after the issuance of the Final Order and on or before the Effective Date, the Purchaser is required by the terms of the Final Order or by Law to return to the Court with respect to the Final Order, it will only do so after prior notice to the Company, and affording the Company a reasonable opportunity to consult with the Purchaser regarding the same.

2.8Court Proceedings

The Purchaser will provide the Company and its counsel with a reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement prior to the service and filing of such materials and will give reasonable consideration to such comments. The Purchaser will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. Subject to applicable Law, the Purchaser will not file any material with the Court in connection with the Arrangement or serve any such material, and will not and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with the Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that nothing herein shall require the Company to agree or consent to any increase or change in the consideration payable under the terms of the Plan of Arrangement or any modification or amendment to such filed or served materials that expands or increases the Company’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. In addition, the Purchaser will not object to legal counsel to the Company making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Purchaser or its legal counsel is present at the hearing and advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. The Purchaser will also provide the Company on a timely basis with copies of any notice of appearance and evidence or other documents served on the Purchaser or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether or not in writing, received by the Purchaser or its legal counsel indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order.

2.9Filings and Effective Date

(a)	The closing (the “Closing”) of the Transactions contemplated hereby, including the Merger and the Arrangement, will take place remotely by electronic exchange of documents on the

Effective Date starting at such time as may be agreed to by the Parties. From and after the Effective Time, the steps to be carried out pursuant to the Arrangement shall become effective in accordance with the Plan of Arrangement.

(b)

On the Effective Date agreed to by the Parties pursuant to Section 2.9(a), the Company shall prepare and cause to be filed with the office of the Secretary of State of the State of Colorado a statement of merger (the “Statement of Merger”) executed in accordance with the relevant provisions of the CCAA containing the Effective Date and Effective Time, and shall make all other filings required under the CCAA to effect the Merger, including but not limited to the filing with the Secretary of State of the State of Colorado on the Effective Date after the Effective Time of the amended and restated articles of incorporation of the Surviving Corporation set forth in Schedule C hereto.

(c)

The Purchaser shall file any Arrangement Filings with the Registrar as soon as practicable after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set out in Article 7 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties.

2.10Dissenting Shareholders

The Purchaser will give the Company prompt notice of any written communication from any Purchaser Shareholder in opposition to the Arrangement (except for non-substantive communications from any Purchaser Shareholder that purports to hold less than 0.1% of the Purchaser Shares (provided that communications from such Purchaser Shareholders are not substantive in the aggregate)), written notice of dissent or purported exercise by any Purchaser Shareholder of Dissent Rights received by the Purchaser in relation to the Arrangement and any withdrawal of Dissent Rights received by the Purchaser and any written communications sent by or on behalf of the Purchaser to any Purchaser Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement. The Purchaser shall not make any payment or settlement offer, or agree to any such settlement, or conduct any negotiations prior to the Effective Time with respect to any such dissent, notice or instrument without the prior written consent of the Company, not to be unreasonably withheld.

2.11Lists of Securityholders

(a)

Upon the reasonable request from time to time of the Purchaser, the Company will provide the Purchaser with lists (in both written and electronic form) of: (i) the registered Company Stockholders, together with their addresses and respective holdings of Company Shares; (ii) the names and addresses and holdings of all persons having rights (including Company Convertible Securityholders) issued or granted by the Company to acquire Company Shares; and (iii) non-objecting beneficial owners of Company Shares and participants in book-based nominee registers (such as CDS & Co.), together with their addresses and respective holdings of Company Shares. The Company will from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of Company Stockholders, information regarding beneficial ownership of Company Shares and such other assistance as the Purchaser may reasonably request.

(b)

Upon the reasonable request from time to time of the Company, the Purchaser will provide the Company with lists (in both written and electronic form) of: (i) the registered Purchaser Shareholders, together with their addresses and respective holdings of Purchaser Shares; and (ii) non-objecting beneficial owners of Purchaser Shares and participants in book-based nominee registers (such as CDS & Co.), together with their addresses and respective holdings of Purchaser Shares. The Purchaser will from time to time require that its registrar and transfer agent furnish the Company with such additional information, including updated or additional lists of Purchaser Shareholders, information regarding beneficial ownership of Purchaser Shares and such other assistance as the Company may reasonably request.

2.12Securityholder Communications

The Company and the Purchaser agree to cooperate in the preparation of presentations, if any, to any Company Securityholders, Purchaser Shareholders or other stakeholders of the Company or the Purchaser, or the analyst community regarding the Transaction. The Company and the Purchaser agree to consult with each other in connection with any communications or meeting with Company Securityholders, Purchaser Shareholders or other stakeholders of the Company or the Purchaser or analysts that it may have; provided, however, that the foregoing shall be subject to the each of the Company’s and the Purchaser’s respective overriding obligation to make any disclosure or filing required by applicable Laws or stock exchange rules and if the Company or the Purchaser is required to make any such disclosure or filing, it shall use its commercially reasonable efforts to give prior oral or written notice to the other Party and a reasonable opportunity to review and comment thereon prior to its dissemination or filing. The Party making such disclosure shall give reasonable consideration to any comments made by the other Party or its counsel, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing. Notwithstanding the foregoing, the restrictions set forth in this Section 2.12 will not apply to any release or public statement (a) made or proposed to be made by the Company in connection with a Company Change of Recommendation or any action taken pursuant thereto, (b) made or proposed to be made by the Purchaser in connection with a Purchaser Change of Recommendation or any action taken pursuant thereto, or (c) in connection with any dispute between the Parties regarding this Agreement, the Arrangement or the transactions contemplated by this Agreement.

2.13Deposit of Resulting Issuer Shares

The Purchaser will, following receipt of the Final Order and all necessary approvals of the TSXV and NYSE American, as applicable, and prior to the Effective Time, deposit in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Resulting Issuer Shares to satisfy the Purchaser’s obligation to issue Resulting Issuer Shares pursuant to the Arrangement and the Merger (other than payments to Purchaser Shareholders exercising Dissent Rights and who have not withdrawn their notice of objection), along with any treasury direction addressed to the Purchaser’s transfer agent as may be necessary. The Purchaser shall cause its U.S. legal counsel to deliver to the Depositary such customary legal opinions as may be required with respect to the Resulting Issuer Shares under applicable U.S. securities laws.

2.14Effect of the Merger

(a)	In accordance with the Plan of Arrangement, at the Effective Time, following the Consolidation:
(i)	(A) the Purchaser Sub will merge with and into the Company; (B) the separate corporate existence of the Purchaser Sub will cease, (C) the Company will continue its existence as the Surviving Corporation and a subsidiary of the Resulting Issuer; (D) all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and the Purchaser Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and the Purchaser Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation; (E) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in their entirety as set forth in Schedule C hereto, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable law; (F) the by-laws of the Purchaser Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to the Purchaser Sub’s name shall be replaced with references to the Surviving Corporation’s name until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, and applicable law; (G) the directors of the Purchaser Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and (H) the officers of the Purchaser Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be;

(ii)

each issued and outstanding Company Share (other than any Company Shares held by the Resulting Issuer or the Company) will be deemed to have been transferred to, and acquired by the Resulting Issuer, without any act or formality on the part of the holder of such Company Share or the Resulting Issuer, free and clear of all Liens, claims and encumbrances, in exchange for such number of Resulting Issuer Shares equal to the product of: (A) the number of Company Shares multiplied by (B) the Exchange Ratio, provided that the aggregate number of Resulting Issuer Shares payable to any Company Stockholder, if calculated to include a fraction of a Resulting Issuer Share, will be rounded up to the nearest whole Resulting Issuer Share, and the name of each such Company Stockholder will be removed from the register of holders of Company Shares and added to the register of holders of Resulting Issuer Shares, and the Resulting Issuer will be recorded as the registered holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

(iii)	each share of common stock of the Purchaser Sub issued and outstanding will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;
(iv)

each issued Company Share that is owned by the Resulting Issuer or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(v)

each Company Option that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer (each, an “Assumed Option”). Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Assumed Option immediately prior to the Effective Time (other than terms that are rendered inoperative by reason of the Merger), except that each Assumed Option shall cover a number of Resulting Issuer Shares equal to the product of (A) the total number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (rounded down to the nearest whole share), and shall have an exercise price per share equal to (x) the exercise price per share of the Company Option immediately prior the Effective Time divided by (y) the Exchange Ratio (rounded up to the nearest penny);

(vi)

each Company RSU that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer (each, an “Assumed RSU”). Each Assumed RSU shall cover a number of Resulting Issuer Shares equal to the product of (A) the total number of Company Shares covered by such Company RSU immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed RSU shall be subject to substantially the same vesting terms and conditions as applied to the Assumed RSU immediately prior to the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any Company equity plan, employment agreement, or Company severance plan that may be applicable), shall be settled at the same time and under the same terms and conditions as were in effect immediately prior the Effective Time, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed RSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger);

(vii)

each Company DSU that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer (each, an “Assumed DSU”). Each Assumed DSU shall cover a number of Resulting Issuer Shares equal to the product of (A) the total number of Company Shares covered by such Company DSU immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed DSU shall be settled at the same time and under the same terms and conditions as were in effect immediately prior to the Effective Time, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed DSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger);

(viii)

each Company PSU that is then outstanding shall automatically and without any required action on the part of the holder thereof, be assumed by the Resulting Issuer (each, an “Assumed PSU”). Each Assumed PSU shall be converted into a time-vested restricted stock unit covering a number of Resulting Issuer Shares equal to (A) the number of Company Shares eligible to vest under the Company PSU based on performance measured through the Effective Time calculated in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Effective Time), as determined by the board of directors of the Company or a committee thereof, multiplied by (B) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed PSU shall be subject to substantially the same time-vesting and settlement terms and conditions as applied to the Company PSU immediately before the Effective Time, adjusted for any right to accelerated vesting or settlement that may apply after the Effective Time under the Company PSU agreement, or under any Company equity plan, employment agreement, or Company severance plan that may be applicable, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed PSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger);

(b)	Prior to the Effective Date:
(i)

the Company shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.14 pursuant to the Merger, including the resolutions of the committee contemplated under Section 5.4 of the Company Equity incentive Plan and the resolution of the committee to cancel the Company Convertible Securities in exchange for the Assumed Awards pursuant to Section 4.2 of the Company Equity Incentive Plan; and

(ii)

the Purchaser shall take all actions as are necessary or desirable to implement the assumption of the Assumed Awards contemplated by this Section 2.14 pursuant to the Merger. Without limiting the generality of the foregoing, the Purchaser shall reserve for issuance by the Resulting Issuer a number of authorized but unissued Resulting Issuer Shares for delivery upon exercise or settlement of the Assumed Awards.

2.15U.S. Securities Law Matters

(a)

The Parties agree that the Arrangement will be carried out with the intention that, and will use their commercially reasonable best efforts to ensure that, all Resulting Issuer Shares issued pursuant to Arrangement will be issued by the Purchaser in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder and pursuant to exemptions from applicable state securities laws. To ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act, the Parties agree that the Arrangement will be carried out on the following basis:

(i)	the Arrangement will be subject to the approval of the Court, including an affirmative determination of procedural and substantive fairness;
(ii)

the Court will be advised prior to the hearing to approve the Interim Order that the Parties intend to rely on the exemption under Section 3(a)(10) of the U.S. Securities Act and that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to all persons who are entitled to receive Resulting Issuer Shares pursuant to the Arrangement;

(iii)

prior to the issuance of the Interim Order, the Purchaser will file with the Court a draft copy of the proposed text of the Purchaser Circular together with any other documents required by Laws in connection with the Purchaser Meeting and a draft copy of the proposed text of the Company Proxy Statement together with any other documents required by Laws in connection with the Company Meeting;

(iv)	the Court will hold a hearing before approving the substantive and procedural fairness of the terms and conditions of the Arrangement;
(v)

the hearing of the Court to give approval of the Arrangement must be open to any persons to whom securities will be issued under the Arrangement and there will not be any improper impediments to the appearance by those persons at the hearing;

(vi)

the Company will ensure that each person entitled to receive Resulting Issuer Shares pursuant to the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with the sufficient information necessary for them to exercise that right;

(vii)

each person entitled to receive Resulting Issuer Shares will be advised that the Resulting Issuer Shares issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by the Purchaser in reliance on the exemption under Section 3(a)(10) of the U.S. Securities Act and that certain restrictions on resale under the U.S. Securities Laws, including, as applicable, Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to affiliates of the Purchaser and persons who have been affiliates of the Purchaser within 90 days of the Effective Date;

(viii)

the Final Order will expressly state that the Arrangement serves as a basis of a claim to the exemption under Section 3(a)(10) of the U.S. Securities Act from the registration requirements otherwise imposed by the U.S. Securities Act regarding the distribution of securities pursuant to the Plan of Arrangement and is approved by the Court as being substantively and procedurally fair to all persons entitled to receive Resulting Issuer Shares pursuant to the Arrangement;

(ix)

the Interim Order will specify that each person entitled to receive Resulting Issuer Shares will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time and in accordance with the requirements of Section 3(a)(10) under the U.S. Securities Act; and

(x)

the Final Order shall include a statement to substantially the following effect: “This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the offer, issuance and distribution of securities of the Purchaser pursuant to or in connection with the Plan of Arrangement.”

(b)	In the event that despite the Parties’ commercially reasonable best efforts, the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10)

thereunder is not available for the issuance of the Resulting Issuer Shares to be issued pursuant to the Arrangement, the Purchaser shall prepare and file with the SEC a registration statement on Form F-4 (or such other registration statement form then available to the Purchaser) and shall use commercially reasonable best efforts to (i) cause the Form F-4 to be declared effective under the U.S. Securities Act as promptly as practicable after its filing; (ii) ensure that the Form F-4 complies in all material respects with the applicable provisions of the applicable U.S. Securities Laws; and (iii) keep the Form F-4 effective for so long as necessary to complete the Arrangement and the Merger. In such event, the Purchaser shall notify the Company promptly of the time when the Form F-4 has become effective or any supplement or amendment to the Form F-4 has been filed, and of the issuance of any stop order or suspension of the qualification of the Resulting Issuer Shares issuable in connection with the Arrangement and the Merger for offering or sale in any jurisdiction.

2.16U.S. Tax Matters

The Merger is intended to qualify as a reorganization within the meaning of Sections 368(a) of the Code (and specifically, Sections 368(a)(1)(A) and 368(a)(2)(E)) and this Agreement and the Plan of Arrangement are intended to be a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code for purposes of Sections 354 and 361 of the Code, and the Parties will cooperate on a reasonable basis consistent with the Parties’ intention that the transactions contemplated by this Agreement and the Plan of Arrangement qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, including, if necessary, restructuring such transactions to include one or more mergers of the Company (or any resulting person in any such mergers) with one or more wholly owned subsidiaries of the Purchaser. Each Party hereto shall treat the Arrangement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code for all U.S. federal income tax purposes, and shall treat this Agreement and the Plan of Arrangement as a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the Code, and shall not take any position on any Return or otherwise take any Tax reporting position inconsistent with such treatment, unless otherwise required by applicable Law or pursuant to a “determination” within the meaning of Section 1313 of the Code. Except as otherwise provided in this Agreement and in the Plan of Arrangement, each Party hereto shall act in a manner that is consistent with the Parties’ intention that the Arrangement be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code for all U.S. federal income tax purposes, and shall not take any action, or knowingly fail to take any action, if such action or failure to act would reasonably be expected to prevent the Arrangement from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Notwithstanding the foregoing, neither Party makes any representation, warranty or covenant to the other Party or to any Company Stockholder, Purchaser Shareholder or other holder of Company securities or Purchaser securities (including, without limitation, stock options, warrants, debt instruments or other similar rights or instruments) regarding the U.S. tax treatment of the Merger, including, but not limited to, whether the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code or as a tax-deferred reorganization for purposes of any United States state or local income tax Law.

2.17Adjustments on Certain Events and Distributions

(a)

Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Purchaser Shares shall have been changed into a different number of shares by reason of reclassification, sub-division, split, consolidation, stock dividend or distribution upon the issued and outstanding Purchaser Shares, or the Purchaser shall make any rights offering to the holders of the issued and outstanding Purchaser Shares, or similar event or process, of the issued and outstanding Purchaser Shares, (each, an “Exchange Ratio Adjustment Event”) then the Exchange Ratio specified in the Plan of Arrangement shall be adjusted in such a manner and to such an extent so as to ensure that, under the Plan of Arrangement, Company Stockholders receive the same economic proportionate ownership interest in the Resulting Issuer following such Exchange Ratio Adjustment Event as they would otherwise have received under the Plan of Arrangement had such Exchange Ratio Adjustment Event not occurred, and the number of Resulting Issuer Shares to be issued to Company Stockholders pursuant to the Plan of Arrangement shall be adjusted accordingly. For greater certainty, the Consolidation (which is one of the steps of the Plan of Arrangement) will not be an Exchange Ratio Adjustment Event, as the Consolidation has been factored into the Exchange Ratio and the Resulting Issuer Shares to be issued pursuant to the Plan of Arrangement.

(b)

If, between the date of this Agreement and the Effective Time, the Company declares, sets aside or pays any dividend or other distribution to all Company Stockholders of record as of a time prior to the Effective Time, the Purchaser shall make such adjustments to the Arrangement and the Exchange Ratio as it determines, acting in good faith, to be necessary to restore the original agreement of the parties in the circumstances.

2.18Withholding Taxes

The Company, the Purchaser, the Depositary and any other person on their behalf will be entitled to deduct and withhold from any consideration otherwise payable to any Company Securityholder and any other person under this Agreement or under the Plan of Arrangement (including any payment to Dissenting Shareholders) such amounts as the Company, the Purchaser, the Depositary or any other person on behalf of any of the foregoing is or may be required to deduct and withhold with respect to such payment under the Tax Act, the Code, and the rules and regulations promulgated thereunder, or any provision of any federal, provincial, territorial, state, local or foreign Tax Law as counsel may advise is required to be so deducted and withheld by the Company, the Purchaser, the Depositary, and any person on behalf of the foregoing as the case may be. For the purposes hereof, all such withheld amounts shall be treated as having been paid to the person in respect of which such deduction and withholding was made on account of the obligation to make payment to such person hereunder, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by or on behalf of the Company, the Purchaser or the Depositary, as the case may be. To the extent necessary, the Purchaser and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the Resulting Issuer Shares to which any such person may otherwise be entitled under the Plan of Arrangement as is necessary to provide sufficient funds to the Company, the Purchaser, the Depositary and any person on behalf of the foregoing, as the case may be, to enable it to comply with such deduction or withholding requirement, and the Purchaser or the Depositary shall notify the holder thereof and remit the applicable portion of the net proceeds of such sale (after deduction of all fees, commissions or costs in respect of such sale) to the appropriate Governmental Authority and shall remit to such person any unapplied balance of the net proceeds of such sale. Any sale will be made at prevailing market prices and none of the Company, the Purchaser or the Depositary shall be under any obligation to obtain or indemnify any securityholder in respect of a particular price for the Resulting Issuer Shares so sold.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Purchaser and the Purchaser Sub

Except as specifically disclosed in the Purchaser Disclosure Letter (which shall make reference to the applicable section in respect of which such qualification is being made), the Purchaser and the Purchaser Sub, as applicable, jointly and severally represent and warrant to and in favour of the Company as follows and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement:

(a)

Corporate Existence, Power and Registration. Each of the Purchaser and its subsidiaries (including the Purchaser Sub) has been duly incorporated and is a valid and subsisting corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to conduct its business as now conducted or currently proposed to be conducted and to own or lease its property and assets, other than, in the case of the Purchaser’s subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expect to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Each of the Purchaser and its subsidiaries is duly qualified, licensed, or registered to transact business in each jurisdiction where such qualification, license or registration is necessary, whether by reason of the ownership or leasing of property or the conduct of business, other than where the failure to qualify, license or register would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. No acts or proceedings have been taken or instituted, are pending or, to the knowledge of the Purchaser, have been threatened, in any such jurisdiction to dissolve or liquidate the Purchaser or any of its subsidiaries, or to revoke, limit or curtail such power and authority of the Purchaser or any of its subsidiaries, other than, in the case of the Purchaser’s subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expect to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b)

Subsidiaries and Investments. The Purchaser does not have any subsidiaries other than the subsidiaries as set out in Section 3.1(b) of the Purchaser Disclosure Letter. Section 3.1(b) of the Purchaser Disclosure Letter accurately sets out the name and jurisdiction of each subsidiary and the percentage owned directly or indirectly by the Purchaser, and all such shares owned by the Purchaser are legally and beneficially owned by the Purchaser, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, other than as disclosed in Section 3.1(b) of the Purchaser Disclosure Letter. All of the outstanding shares of the subsidiaries of the Purchaser have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares (or the equivalent legal concept in another jurisdiction) and, except pursuant to this Agreement or as otherwise disclosed in Section 3.1(b) of the Purchaser Disclosure Letter, no person has any right, agreement or option for the purchase from the Purchaser, of any interest in any of shares owned by the Purchaser nor, to the knowledge of the Purchaser, for the issue or allotment of any unissued shares in the capital of any of the subsidiaries of the Purchaser or any other security convertible into or exchangeable for any such shares. None of the subsidiaries of the Purchaser has any other outstanding agreement, subscription, warrant, option, right or commitment (nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment) obligating it to issue or sell any securities of such subsidiary, including any security or obligation of any kind convertible into or exchangeable or exercisable for any security of such subsidiary. There is no outstanding contractual obligation of any subsidiary of the Purchaser to repurchase, redeem or otherwise acquire any securities of such subsidiary, or to qualify any securities of such subsidiary for public distribution in Canada or elsewhere.

(c)

Shareholder and Similar Agreements. Neither the Purchaser nor any of its subsidiaries is a party to any shareholder, partnership, policy, voting trust or similar agreement relating to any of the issued and outstanding securities or equity interests of the Purchaser or any of its subsidiaries, nor is the Purchaser aware of any agreement which affects the voting control of any of the securities of the Purchaser or any of its subsidiaries.

(d)

Significant Shareholders. To the knowledge of the Purchaser, except as set out in Section 3.1(d) of the Purchaser Disclosure Letter, no person beneficially owns, or exercises control or direction over, directly or indirectly, 10% or more of the outstanding Purchaser Shares.

(e)

Corporate Books and Records. The minute books of the Purchaser and its subsidiaries made available to the Company in connection with its due diligence investigations of the Purchaser for the period of examinations thereof, are all of the minute books of the Purchaser and its subsidiaries for such period. The minute books and records of the Purchaser and its subsidiaries have been maintained in material compliance with applicable Laws, rules and regulations, and the Purchaser Diligence Information includes complete and correct copies of the constating documents of each of the Purchaser and its subsidiaries and contains substantially complete and accurate records of all meetings and other corporate actions of the Purchaser Board and the board of directors of each of its subsidiaries, and the respective committees thereof.

(f)	Capitalization.
(i)

As of the close of business on the Business Day prior to the date of this Agreement, the authorized capital of the Purchaser consists of an unlimited number of Purchaser Shares, of which 293,673,205 Purchaser Shares were issued and outstanding.

(ii)

All issued and outstanding Purchaser Shares have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. No securities issued by the Purchaser from the date of its incorporation to the date hereof were issued in violation of any pre-emptive rights or similar privileges. There are no dividends which have accrued or been declared but are unpaid on the Purchaser Shares. All securities of the Purchaser have been issued in accordance with the provisions of applicable Canadian Securities Laws. There are no plans to amend the constating documents of the Purchaser or any subsidiary, other than as may be required in connection with the Plan of Arrangement. No person currently possesses any pre-emptive rights in respect of any issued and outstanding securities or equity interests of the Purchaser or any subsidiary.

(g)

Convertible Securities. Other than as set forth in Section 3.1(g) of the Purchaser Disclosure Letter, the only convertible securities of the Purchaser that are outstanding are Purchaser Options to purchase an aggregate of 6,287,500 Purchaser Shares and Purchaser Warrants to purchase an aggregate of 59,379,001 Purchaser Shares. Except as set out in this Section 3.1(g), there are no outstanding: (A) Purchaser Convertible Securities or securities, notes or instruments convertible into or exercisable for any equity interests of the Purchaser or its subsidiaries; (B) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Purchaser or its subsidiaries; (C) stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, share price, income or any other attribute of or related to the Purchaser, and (D) Contracts of any kind, including employee benefit arrangements, requiring the issuance by the Purchaser or its subsidiaries of any Purchaser Shares, other equity securities or other equity interests of the Purchaser or its subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. There are no outstanding securities, bonds, debentures or other evidences of indebtedness of the Purchaser or its subsidiaries that have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the holders of Purchaser Shares on any matter. There are no outstanding obligations of the Purchaser or any of its subsidiaries with respect to the voting or disposition of any outstanding securities of the Purchaser or any of its subsidiaries.

(h)	Rights.
(i)

Neither the Purchaser nor any of subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Purchaser or any of its subsidiaries.

(ii)

There are no outstanding rights which permit the holder thereof to cause the Purchaser or any of its subsidiaries to file a prospectus or registration statement under Canadian Securities Laws or other applicable Laws or which permit the holder thereof to include securities of the Purchaser or any of its subsidiaries in a prospectus or registration statement filed by the Purchaser or any of its subsidiaries under Canadian Securities Laws or other applicable Laws, and there are no outstanding agreements or other commitments which otherwise relate to the registration or qualification of any securities of the Purchaser or any of its subsidiaries for sale or distribution in any jurisdiction.

(i)	Public Disclosure.
(i)

The Purchaser has filed all documents and information required to be filed by it under Canadian Securities Laws. Each of the documents in the Purchaser Public Disclosure Record is in compliance as to both form and content in all material respects with Canadian Securities Laws or other applicable Laws and does not contain any misrepresentation. The Purchaser Public Disclosure Record collectively constitutes full, true and plain disclosure of all material facts relating to the Purchaser and, except as may have been corrected by subsequent disclosure, does not contain any misrepresentation at the time such disclosure was made. There is no fact of specific application to the Purchaser known to the Purchaser which the Purchaser has not already disclosed in the Purchaser Public Disclosure Record which materially adversely affects, or so far as the Purchaser can reasonably foresee, could materially adversely affect, the assets, Liabilities, affairs, business, capital, condition (financial or otherwise), operations or prospects of the

Purchaser or the ability of the Purchaser to perform its obligations under this Agreement.

(ii)

The Purchaser has at all times complied in all material respects with its obligations to make timely disclosure of material changes and there is no material fact or change concerning the Purchaser required to be disclosed under Canadian Securities Laws which has not been disclosed in the Purchaser Public Disclosure Record on or before the date hereof. The Purchaser has not filed any confidential material change report with any securities regulator as of the date hereof that remains confidential. The Purchaser is not subject to a continuous disclosure review with any stock exchange or securities regulator, nor are there any outstanding unresolved comments from any such stock exchange or securities regulator in respect of the technical disclosure included in the Purchaser Public Disclosure Record.

(j)

Resulting Issuer Shares. The Resulting Issuer Shares will, when issued in accordance with the terms of the Plan of Arrangement, be duly authorized, validly issued, fully paid and non-assessable Purchaser Shares.

(k)

No Cease Trade Order. No order preventing, ceasing or suspending trading in any securities of the Purchaser or any subsidiary or prohibiting the issue and sale of securities by the Purchaser or any subsidiary has been issued and no proceeding or investigation for such purposes has been instituted or are pending, contemplated or threatened.

(l)

Reporting Issuer Status, TSXV Listing. The Purchaser is a “reporting issuer” (within the meaning of Canadian Securities Laws) in each of British Columbia, Alberta, Ontario and Québec, and other than as noted in the list of reporting issuers or defaulting issuers as maintained by the securities regulators, the Purchaser is not in default of any material requirement of any Canadian Securities Laws. The Purchaser Shares are listed and posted for trading on the TSXV and the OTCQX and no other securities of the Purchaser or its subsidiaries are listed for trading on any other stock exchange. Neither the Purchaser nor its subsidiaries have taken any action which would be reasonably expected to result in the delisting or suspension of the Purchaser Shares on or from the TSXV or OTCQX and the Purchaser is in compliance in all material respects with the rules and regulations of the TSXV and OTCQX. Trading in the Purchaser Shares on the TSXV and OTCQX is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of the Purchaser is pending or, to the knowledge of the Purchaser, threatened. To the knowledge of the Purchaser, no inquiry, review or investigation (formal or informal) of the Purchaser by any securities commission or similar regulatory authority under applicable Canadian Securities Laws or the TSXV or OTCQX is in effect or ongoing or expected to be implemented or undertaken. None of the subsidiaries are subject to any continuous or periodic, or other disclosure requirements under any securities laws in any jurisdiction. Except as set out above, the Purchaser is not subject to continuous disclosure or other public reporting requirements under any Canadian Securities Laws or, to the knowledge of the Purchaser, any U.S. Securities Laws or other securities Laws. The Purchaser has filed all documents required to be filed by it in accordance with applicable Canadian Securities Laws and the rules and policies of the TSXV and OTCQX. The documents and information comprising the Purchaser Public Disclosure Record, as at the respective dates they were filed, were in compliance in all material respects with applicable Canadian Securities Laws (except as noted in the list of reporting issuers or defaulting issuers as maintained by the Canadian securities regulators)

and, where applicable, the rules and policies of the TSXV and OTCQX and did not contain any misrepresentation. There are no outstanding or unresolved comments in comment letters from any securities commission or other similar regulatory authority with respect to any of the documents and information comprising the Purchaser Public Disclosure Record and neither the Purchaser nor any such documents or information is subject of ongoing audit, review or comment by any securities commission or other similar regulatory authority or the TSXV or OTCQX.

(m)

Controls and Procedures. The Purchaser and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with the general or specific authorization of management and directors of the Purchaser; (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements for the Purchaser in conformity with IFRS and to maintain asset accountability; (iii) access to assets of the Purchaser and the subsidiaries is permitted only in accordance with the general or specific authorization of management and directors of the Purchaser; (iv) the recorded accountability for assets of the Purchaser and the subsidiaries is compared with the existing assets of the Purchaser and the subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the unauthorized acquisition, use or disposition of the assets of the Purchaser or any subsidiary that could have a material effect on the Purchaser’s interim or annual financial statements is prevented or detected in a timely manner.

(n)

Accounting Policies. There has been no material change in accounting policies or practices of the Purchaser since December 31, 2024, other than as required by IFRS and as disclosed in the Purchaser Financial Statements.

(o)

Independent Auditors. Davidson & Company LLP, Chartered Professional Accountants, the Purchaser’s current auditors who reported on and audited the Purchaser Annual Financial Statements, are independent public accountants as required by Canadian Securities Laws. There has not been any “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the CSA) between the Purchaser and Davidson & Company LLP.

(p)	Audit Committee. The Audit Committee of the Purchaser Board is comprised and operated in accordance with the requirements of National Instrument 52-110 – Audit Committees of the CSA.
(q)

Transfer Agent. Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in respect of the Purchaser Shares.

(r)	Insolvency.
(i)

Neither the Purchaser nor any of its subsidiaries is an “insolvent person” or has committed an “act of bankruptcy” within the meaning of the Bankruptcy and Insolvency Act (Canada) or has sought similar protection before any court or pursuant to any similar legislation, has proposed a compromise or arrangement to its creditors generally, has taken any similar act or undertaken or become subject to a similar proceeding with respect to a compromise or arrangement, has made any assignment for the benefit of its creditors, or has had any person holding any Lien or receiver take possession of any of the property thereof.

(ii)

No administrator, administrative receiver or any other receiver, receiver-manager or manager has been appointed or, to the Purchaser’s knowledge, threatened to be appointed by any person in respect of the Purchaser or any of its subsidiaries or all or any of their respective assets and, to the knowledge of the Purchaser, no steps have been taken to initiate any such appointment. No analogous appointments have been made or initiated under any Laws applying to the Purchaser or any of its subsidiaries.

(iii)

No order has been made, no resolution has been passed and no petition has been filed or, to the Purchaser’s knowledge, threatened against the Purchaser or any of its subsidiaries for the winding up, dissolution or liquidation of the Purchaser or any of its subsidiaries or for a provisional liquidator to be appointed in respect of the Purchaser or any of its subsidiaries, and no petition has been presented or, to the Purchaser’s knowledge, threatened and no meeting of the Purchaser Board, the Purchaser Shareholders, or a similar group or person with respect to the Purchaser’s subsidiaries has been convened for the purpose of the winding up, dissolving or liquidating the Purchaser or any of its subsidiaries. Neither the Purchaser nor any of its subsidiaries has become subject to analogous proceedings under any Laws.

(s)

Financial Statements. Each of the Purchaser Financial Statements as contained in the Purchaser Public Disclosure Record: (i) comply as to form in all material respects with the requirements of Canadian Securities Laws; (ii) present fairly, in all material respects, the financial position of the Purchaser and its subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and shareholders’ equity as of and for each of the periods then ended; (iii) were prepared in accordance with IFRS in effect from time to time applied on a consistent basis throughout the periods involved, in each case, except, in the case of any unaudited financial statements, for the absence of normal period end adjustments, none of which are material, individually or in the aggregate; and (iv) contain and reflect adequate provision or allowance for all reasonably anticipated Liabilities, expenses and losses of the Purchaser, on a consolidated basis, in accordance with IFRS. The Purchaser does not intend to correct or restate, nor, to the knowledge of the Purchaser is there any basis for any correction or restatement of, any aspect of any of the Purchaser Financial Statements. Neither the Purchaser nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Purchaser or any of its subsidiaries, in the published financial statements of the Purchaser or the Purchaser Public Disclosure Record.

(t)

Liabilities and Indebtedness. Except to the extent reflected or disclosed in the Purchaser Financial Statements and as set out in Section 3.1(t) of the Purchaser Disclosure Letter, neither the Purchaser nor any of its subsidiaries has any material Liabilities of any nature (whether accrued, absolute, contingent or otherwise), or any obligation to issue any debt securities, or guarantee, endorse or otherwise become responsible for, the obligations of any other person required to be reflected or disclosed therein. In addition, except to the extent reflected or disclosed in the Purchaser Financial Statements and as set out in Section 3.1(t) of the Purchaser Disclosure Letter, none of the Purchaser and its subsidiaries has any Contract, agreement or other arrangement (whether oral or written) still in force under each of which the Purchaser or (as the case may be) the subsidiary has an obligation to pay (whether before or after the Effective Date) in excess of US$100,000, whether in cash or in kind, and whether in the form of economic Liability (arising from a Claim) or otherwise. There are no outstanding loans made by the Purchaser to any director or officer of the Purchaser.

(u)

Off-Balance Sheet Arrangements and Liabilities. There are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Purchaser or any subsidiary which are required to be disclosed and are not disclosed or reflected in the Purchaser Financial Statements and the Purchaser and its subsidiaries do not have any material Liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent, or otherwise, which are not disclosed or referred to in the Purchaser Financial Statements.

(v)

Financial Books and Records. The financial books, records and accounts of the Purchaser and each of its subsidiaries, in all material respects: (i) have been maintained in accordance with accounting principles generally accepted in the jurisdiction of incorporation of each such entity on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of the Purchaser and its subsidiaries; and (iii) accurately and fairly reflect the basis for the Purchaser Financial Statements.

(w)

Litigation. Except as set out in Section 3.1(w) of the Purchaser Disclosure Letter, there is no action, suit, proceeding, judgment, Claim, inquiry or investigation (including any Claim by indigenous persons) existing, pending or, to the knowledge of the Purchaser after due inquiry, threatened against any of the property or assets of the Purchaser or any of its subsidiaries, at law or equity, or before any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the assets, Liabilities (contingent or otherwise), affairs, business, capital, condition (financial or otherwise), operations or prospects of the Purchaser or any of its subsidiaries or their ability to perform their respective obligations, and, to the knowledge of the Purchaser, there is no basis for the assertion of any of the foregoing. Neither the Purchaser nor any of its subsidiaries is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which either individually or in the aggregate, may result in a Purchaser Material Adverse Effect or adversely affect the ability of the Purchaser to perform its obligations hereunder. There is no legal or regulatory action or proceeding pending or, to the knowledge of the Purchaser, threatened, which could enjoin, restrict or prohibit the Purchaser from performing its obligations hereunder.

(x)	Taxes.
(i)

All Returns required to be filed with respect to the income, operations, business or assets of the Purchaser and its subsidiaries have been filed in a timely manner (or appropriate extensions have been obtained) with the appropriate Governmental Authority in all jurisdictions in which such Returns are required to be filed, and all of the foregoing as filed are, in all material respects, correct, complete and reflect accurately all Liability for Taxes of the Purchaser and its subsidiaries for the periods to which such Returns relate, and all amounts shown as owing thereon have been paid or are being contested in good faith; the Purchaser and its subsidiaries have made provision in the Purchaser Financial Statements for appropriate amounts in respect of any Taxes that are reasonably likely to be assessed in accordance with IFRS, and paid and discharged all obligations (other than obligations for Taxes not yet due and payable) incidental to any statutory lien or deemed trust imposed upon it by applicable Law which if unpaid, might become a Lien on any of its assets; and no assessment or appeal is, to the Purchaser’s knowledge, being asserted or processed with respect to any Return, Tax or Tax obligation of the Purchaser or any of its subsidiaries.

(ii)

Except as set out in Section 3.1(x)(ii) of the Purchaser Disclosure Letter, the Purchaser is not aware of any Tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return by the Purchaser or any of its subsidiaries or the payment of any material Tax, governmental charge, penalty, interest or fine against any of them.

(iii)

Except as set out in Section 3.1(x)(iii) of the Purchaser Disclosure Letter, there are no material actions, suits, proceedings, investigations or Claims now ongoing or, to the best knowledge of the Purchaser, threatened or pending against the Purchaser or any of its subsidiaries which could result in a material Liability in respect of Taxes, charges or levies of any Governmental Authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any Governmental Authority.

(iv)

For any transactions between the Purchaser or any of its subsidiaries and any person who is not resident in Canada for purposes of the Tax Act with whom the Purchaser or such subsidiary was not dealing at arm’s length for purposes of the Tax Act, the Purchaser or such subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act (or equivalent provisions of any other applicable legislation).

(v)

No circumstances exist or may reasonably be expected to arise as a result of matters existing before the Effective Date that may result in the Purchaser or any of its subsidiaries being subject to the application of section 160 of the Tax Act (or equivalent provisions of any other applicable legislation).

(vi)

None of sections 15, 78, 79 or 80 to 80.04 of the Tax Act (or equivalent provisions of any other applicable legislation) have applied to the Purchaser or any of its subsidiaries, and there are no circumstances existing which could reasonably be expected to result in the application of sections 15, 78, 79 or 80 to 80.04 of the Tax Act (or equivalent provisions of any other applicable legislation) to the Purchaser or any of its subsidiaries.

(vii)

There are no circumstances which exist and would result in, or which have existed and resulted in, section 17 of the Tax Act applying to the Purchaser or to any of its subsidiaries. Neither the Purchaser nor any of its subsidiaries is obligated to make any payments or is a party to any agreement under which it could be obligated to make any payment that will not be deductible in computing its income under the Tax Act by virtue of section 67 of the Tax Act.

(viii)

Neither the Purchaser nor any of its subsidiaries is a party to any agreement, understanding or arrangement relating to the allocation or sharing of Taxes (excluding customary commercial agreements entered into in the ordinary course of business the primary subject of which is not Taxes).

(ix)

For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purpose (i) the Purchaser is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian corporation”; and (ii) each of its subsidiaries is resident in the jurisdiction in which it was formed, is not a resident in any other country, and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.

(x)

At no time during the past 60-month period have the Purchaser Shares derived more than 50% of their fair market value from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, the properties set out in (i) through (iii), whether or not the property exists

(xi)

No claim has ever been made by a Governmental Authority in respect of Taxes in a jurisdiction where neither the Purchaser nor any of its subsidiaries files Returns that the Purchaser or such subsidiary is or may be subject to Tax by that jurisdiction. Neither the Purchaser nor any of its subsidiaries carries on business in a jurisdiction in which it does not file a Return.

(xii)

Neither the Purchaser nor any of its subsidiaries has applied for any subsidies to which it was not entitled under the Canada Emergency Wage Subsidy, Tourism and Hospitality Recovery Program, Hardest-Hit Business Recovery Program or Canada Emergency Rent Subsidy, in each case as provided for under section 125.7 of the Tax Act, or any analogous or similar COVID-19 relief measures enacted by any Governmental Authority.

(xiii)

Neither the Purchaser nor any of its subsidiaries has entered into any “reportable transaction”, as defined in subsection 237.3(1) of the Tax Act, or any “notifiable transaction”, as defined in subsection 237.4(1) of the Tax Act.

(xiv)

Except as set out in Section 3.1(x)(xiv) of the Purchaser Disclosure Letter, there are no liens for unpaid Taxes (other than permitted encumbrances or in respect of Taxes not yet due and payable) upon any of the assets of the Purchaser or any of its subsidiaries.

(xv)

The Purchaser and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Authority when required by Law to do so, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

(xvi)

There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Purchaser or any of its subsidiaries for any taxable period and no request for any such waiver or extension is currently outstanding or pending.

(xvii)

Each of the Purchaser and its subsidiaries has provided the Company with true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies, if any, for the most recently completed taxable period, or transactions consummated, prior to the date of this Agreement for which the applicable normal reassessment period or other standard statutory period of limitations has not expired, in respect of the Purchaser.

(xviii)

Neither the Purchaser nor any of its subsidiaries has a permanent establishment (within the meaning of the applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country it is organized.

(xix)

Neither the Purchaser nor any of its subsidiaries has taken or agreed to take any action that would prevent the Arrangement from constituting a reorganization qualifying under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(xx)

Neither the Purchaser nor any of its subsidiaries is aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(y)

Interests of Officers, Directors and Other Affiliates. Other than as disclosed in the Purchaser Public Disclosure Record, none of the directors, officers, employees, consultants or advisors of the Purchaser or any subsidiary, any known holder of more than 10% of any class of shares of the Purchaser, or any known associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any previous transaction or any proposed transaction with the Purchaser which, as the case may be, materially affected, is material to or will materially affect the Purchaser.

(z)

Directors and Officers. To the knowledge of the Purchaser, none of the directors or officers of the Purchaser are now, or have ever been, subject to an order or ruling of any Governmental Authority prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(aa)

Non-Arm’s Length Transactions. Except as disclosed in the Purchaser Public Disclosure Record, neither the Purchaser nor any of its subsidiaries owes any amount to, nor has it made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee, agent, insider or securityholder of the Purchaser or any of its subsidiaries, any person which is an affiliate or associate of any of the foregoing persons or any persons not dealing at arm’s length with the Purchaser or any subsidiary, except for usual employee compensation, reimbursements and benefits paid or other advances of funds in the ordinary and normal course of the business of the Purchaser. Except usual employee or consulting arrangements made in the ordinary and normal course of business or as disclosed in the Purchaser Public Disclosure Record, neither the Purchaser nor any subsidiary is a party to any Contract, agreement or understanding with any officer, director, employee, agent, insider, securityholder of the Purchaser or any of its subsidiaries, any person which is an affiliate or associate of any of the foregoing persons or any other person not dealing at arm’s length with the Purchaser. No officer, director or employee of the Purchaser and no person which is an affiliate or associate of any of the foregoing persons, owns, directly or indirectly, any interest (except for equity securities as disclosed in the Purchaser Public Disclosure Record) in, or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the business of the Purchaser which could adversely affect the ability to properly perform the services to be performed by such person for the Purchaser. To the knowledge of the Purchaser, no officer, director, employee or security holder of the Purchaser has any cause of action or other Claim whatsoever against, or owes any amount to, the Purchaser except for Claims in the ordinary and normal course of the business of the Purchaser such as for accrued vacation pay or other amounts or matters which would not be material to the Purchaser.

(bb)	Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and will not:
(i)

violate, contravene, conflict with, constitute a default, create a state of facts which after notice or lapse of time or both would constitute a default or require any consent to be obtained under any provisions of: (A) any resolutions of the Purchaser Board (or any committee thereof) or shareholders, (B) the constating documents of the Purchaser or any of its subsidiaries, (C) any shareholders’ agreement or rights plan, (D) any other Contract, agreement or understanding with any person holding an ownership interest in the Purchaser or any of its subsidiaries, or (E) any Purchaser Material Contract;

(ii)

subject to obtaining TSXV approval and the other Regulatory Approvals specifically contemplated in this Agreement, contravene or conflict with or constitute a violation of any provision of any Law or order binding upon or applicable to the Purchaser or its subsidiaries;

(iii)

constitute a default (or would create a state of facts which after notice or lapse of time or both would constitute a default) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any Purchaser Material Contract or under any material license, franchise, Permit or other similar authorization held by the Purchaser or its subsidiaries; or

(iv)	result in the creation or imposition of any Lien on any asset of the Purchaser or its subsidiaries.
(cc)

Compliance with Law. The Purchaser and its subsidiaries are in material compliance and have conducted their business so as to comply, in all material respects, with all Laws and orders of any court, administrative agency, commission, regulatory authority or other Governmental Authority in each jurisdiction in which the Purchaser and its subsidiaries carry on business. To the best of the Purchaser’s knowledge, there are no orders (whether rendered by a court or administrative agency or by arbitration) against the Purchaser or its subsidiaries or against any of their properties, assets or businesses. To the knowledge of the Purchaser, there is no pending or proposed change to any Laws applicable to the Purchaser or its subsidiaries that would render illegal or materially restrict the current or proposed business of the Purchaser and its subsidiaries.

(dd)

No Defaults. The Purchaser and its subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their constating documents, or (ii) in default or violation of any term, condition or provision of (A) any Law or order applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets, or (B) any Purchaser Material Contract, permit or concession to which the Purchaser or any of its subsidiaries is a party or by which the Purchaser or its subsidiaries or their respective properties or assets may be bound, and no circumstances exist which would entitle a party to any Purchaser Material Contract to terminate such Purchaser Material Contract or accelerate the maturity of any material amount owing thereunder, as a result of the Purchaser or its subsidiaries having failed to meet any material provision thereof.

(ee)	Material Contracts.
(i)

Section 3.1(ee) of the Purchaser Disclosure Letter sets out a list of each Purchaser Material Contract. The Purchaser Diligence Information includes complete and correct copies of all Purchaser Material Contracts to which the Purchaser or its subsidiaries is a party and no such Purchaser Material Contract has been modified, rescinded or terminated.

(ii)

Each Purchaser Material Contract to which the Purchaser or its subsidiaries is a party is in full force and effect, unamended, and the Purchaser or its subsidiaries is entitled to all rights and benefits thereunder in accordance with the terms thereof. All Purchaser Material Contracts are legal, valid, binding and in full force and effect and are unamended and enforceable by the Purchaser and its subsidiaries in accordance with their respective terms and are the product of arm’s length negotiations between the parties thereto.

(iii)

The Purchaser and the subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under the Purchaser Material Contracts, are entitled to all benefits under such Purchaser Material Contracts and are not alleged to be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, nor, to the Purchaser’s knowledge, is any counterparty thereto in breach or default in any material respect thereunder.

(iv)

None of the Purchaser or its subsidiaries is aware of the invalidity of any Purchaser Material Contract or any grounds for termination, rescission, avoidance or repudiation of any Purchaser Material Contract or have received notice of termination of any Purchaser Material Contract.

(v)

No existing material supplier, distributor, service provider, contractor or third party partner of the Purchaser or any of its subsidiaries has indicated that it intends to terminate its relationship with the Purchaser or such subsidiary or that it will be unable to meet the Purchaser’s or such subsidiary’s supply, distribution, service or contracting requirements, and to the knowledge of the Purchaser, there is no reason to believe that any such supplier, distributer, service provider, contractor or third-party partner does not intend to continue dealing with the Purchaser or any subsidiary on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course of business.

(ff)	Intellectual Property. Except in each case to the extent that it could not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect:
(i)

the Purchaser and its subsidiaries own, or are validly licensed or otherwise have adequate enforceable rights to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are used or currently proposed to be used in their respective businesses;

(ii)

the use by the Purchaser and its subsidiaries of its registered trademarks, service marks, copyrights, industrial designs, patents, design patents and all applications therefor (“Purchaser Applicable IP”), does not infringe upon or breach the industrial or intellectual property rights of any other person; and

(iii)	neither the Purchaser nor any of its subsidiaries have commenced legal proceedings against any person relating to an infringement by such person of any Purchaser Applicable IP.
(gg)

Absence of Certain Changes. Since December 31, 2024, except in connection with the transaction contemplated by the Arrangement, or as disclosed in the Purchaser Public Disclosure Record, the Purchaser has conducted its business only in the ordinary course and there has not occurred:

(i)	any event, occurrence, development or state of circumstances or facts that has had or that could reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect;
(ii)	any amendments or changes in the constating documents of the Purchaser or any of its subsidiaries;
(iii)	any material damage, destruction or loss, whether or not covered by insurance;
(iv)	any material write-down by the Purchaser of any of the assets of the Purchaser or its subsidiaries;
(v)	any expenditure or commitment to expend by the Purchaser or its subsidiaries with respect to capital expenses;
(vi)	any acquisition or sale, lease, license or other disposition or encumbrance by the Purchaser or any subsidiary of any interest in the Purchaser Properties or any other material assets;
(vii)	any satisfaction or settlement of any material claim, liability or obligation of the Purchaser;
(viii)	any material change in the Purchaser’s accounting policies, principles, methods, practices or procedures; of
(ix)	any
(A)

incurrence, assumption or guarantee by the Purchaser or its subsidiaries of any debt for borrowed money other than in the ordinary course of business consistent with past practice or for equipment leases;

(B)

issuance or sale of any Purchaser Shares, other voting securities or Purchaser Convertible Securities other than the Purchaser Options to purchase Purchaser Shares issued to directors, employees and consultants pursuant to the Purchaser Option Plan, or the issuance of Purchaser Shares pursuant to the exercise of Purchaser Options;

(C)

issuance or sale of Purchaser Convertible Securities or other rights to acquire from the Purchaser or its subsidiaries, directly or indirectly, securities of the Purchaser or any securities convertible into or exchangeable for any such securities, other than Purchaser Options to purchase Purchaser Shares issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

(D)	issuance or sale of any bond or other corporate security by the Purchaser or any of its subsidiaries;
(E)	discharge or satisfaction of any material Lien, other than current Liabilities incurred since December 31, 2024 in the ordinary course of business;
(F)	declaration or making of any payment or distribution to Purchaser Shareholders or purchase or redemption of any share of its capital stock or other security;
(G)	sale, assignment or transfer of the properties of the Purchaser or any of its subsidiaries or any portion thereof;
(H)	waiver by the Purchaser or any of its subsidiaries of any right of substantial value whether or not in the ordinary course of business;
(I)	change in officer compensation of the Purchaser or any of its subsidiaries, except in the ordinary course of business consistent with past practice; or
(J)	other commitment (contingent or otherwise) to do any of the foregoing;
(K)

creation, sufferance or assumption by the Purchaser or any of its subsidiaries of any Lien on their respective properties other than Liens existing on the date hereof, arising in the ordinary course of business or in connection with equipment leases or working capital lines of credit; or

(L)

entry into, amendment of, relinquishment, termination or non-renewal by the Purchaser or its subsidiaries of any Purchaser Material Contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business.

(hh)

Restrictions on Business Activities. There is no agreement, obligation or order binding upon the Purchaser or its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Purchaser or its subsidiaries, any acquisition of property by the Purchaser or its subsidiaries or the conduct of business by the Purchaser or its subsidiaries as currently conducted or as currently proposed to be conducted by the Purchaser.

(ii)

Insurance. The insurance policies providing insurance coverage to the Purchaser or its subsidiaries are adequate for the business conducted or currently proposed to be conducted by the Purchaser and its subsidiaries and are sufficient for compliance by the Purchaser and its subsidiaries with all requirements of applicable Laws and all material agreements to which the Purchaser or its subsidiaries is a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Purchaser and its subsidiaries have complied with all material terms and conditions of such policies, including premium payments, and there are no material Claims by the Purchaser or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. All of such policies shall remain in full force and effect and shall not be cancelled or terminated as a result of this Agreement. None of the insurance carriers has indicated to the Purchaser or its subsidiaries an intention to cancel any such policy or deny any Claim made thereunder. The Purchaser has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Purchaser Material Adverse Effect.

(jj)	Licenses; Compliance with Regulatory Requirements.
(i)

Except as set out in Section 3.1(jj)(i) of the Purchaser Disclosure Letter, the Purchaser and each of its subsidiaries holds all Governmental Authorizations required under applicable Law for the operation of the business of the Purchaser and its subsidiaries as currently operated.

(ii)

All of such Governmental Authorizations have been duly issued or obtained and are in full force and effect and are not subject to appeal or similar proceedings by or before any Governmental Authority, and the Purchaser and its subsidiaries are in material compliance with the terms of all such Governmental Authorizations, including that all fees and other amounts required to be paid with respect to such Governmental Authorizations to the date hereof have been paid.

(iii)	The Purchaser and its subsidiaries have not engaged in any activity that, to the knowledge of the Purchaser, could cause revocation or suspension of any such Governmental Authorizations.
(iv)

The Purchaser has no knowledge of any facts which could reasonably be expected to cause the Purchaser to believe that such Governmental Authorizations will not be renewed by the appropriate Governmental Authorities in the ordinary course.

(v)	Neither the execution, delivery nor performance of this Agreement would adversely affect the status of any of such Governmental Authorizations.
(kk)	Title to Assets.
(i)

Except as set out in Section 3.1(kk)(i) of the Purchaser Disclosure Letter, the Purchaser or one or more of its subsidiaries, is the legal and beneficial owner of and has good title to, or a valid leasehold interest in, the real property interests comprising the Purchaser Properties and holds the mineral, surface, access, exploration and other rights or interests to the Purchaser Properties that are necessary for the conduct of the business of the Purchaser or any of its subsidiaries, as currently conducted (collectively, the “Purchaser Property Rights”), free and clear of all Liens, except for Purchaser Permitted Liens.

(ii)

Section 3.1(kk)(ii) of the Purchaser Disclosure Letter contains a list of all royalties (whether statutory or contractual), overriding royalty interests, production payments, interest burdens, net profits, earnouts, streaming agreements, metal pre-payment or similar agreements burdening any of the Purchaser Property Rights. The Purchaser is not aware of (A) any material Claim or the basis for any material Claim that might or could reasonably be expected to adversely affect the right of the Purchaser or any subsidiary to use, transfer or otherwise exploit the Purchaser Properties or the Purchaser Property Rights, or (B) any current responsibility or obligation of the Purchaser or any subsidiary to pay any outstanding material commission, royalty, license fee or similar payment to any person with respect to any of the Purchaser Properties or the Purchaser Property Rights, except the royalties set out in Section 3.1(kk)(ii) of the Purchaser Disclosure Letter.

(iii)

(A) None of the Purchaser Properties nor any Purchaser Property Rights has been condemned, taken or expropriated by any Governmental Authority, nor (B) has any written notice in respect thereof been received by the Purchaser, nor (C) to the knowledge of the Purchaser, is there any proposal by any Governmental Authority to give any such notice or commence any such proceeding.

(iv)

To the knowledge of the Purchaser, no third party holds any material interest or right to acquire an interest in the Purchaser Properties or any priority over the Purchaser in respect of the Purchaser Properties (or any interest therein), including any rights of first refusal, earn-in rights, back-in rights, streaming rights, purchase rights, options, acquisition rights or other similar third-party rights to acquire an interest in the Purchaser Properties, except as disclosed in the Purchaser Public Disclosure Record.

(v)

To the knowledge of the Purchaser, the mining leases, licenses, concessions, claims, or agreements pursuant to which the Purchaser and its subsidiaries derive their interest in the Purchaser Properties (A) were issued or entered into in all material respects in accordance with all applicable Laws, (B) are valid, subsisting and enforceable against the parties thereto in accordance with the terms thereof; (C) all parties thereto are in material compliance with the terms thereof; (D) no third party has filed or registered an application for any competing or conflicting mining lease, license, concession, claim or other property right in respect of any material part of the Purchaser Properties; and (E) neither the Purchaser nor any of its subsidiaries has received any notice, whether written or oral from the applicable counterparty, any Governmental Authority or any person with jurisdiction or applicable authority of any material default under or any cancelation, revocation or intention to cancel or revoke the Purchaser’s or any of its subsidiaries’ interests in the Purchaser Properties.

(vi)

None of the directors or officers of the Purchaser or its subsidiaries holds any right, title or interest in, nor has taken any action to obtain, directly or indirectly, any right, title and interest in the Purchaser Properties or in any permit, concession, mining claim, lease, licence or other right to explore for, exploit, develop, mine or produce minerals, ore or metals from or in any manner in relation to the Purchaser Properties and any other properties located within 20 kilometres of the Purchaser Properties.

(vii)

Except as set out in Section 3.1(kk)(vii) of the Purchaser Disclosure Letter, the Purchaser and each of its subsidiaries has good title to, or a valid and binding leasehold interest in, all material personal property owned or used by it in their operations, free and clear of all Liens other than Purchaser Permitted Liens.

(ll)

Indigenous Claims. With respect to the Purchaser Properties, (i) there are no claims or actions with respect to indigenous rights currently outstanding, or to the knowledge of the Purchaser, threatened or pending; (ii) there are no land entitlement claims having been asserted or any legal actions relating to indigenous issues having been instituted; and (iii) there is no dispute with any local or indigenous group or, to the knowledge of the Purchaser, threatened or pending, in each case, except for such claims, actions or disputes as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(mm)

Community Relations. To the knowledge of the Purchaser, no authorized representative of any community in the vicinity (including any ejido or indigenous group) of any of the Purchaser Properties has communicated in writing to the Purchaser or any of its subsidiaries: (i) a requirement that the consent of such community be obtained as a condition to continued operation of any such Purchaser Property, (ii) complaints regarding unauthorized operations, (iii) any violation related to environmental, agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Purchaser Properties, or (iv) a material increase in the compensation payments payable by the Purchaser or any of its subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Purchaser Properties, other than such communications in the ordinary course.

(nn)

NGOs and Community Groups. No material dispute between the Purchaser or any of its subsidiaries and any non-governmental organization, ejido, indigenous group, community, or community group exists or, to the knowledge of the Purchaser, is threatened or imminent with respect to any of the Purchaser Properties or operations.

(oo)	Technical Disclosure.
(i)

The Purchaser Technical Report complies in all material respects with the provisions of NI 43-101, the estimates of the mineral resources set forth therein have been prepared in accordance with Canadian industry standards set forth in NI 43-101, the method of estimating such mineral resources has been verified by mining experts who are “qualified persons” (within the meaning of NI 43-101) and the information upon which the estimates of mineral resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

(ii)

To the knowledge of the Purchaser, all of the material assumptions underlying the estimates of the mineral resources in the Purchaser Technical Report were reasonable and appropriate as at the date of the Purchaser Technical Report.

(pp)	Operations. All exploration, development and other actions and operations by the Purchaser or any of its subsidiaries, have been conducted by the Purchaser or its subsidiaries in all material respects in accordance with applicable Laws and with good mining exploration and engineering practices.

(qq)	Legislation. The Purchaser is not aware of any legislation, or proposed legislation published by a Governmental Authority, which it anticipates will have a Purchaser Material Adverse Effect.
(rr)	Environmental Matters.
(i)

To the knowledge of the Purchaser, the properties, assets and operations of the Purchaser and its subsidiaries are and for the last five (5) years been in material compliance with all Environmental Laws and, to the knowledge of the Purchaser, the respective properties, assets and operations of its respective predecessors have complied in all material respects with all Environmental Laws. The Purchaser has no basis to expect, nor has it received any actual, or to the knowledge of the Purchaser, threatened, written or oral order, notice, report or other communication from any Governmental Authority, any community in the vicinity (including any ejido or indigenous group) of any of the Company Properties, or other person of any actual, potential or alleged violation of or failure of the properties, assets or operations of the Purchaser or any of its subsidiaries to comply with any Environmental Law. Neither the Purchaser nor any subsidiary is subject to any Liability relating to non-compliance with any Environmental Law.

(ii)

The Purchaser and its subsidiaries have obtained and complied with, and are in compliance with, in all material respects, all Governmental Authorizations that are required pursuant to any Environmental Laws for the operation of the business carried on by the Purchaser and its subsidiaries as at the date hereof and the occupation of the Purchaser Property. Each Governmental Authorization is valid, subsisting and in good standing and the Purchaser is not, to the knowledge of the Purchaser, in default or breach of any Governmental Authorization and no proceeding is pending or, to the knowledge of the Purchaser, threatened to revoke or limit any Governmental Authorization which, individually or in the aggregate, if the subject of an unfavourable decision, could reasonably be expected to result in a Purchaser Material Adverse Effect.

(iii)

In connection with the Purchaser’s treatment, storage, disposal, transportation, handling, manufacturing and distribution of Hazardous Substances, neither the Purchaser nor, to the knowledge of the Purchaser, any predecessor, with respect to its assets and operations, has any current or future material Liabilities, including any Liability for fines, penalties, corrective action costs, personal injury, property damage, natural resource damages or attorney’s fees, pursuant to any Environmental Laws, and to the knowledge of the Purchaser, none of the assets of the Purchaser are contaminated by any Hazardous Substances.

(iv)

The Purchaser and its subsidiaries have not treated or disposed of, or arranged for the treatment or disposal of, any Hazardous Substances at any location or in a manner that could reasonably be expected to result in material liability of the Purchaser or its subsidiaries.

(v)	There are no outstanding bonds, or other surety or security arrangements issued or entered into in connection with the assets or the operations of the Purchaser or its subsidiaries for remediation or otherwise. No other bond, surety or security arrangement is required to satisfy the requirements of any Environmental Laws or other Laws applicable to the Purchaser or its subsidiaries with respect to their respective assets and operations.

(ss)

Financial Advisors or Brokers. The Purchaser has not incurred any obligation or liability, contingent or otherwise, or agreed to pay or reimburse any broker, finder, financial adviser or investment banker, for any brokerage, finder’s, advisory or other fee or commission, or for the reimbursement of expenses, in connection with this Agreement, the transactions contemplated hereby or any alternative transaction in relation to the Purchaser, other than with respect to the Purchaser Financial Advisor. The Purchaser has provided the Company correct and complete copies of the agreements under which the Purchaser Financial Advisor has agreed to provide services to the Purchaser. Section 3.1(ss) of the Purchaser Disclosure Letter sets out the aggregate estimated amount determined to be payable to and as agreed upon with the Purchaser Financial Advisor in the event the Arrangement is completed.

(tt)	Labour and Employment Matters.
(i)

The Purchaser and its subsidiaries are currently in material compliance with all applicable Laws respecting employment and employment practice, workers’ compensation, workers’ profit sharing, outsourcing, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending Claims or outstanding orders of a material nature against any them under applicable employment and employment practice, workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such material Claim.

(ii)

Neither the Purchaser nor any subsidiary has received any notice of any unresolved matter and there are no outstanding orders under any employment or human rights legislation in any jurisdiction in which the Purchaser or any subsidiary carries on business or has employees.

(iii)

No employee has any agreement as to the length of notice required to terminate such employee’s employment with the Purchaser or any subsidiary in excess of 24 months or equivalent compensation, and all benefit and pension plans of the Purchaser and each subsidiary are funded in accordance with applicable Laws and no past service funding liability exists thereunder.

(iv)

Each plan of the Purchaser, and each plan of any subsidiary, for retirement, bonus, stock purchase, profit sharing, stock options, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension or incentive and any other plan contributed to, or required to be contributed to, by the Purchaser or any subsidiary for the benefit of any current or former officer, director, employee or consultant of the Purchaser or any subsidiary, has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(v)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal, state, provincial or local pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Purchaser or any subsidiary have been accurately reflected in the books and records of the Purchaser or such subsidiary, as applicable.

(vi)

Except as set out in Section 3.1(tt)(vi) of the Purchaser Disclosure Letter, no material labour dispute, complaint, grievance or other conflict with the employees of the Purchaser or its subsidiaries currently exists or is pending, or to the knowledge of the Purchaser, is threatened, and there is no basis for any such claims. No union representation question exists respecting the employees of the Purchaser or its subsidiaries and no collective bargaining agreement is in place or currently being negotiated by the Purchaser or its subsidiaries.

(vii)

There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workers’ compensation legislation in respect of the Purchaser or its subsidiaries and the Purchaser and its subsidiaries have not been reassessed in any material respect under such legislation during the past three years and no audit of the Purchaser or any of its subsidiaries is currently being performed pursuant to any applicable workers’ compensation legislation. There are no claims or, to the knowledge of the Purchaser, potential claims which may materially adversely affect the Purchaser or any of its subsidiaries’ accident cost experience. There are no charges pending under applicable occupational health and safety legislation (“OHSA”) in respect of the Purchaser or any of its subsidiaries, as applicable. The Purchaser and each of its subsidiaries, as applicable, have complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

(uu)	Prohibited Conduct.
(i)

The operations of the Purchaser and its subsidiaries are and have been conducted at all times in compliance with the financial record-keeping and reporting requirements of anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority to which the Purchaser or any subsidiary is subject, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Purchaser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

(ii)

Neither the Purchaser, any of its subsidiaries, nor, to the knowledge of the Purchaser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Purchaser or any of its subsidiaries, is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(iii)

Neither the Purchaser, any of its subsidiaries, nor, to the knowledge of the Purchaser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Purchaser or any of its subsidiaries:

(A)

has made unlawful contribution, gift, entertainment or other payment, directly or indirectly, to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any applicable Law, or made any payment to any domestic, foreign, Canadian, United States, federal, provincial, state, municipal or local governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Law;

(B)

is aware of or taken any action, directly or indirectly, that could reasonably be expected to result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or any other Law of similar purpose and scope of any other jurisdiction applicable to the Purchaser or any material subsidiary (collectively, the “Anti-Bribery Laws”); or

(C)	made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(iv)

The Purchaser and each of its subsidiaries have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. There are no proceedings under any Anti-Bribery Laws pending against the Purchaser or any subsidiary or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any subsidiary.

(vv)

Long-Term and Derivative Transactions. Neither the Purchaser nor any of its subsidiaries have any material obligations or liabilities, direct or indirect, vested or contingent in respect of any streaming transactions, rate swap transactions, basis swaps, forward rate transactions, commodity swap, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cross-currency rate swap transactions or currency options or other similar transactions (including any option with respect to any such transactions) or any combination of such transactions.

(ww)

Authority Relative to this Agreement. Each of the Purchaser and the Purchaser Sub has the requisite corporate power, authority and capacity to enter into this Agreement and (subject to obtaining the approval of the Purchaser Shareholders of the Arrangement Resolution, the Interim Order and the Final Order as contemplated in Section 2.2) to perform their obligations hereunder and to complete the transactions contemplated by this Agreement. The execution and delivery of this Agreement, the performance by the Purchaser and the Purchaser Sub of their obligations hereunder and the completion by the Purchaser and the Purchaser Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser and the Purchaser Sub, subject to obtaining the approval of the Arrangement Resolution by the Purchaser Shareholders, the Interim Order and the Final Order as contemplated in Section 2.2, and no other corporate proceedings on the part of the Purchaser and the Purchaser Sub are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Purchaser and the Purchaser Sub of their obligations hereunder, or the completion of the Arrangement or, the completion by the Purchaser and the Purchaser Sub of the transactions contemplated hereby, other than, with respect to the Purchaser Circular and other matters relating thereto, the approval of the Purchaser Board. This Agreement has been duly executed and delivered by the Purchaser and the Purchaser Sub and constitutes a legal, valid and binding obligation of the Purchaser and the Purchaser Sub enforceable against the Purchaser and the Purchaser Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction.

(xx)

Required Approvals. No authorization, licence, permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is required to be obtained or made by or with respect to the Purchaser and the Purchaser Sub for the execution and delivery by the Purchaser and the Purchaser Sub of this Agreement, the performance by the Purchaser and the Purchaser Sub of there obligations hereunder, the completion by the Purchaser and the Purchaser Sub of the Arrangement, other than:

(i)	the Interim Order and any filings required in order to obtain, and approvals required under, the Interim Order;
(ii)	the Final Order, and any filings required in order to obtain the Final Order;
(iii)	such filings and other actions required under applicable Canadian Securities Laws and the rules and policies of the TSXV;
(iv)

any other authorizations, licences, permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make same would not reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement; and

(v)	third-party consents, approvals and notices set out in Section 3.1(xx) of the Purchaser Disclosure Letter.
(yy)

No Violation. Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.1(xx) and the third party consents, approvals and notices set out in Section 3.1(yy) of the Purchaser Disclosure Letter, the execution and delivery by the Purchaser and the Purchaser Sub of this Agreement, the performance by the Purchaser and the Purchaser Sub of their obligations hereunder and the completion of the Arrangement do not and will not (nor will they with the giving of notice or the lapse of time or both):

(i)

conflict with, result in a violation or breach of, constitute a default or require any consent (other than such as has already been obtained), to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(A)	any Law applicable to it, its subsidiaries or any of their respective properties or assets;

(B)

any provisions of the notice of articles, articles or other constating documents or partnership agreements of the Purchaser or any of its subsidiaries or any other agreement or understanding with any party holding an ownership interest in the Purchaser; or

(C)	any license or registration or any agreement, contract or commitment, written or oral, which the Purchaser or any subsidiary is a party to or bound by or subject to;
(ii)

result in a conflict, contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, or require any consent or approval under, any Purchaser Material Contract or material Permit or license to which it is a party or by which it or any of its subsidiaries is bound or to any of its material assets is subject or give to any person any interest, benefit or right, including any right of purchase, termination, cancellation, suspension, alteration, payment, modification, reimbursement, cancellation or acceleration, under any such contracts, permits or licenses;

(iii)

give rise to any rights of first refusal, rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, Contract, indenture, authorization, deed of trust, mortgage, bond, instrument, licence or Permit;

(iv)

result in the creation or imposition of any Lien upon any of the Purchaser’s assets or the assets of any of its subsidiaries, or restrict, hinder, impair or limit its or any of its subsidiaries’ ability to carry on their respective business as and where it is now being carried on or as and where it may be carried on in the future; or

(v)

except as set out in Section 3.1(yy) of the Purchaser Disclosure Letter, result in any payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any person, or any increase in any employee benefits or compensation otherwise payable, or result in the acceleration of the time of payment, vesting or exercise of any employee benefits.

(zz)	U.S. Securities Matters.
(i)	The Purchaser is a “foreign private issuer” within the meaning of Rule 405 of Regulation C under the U.S. Securities Act.
(ii)	The Purchaser is not registered, and is not required to be registered, as an “investment company” pursuant to the U.S. Investment Company Act.
(iii)	The Purchaser is not currently, and has never been, subject to the reporting requirements of the U.S. Exchange Act.

(aaa)	Employment Matters.
(i)	Except as set out in Section 3.1(aaa)(i) of the Purchaser Disclosure Letter, neither the Purchaser nor any of its subsidiaries is a party to or bound or governed by, or subject to:
(A)

any employment, consulting, retention or change of control agreement with, or any written or oral agreement, arrangement or understanding providing for retention, severance or termination payments to, any officer, employee or consultant of the Purchaser or any of its subsidiaries in connection with the termination of their position or their employment as a direct result of a change in control of the Purchaser (including as a result of the Arrangement);

(B)

any collective bargaining or union agreement, or any actual or, to the knowledge of the Purchaser, threatened application for certification or bargaining rights in respect of the Purchaser or any of its subsidiaries;

(C)

any labour dispute, strike, lock-out, work slowdown or stoppage relating to or involving any employees of the Purchaser or any of its subsidiaries and no such event has occurred within the last year; or

(D)

any actual or, to the knowledge of the Purchaser, threatened material claim against the Purchaser or any of its subsidiaries arising out of or in connection with employment or consulting relationship or the termination thereof.

(ii)	Complete and correct copies of the agreements, arrangements and understandings referred to in paragraphs (A) and (B) of this Section 3.1(aaa) are included in the Purchaser Diligence Information.
(iii)

The Purchaser and its subsidiaries have not and are not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its subsidiaries.

(bbb)

Acceleration of Benefits. No person will, as a result of any of the transactions contemplated herein or in the Plan of Arrangement, become entitled to (i) any retirement, severance, bonus or other similar payment from the Purchaser or any of its subsidiaries, (ii) the acceleration of the vesting or the time to exercise of any Purchaser Option or employee or director awards of the Purchaser or any of its subsidiaries, (iii) the forgiveness or postponement of payment of any indebtedness owing by such person to the Purchaser or any of its subsidiaries, or (iv) receive any additional payments or compensation under or in respect of any employee or director benefits or incentive or other compensation plans or arrangements from the Purchaser or any of its subsidiaries.

(ccc)	Employee Benefits.
(i)

Other than the Purchaser Option Plan and all Employee Plans set out in Section 3.1(ccc)(i) of the Purchaser Disclosure Letter, neither the Purchaser nor any of its subsidiaries has any pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon the Purchaser. The Purchaser is in compliance in all material respects with the terms of the Purchaser Option Plan and all applicable Laws related thereto.

(ii)

The Purchaser has provided as part of the Purchaser Diligence Information true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related documentation including, without limitation, funding and investment management agreements, summary plan descriptions, the most recent actuarial reports (including, for greater certainty, actuarial valuations in respect of any multi-employer pension plan), financial statements, asset statements, and all material opinions and memoranda (whether externally or internally prepared) and material correspondence with all regulatory authorities or other relevant persons.

(iii)

Each of the Purchaser and its subsidiaries has complied in all material respects with all the terms of, and all applicable Laws in respect of, the Employee Plans. All contributions, and premiums owing under the Employee Plans have been paid when due in accordance with the terms of the Employees Plans and applicable Laws. The Purchaser and/or its subsidiaries, as the case may be, have paid in full all contributions for the period up to the date hereof.

(ddd)

Purchaser Board Approval. The Purchaser Board, at a meeting duly called and held, upon consultation with legal and financial advisors and receiving the unanimous recommendation of the Purchaser Special Committee, has unanimously determined that this Agreement and the Arrangement are fair to the Purchaser Shareholders and are in the best interests of the Purchaser, has unanimously approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement and has unanimously resolved to recommend that the Purchaser Shareholders vote in favour of the Arrangement Resolution. No action has been taken to amend, or supersede such determinations, resolutions or authorizations of the Purchaser Board.

(eee)

Purchaser Sub Board Approval. The Purchaser Sub Board has unanimously determined that this Agreement and the transactions contemplated hereby are fair to the Purchaser Sub and the Purchaser, and are in the best interests of the Purchaser Sub and the Purchaser, and has unanimously approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement. No action has been taken to amend, or supersede such determinations, resolutions or authorizations of the Purchaser Board.

(fff)

Purchaser Diligence Information. All Purchaser Diligence Information provided is true and correct in all respects and does not contain any omissions as at its respective date as stated therein, or, if any Purchaser Diligence Information is undated, as of the date of its delivery to the data room for purposes of the transactions contemplated by this Agreement. None of the Purchaser Diligence Information has been amended except as provided in the Purchaser Diligence Information. Additionally, all information provided to the Company in relation to the Company’s due diligence requests, including information not provided in the Purchaser Diligence Information, is true and correct in all respects and does not contain any omissions as at its respective date as stated therein and has not been amended except as provided to the Purchaser. The Purchaser acknowledges that the Company is relying on the Purchaser Diligence Information provided by the Purchaser to the Company in entering into this Agreement.

(ggg)

Arrangements with Securityholders. Other than the Purchaser Support Agreements and this Agreement, the Purchaser does not have any agreement, arrangement or understanding (whether written or oral) with respect to the Company or any of its securities, businesses or operations, with any shareholder of the Company, any interested party of the Company or any related party of any interested party of the Company, or any joint actor with any such persons (and for this purpose, the terms “interested party”, “related party” and “joint actor” shall have the meaning ascribed to such terms in MI 61-101).

(hhh)

Collateral Benefits. As of the date hereof, to the knowledge of the Purchaser, no related party of the Purchaser (within the meaning of MI 61-101) together with its associated entities, beneficially owns or exercises control or direction over 1% or more of the outstanding Purchaser Shares, except for related parties who will not receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the Transaction.

(iii)

Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Purchaser or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing any business practice of the Purchaser or any of its subsidiaries or affiliates, any acquisition of property by the Purchaser or any of its subsidiaries or affiliates, or the conduct of business by the Purchaser or any of its subsidiaries or affiliates, as currently conducted (including following the transactions contemplated by this Agreement).

(jjj)

Indemnification Agreements. The Purchaser Diligence Information contains correct and complete copies of all indemnity agreements and any similar agreements to which the Purchaser is a party that contain rights to indemnification in favour of the current officers and directors of the Purchaser.

(kkk)

Employment, Severance and Change of Control Agreements. The Purchaser Diligence Information contains correct and complete copies of all employment, consulting, change of control and severance agreements to which the Purchaser is a party providing for severance payments in excess of the amount that would result by Law in connection with termination of employment of an employee without an agreement as to notice or severance.

(lll)	Ownership of Company Shares or other Securities. Neither the Purchaser nor any of its affiliates own any Company Shares or any other securities of the Company.

3.2Representations and Warranties of the Company

Except as specifically disclosed in the Company Disclosure Letter (which shall make reference to the applicable section in respect of which such qualification is being made), the Company represents and warrants to and in favour of the Purchaser and Purchaser Sub as follows and acknowledges that the Purchaser and Purchaser Sub are relying upon such representations and warranties in entering into this Agreement:

(a)

Corporate Existence, Power and Registration. Each of the Company and its subsidiaries has been duly incorporated and is a valid and subsisting corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to conduct its business as now conducted or currently proposed to be conducted and to own or lease its property and assets, other than, in the case of the Company’s subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect. Each of the Company and its subsidiaries is duly qualified, licensed, or registered to transact business in each jurisdiction where such qualification, license or registration is necessary, whether by reason of the ownership or leasing of property or the conduct of business, other than where the failure to qualify, license or register would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No acts or proceedings have been taken or instituted, are pending or, to the knowledge of the Company, have been threatened, in any such jurisdiction to dissolve or liquidate the Company or any of its subsidiaries, or to revoke, limit or curtail such power and authority of the Company or any of its subsidiaries, other than, in the case of the Company’s subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Subsidiaries and Investments. The Company does not have any subsidiaries other than the subsidiaries as set out in Section 3.2(b) of the Company Disclosure Letter. Section 3.2(b) of the Company Disclosure Letter accurately sets out the name and jurisdiction of each subsidiary and the percentage owned directly or indirectly by the Company, and all such shares owned by the Company are legally and beneficially owned by the Company, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, other than as disclosed in Section 3.2(b) of the Company Disclosure Letter. All of the outstanding shares of the subsidiaries of the Company have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares (or the equivalent legal concept in another jurisdiction) and, except pursuant to this Agreement or as otherwise disclosed in Section 3.2(b) of the Company Disclosure Letter, no person has any right, agreement or option for the purchase from the Company, of any interest in any of shares owned by the Company nor, to the knowledge of the Company, for the issue or allotment of any unissued shares in the capital of any of the subsidiaries of the Company or any other security convertible into or exchangeable for any such shares. None of the subsidiaries of the Company has any outstanding agreement, subscription, warrant, option, right or commitment (nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment) obligating it to issue or sell any securities of such subsidiary, including any security or obligation of any kind convertible into or exchangeable or exercisable for any security of such subsidiary. There is no outstanding contractual obligation of any subsidiary of the Company to repurchase, redeem or otherwise acquire any securities of such subsidiary, or to qualify any securities of such subsidiary for public distribution in the United States or elsewhere.

(c)

Shareholder and Similar Agreements. Except as set out in Section 3.2(c) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to any shareholder, partnership, policy, voting trust or similar agreement relating to any of the issued and outstanding securities or equity interests of the Company or any of its subsidiaries, nor is the Company aware of any agreement which affects the voting control of any of the securities of the Company or any of its subsidiaries.

(d)

Significant Shareholders. To the knowledge of the Company, except as set out in Section 3.2(d) of the Company Disclosure Letter, no person beneficially owns, or exercises control or direction over, directly or indirectly, 5% or more of the outstanding Company Shares.

(e)	Corporate Books and Records. The minute books of the Company and its subsidiaries made available to the Purchaser in connection with its due diligence investigations of the

Company for the period of examinations thereof, are all of the material minute books of the Company and its subsidiaries for such period. The minute books of the Company and its subsidiaries have been maintained in material compliance with applicable Laws, rules and regulations, and the Company Diligence Information includes complete and correct copies of the constating documents of each of the Company and its material subsidiaries and contains substantially complete and accurate records of all meetings and other corporate actions of the Company Board and the board of directors of each of its subsidiaries and the respective committees thereof.

(f)	Capitalization.
(i)

As of the close of business on the Business Day prior to the date of this Agreement, the authorized capital of the Company consists of 200,000,000 shares of common stock, par value US$0.001 per share and 5,000,000 shares of preferred stock, par value US$0.001 per share. As of the close of business on the Business Day prior to the date of this Agreement, there were 161,858,849 Company Shares issued and outstanding and no preferred stock outstanding.

(ii)

All issued and outstanding Company Shares have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any pre-emptive rights or similar privileges. There are no dividends which have accrued or been declared but are unpaid on the Company Shares. All securities of the Company have been issued in accordance with the provisions of all U.S. Securities Laws or other applicable Laws. There are no plans to amend the constating documents of the Company or any subsidiary, other than as may be required in connection with the Arrangement. No person currently possesses any pre-emptive rights in respect of any issued and outstanding securities or equity interests of the Company or any subsidiary.

(g)

Convertible Securities. As of the close of business on the Business Day prior to the date of this Agreement, there were outstanding (i) Company Options to purchase an aggregate of 760,408 Company Shares, (ii) Company DSUs to acquire an aggregate of 947,370 Company Shares, (iii) Company PSUs to acquire an aggregate of 461,530 Company Shares, (iv) Company RSUs to acquire an aggregate of 1,182,332 Company Shares, and (v) Company Warrants to acquire an aggregate of 1,500,000 Company Shares. Section 3.2(g) of the Company Disclosure Letter sets forth a schedule, as of the close of business on the Business Day prior to the date of this Agreement and to the extent applicable, of all outstanding grants to holders of Company Options, Company DSUs, Company PSUs and Company RSUs, and the number, exercise price, date of grant, expiration dates, vesting schedules, performance criteria and the names of the holders of such securities and whether each such holder is a current director of the Company or current officer, employee or consultant of the Company. Except as set out in this Section 3.2(g), there are no outstanding: (A) Company Convertible Securities or securities, notes or instruments convertible into or exercisable for any equity interests of the Company or its subsidiaries; (B) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company or its subsidiaries; (C) stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, share price, income or any other attribute of or related to the Company, and (D) Contracts of any kind, including employee benefit arrangements, requiring the issuance by the Company or its subsidiaries of any Company

Shares, other equity securities or other equity interests of the Company or its subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. There are no outstanding securities, bonds, debentures or other evidences of indebtedness of the Company or its subsidiaries that have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the holders of Company Shares on any matter. There are no outstanding obligations of the Company or any of its subsidiaries with respect to the voting or disposition of any outstanding securities of the Company or any of its subsidiaries.

(h)	Rights.
(i)

Neither the Company nor any of subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Company or any of its subsidiaries.

(ii)

There are no outstanding rights which permit the holder thereof to cause the Company or any of its subsidiaries to file a registration statement under U.S. Securities Laws or other applicable Laws or which permit the holder thereof to include securities of the Company or any of its subsidiaries in a registration statement filed by the Company or any of its subsidiaries under U.S. Securities Laws or other applicable Laws, and there are no outstanding agreements or other commitments which otherwise relate to the registration or qualification of any securities of the Company or any of its subsidiaries for sale or distribution in any jurisdiction.

(i)	Public Disclosure.
(i)

Since January 1, 2023, the Company has filed or furnished all forms, reports, certifications, schedules, statements and documents required to be filed or furnished by it under the U.S. Securities Act or the U.S. Exchange Act, respectively (such forms, reports, certifications, schedules, statements and documents, collectively, the “Company SEC Documents”). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), each of the Company SEC Documents complied as to form in all material respects with the U.S. Securities Act and the U.S. Exchange Act, and none of the Company SEC Documents contained, when filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	There are no outstanding comments from the SEC that have not been resolved.
(iii)

Each of the documents in the Company Public Disclosure Record is in compliance as to both form and content in all material respects with Canadian Securities Laws or other applicable Laws and does not contain any misrepresentation. The Company Public Disclosure Record collectively constitutes full, true and plain disclosure of all material facts relating to the Company and, except as may have been corrected by subsequent disclosure, does not contain any misrepresentation at the time such disclosure was made. There is no fact of specific application to the Company known to the Company which the Company has not already disclosed in the Company Public Disclosure Record which materially adversely affects, or so far as the Company can reasonably foresee, could materially adversely affect, the assets, Liabilities, affairs, business, capital, condition (financial or otherwise), operations or prospects of the Company or the ability of the Company to perform its obligations under this Agreement.

(iv)

The Company has at all times complied in all material respects with its obligations to make timely disclosure of material changes and there is no material fact or change concerning the Company required to be disclosed under Canadian Securities Laws which has not been disclosed in the Company Public Disclosure Record on or before the date hereof. The Company has not filed any confidential material change report with any securities regulator as of the date hereof that remains confidential. The Company is not subject to a continuous disclosure review with any stock exchange or securities regulator, nor are there any outstanding unresolved comments from any such stock exchange or securities regulator in respect of the technical disclosure included in the Company Public Disclosure Record.

(j)

No Cease Trade Order. No order preventing, ceasing or suspending trading in any securities of the Company or any subsidiary or prohibiting the issue and sale of securities by the Company or any subsidiary has been issued and no proceeding or investigation for such purposes has been instituted or are pending, contemplated or threatened.

(k)

Securities Laws Matters. The Company Shares are listed and posted for trading on the NYSE American. The Company is in compliance in all material respects with the rules and regulations of the NYSE American. Trading in the Company Shares on the NYSE American is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of the Company is pending or, to the knowledge of the Company, threatened. To the knowledge of the Company, no inquiry, review or investigation (formal or informal) of the Company by any securities commission or similar regulatory authority under applicable Canadian Securities Laws, U.S. Securities Laws or the NYSE American is in effect or ongoing or expected to be implemented or undertaken.

(l)

Controls and Procedures. The Company and its subsidiaries maintain a system of internal control over financial reporting and disclosure controls and procedures required by Rule 13a-15 or 15d-15 of the U.S. Exchange Act. Such controls and procedures are designed to provide reasonable assurance that: (i) transactions are executed in accordance with the general or specific authorization of management and directors of the Company; (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements for the Company in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets of the Company and the subsidiaries is permitted only in accordance with the general or specific authorization of management and directors of the Company; (iv) the recorded accountability for assets of the Company and the subsidiaries is compared with the existing assets of the Company and the subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the unauthorized acquisition, use or disposition of the assets of the Company or any subsidiary that could have a material effect on the Company’s interim or annual financial statements is prevented or detected in a timely manner.

(m)

Accounting Policies. There has been no material change in accounting policies or practices of the Company since December 31, 2024, other than as required by U.S. GAAP and as disclosed in the Company Financial Statements.

(n)

Independent Auditors. BDO USA, LLP, Chartered Professional Accountants, the Company’s current auditors who reported on and audited the Company Annual Financial Statements, are independent public accountants as required by U.S. Securities Laws.

(o)	Audit Committee. The Audit Committee of the Company Board is comprised and operated in accordance with the requirements of the NYSE American Company Guide.
(p)	Transfer Agent. Computershare Trust Company, N.A. has been duly appointed as the registrar and transfer agent in respect of the Company Shares.
(q)	Insolvency.
(i)

Neither the Company nor any of its subsidiaries is a “debtor” that has commenced a case or has had a case commenced against it or, to its knowledge, threatened to be commenced against it, under title 11 of the United States Code or has sought similar protection before any court or pursuant to any similar legislation, has proposed a compromise or arrangement to its creditors generally, has taken any similar act or undertaken or become subject to a similar proceeding with respect to a compromise or arrangement, has made any assignment for the benefit of its creditors, or has had any person holding any Lien or receiver take possession of any of the property thereof.

(ii)

No receiver, trustee, or custodian has been appointed or, to the Company’s knowledge, threatened to be appointed by any person in respect of the Company or any of its subsidiaries or all or any of their respective assets and, to the knowledge of the Company, no steps have been taken to initiate any such appointment. No analogous appointments have been made or initiated under any Laws applying to the Company or any of its subsidiaries.

(iii)

No order has been made, no resolution has been passed and no petition has been filed or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries for the winding up, dissolution or liquidation of the Company or any of its subsidiaries or for a provisional liquidator to be appointed in respect of the Company, and no petition has been presented or, to the Company’s knowledge, threatened and no meeting of the Company Board, the Company Stockholders, or a similar group or person with respect to the Company’s subsidiaries has been convened for the purpose of the winding up, dissolving, or liquidating the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has become subject to analogous proceedings under any Laws.

(r)

Financial Statements. Each of the Company Financial Statements as contained in the Company Public Disclosure Record: (i) comply as to form in all material respects with the requirements of U.S. Securities Laws; (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and shareholders’ equity as of and for each of the periods then ended; (iii) were prepared in accordance with U.S. GAAP in effect from time to time applied on a consistent basis throughout the periods involved, in each case, except, in the case of any unaudited financial statements, for the absence of normal period end adjustments, none of which are material, individually or in the aggregate; and (iv) contain and reflect adequate provision or allowance for all reasonably anticipated Liabilities, expenses and losses of the Company, on a consolidated basis, in accordance with GAAP. The Company does not intend to correct or restate, nor, to the knowledge of the Company is there any basis for any correction or restatement of, any aspect of any of the Company Financial Statements. Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries, in the published financial statements of the Company or the Company Public Disclosure Record.

(s)

Liabilities and Indebtedness. Except to the extent reflected or disclosed in the Company Financial Statements, neither the Company nor any of its subsidiaries has any material Liabilities of any nature (whether accrued, absolute, contingent or otherwise), or any obligation to issue any debt securities, or guarantee, endorse or otherwise become responsible for, the obligations of any other person required to be reflected or disclosed therein. In addition, except to the extent reflected or disclosed in the Company Financial Statements, as set out in Section 3.2(s) of the Company Disclosure Letter or otherwise disclosed in the Company Public Disclosure Record, none of the Company and its subsidiaries has any Contract, agreement or other arrangement (whether oral or written) still in force under each of which the Company or (as the case may be) the subsidiary has an obligation to pay (whether before or after the Effective Date) in excess of US$100,000, whether in cash or in kind, and whether in the form of economic Liability (arising from a Claim) or otherwise. There are no outstanding loans made by the Company to any director or officer of the Company.

(t)

Off-Balance Sheet Arrangements and Liabilities. There are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company or any subsidiary which are required to be disclosed and are not disclosed or reflected in the Company Financial Statements and the Company and its subsidiaries do not have any material Liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent, or otherwise, which are not disclosed or referred to in the Company Financial Statements.

(u)

Financial Books and Records. The financial books, records and accounts of the Company and each of its subsidiaries, in all material respects: (i) have been maintained in accordance with accounting principles generally accepted in the jurisdiction of incorporation of each such entity on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of the Company and its subsidiaries; and (iii) accurately and fairly reflect the basis for the Company Financial Statements.

(v)

Litigation. Except as set out in Section 3.2(v) of the Company Disclosure Letter, there is no action, suit, proceeding, judgment, Claim, inquiry or investigation (including any Claim by indigenous persons) existing, pending or, to the knowledge of the Company after due inquiry, threatened against any of the property or assets of the Company or any of its subsidiaries, at law or equity, or before any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the assets,

Liabilities (contingent or otherwise), affairs, business, capital, condition (financial or otherwise), operations or prospects of the Company or any of its subsidiaries or their ability to perform their respective obligations, and, to the knowledge of the Company, there is no basis for the assertion of any of the foregoing. Neither the Company nor any of its subsidiaries is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which either individually or in the aggregate, may result in a Company Material Adverse Effect or adversely affect the ability of the Company to perform its obligations hereunder. There is no legal or regulatory action or proceeding pending or, to the knowledge of the Company, threatened, which could enjoin, restrict or prohibit the Company from performing its obligations hereunder.

(w)	Taxes.
(i)

All Returns required to be filed with respect to the income, operations, business or assets of the Company and its subsidiaries have been filed in a timely manner (or appropriate extensions have been obtained) with the appropriate Governmental Authority in all jurisdictions in which such Returns are required to be filed, and all of the foregoing as filed are, in all material respects, correct, complete and reflect accurately all Liability for Taxes of the Company and its subsidiaries for the periods to which such Returns relate, and all amounts shown as owing thereon have been paid or are being contested in good faith; the Company and its subsidiaries have made provision in the Company Financial Statements for appropriate amounts in respect of any Taxes that are reasonably likely to be assessed in accordance with U.S. GAAP, withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes to the appropriate Governmental Authority, and paid and discharged all obligations (other than obligations for Taxes not yet due and payable) incidental to any statutory lien or deemed trust imposed upon it by applicable Law which if unpaid, might become a Lien on any of its assets; and no assessment or appeal is, to the Company’s knowledge, being asserted or processed with respect to any Return, Tax or Tax obligation of the Company or any of its subsidiaries.

(ii)

Except as set out in Section 3.2(w)(ii) of the Company Disclosure Letter, the Company is not aware of any Tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return by the Company or any of its subsidiaries or the payment of any material Tax, governmental charge, penalty, interest or fine against any of them.

(iii)

Except as set out in Section 3.2(w)(iii) of the Company Disclosure Letter, there are no material actions, suits, proceedings, investigations or Claims now ongoing or, to the best knowledge of the Company, threatened or pending against the Company or any of its subsidiaries which could result in a material Liability in respect of Taxes, charges or levies of any Governmental Authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any Governmental Authority.

(iv)

No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Returns that the Company or any of its subsidiaries is or may be subject to Tax by that jurisdiction. To the knowledge of the Company, there is no basis for a claim that the Company or any of its subsidiaries is subject to Tax in a jurisdiction in which the Company does not file Returns.

(v)	There are no liens for unpaid Taxes (other than permitted encumbrances or in respect of Taxes not yet due and payable) upon any of the assets of the Company or any of its subsidiaries.
(vi)

The Company and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Authority when required by Law to do so, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(vii)

There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any of its subsidiaries for any taxable period and no request for any such waiver or extension is currently outstanding or pending.

(viii)

Each of the Company and its subsidiaries has provided the Purchaser with true, correct and complete copies of all material Returns, examination reports and statements of deficiencies, if any, for the most recently completed taxable period, or transactions consummated, prior to the date of this Agreement for which the applicable normal reassessment period or other standard statutory period of limitations has not expired, in respect of the Company.

(ix)	The Company and each of its subsidiaries is classified as a corporation for U.S. federal income tax purposes.
(x)	None of the Company or any of its subsidiaries has participated in a “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).
(xi)	None of the Company or any of its subsidiaries is, or has been, a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and U.S. Treasury Regulation Section 1.6011-4(b).
(xii)

Neither the Company nor its subsidiaries has either filed or been included in a consolidated federal or state tax return nor is a party to, or bound by, any Tax indemnity, Tax sharing, Tax allocation or similar agreement, the principal purpose of which relates to the allocation or sharing of Taxes and neither the Company nor any of its subsidiaries owes any amount under any such agreement.

(xiii)

No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company or any of its subsidiaries.

(xiv)

Neither the Company nor any of its subsidiaries has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Neither the Company nor any of its subsidiaries has any Liability for Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Law), as transferee or successor, by contract or otherwise.

(xv)

Neither the Company nor any of its subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for the taxable period or portion thereof ending after the Effective Date with respect to any item of income or deduction relating to the Company as a result of:

(A)

any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Effective Date;

(B)	an installment sale or open transaction occurring on or prior to the Effective Date;
(C)	a prepaid amount received on or prior to the Effective Date;
(D)	interest held by the Company in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or before the Effective Date pursuant to Section 951 of the Code;
(E)	any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law;
(F)

intercompany transactions occurring prior to the Effective Date or any excess loss account in existence prior to the Effective Date described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

(G)	any election under Section 108(i) of the Code (or similar provision of state, local or foreign law);
(H)

any debt instrument held prior to the Closing that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or subject to the rules set forth in Section 1276 of the Code; or

(I)	any election pursuant to Section 965(h) of the Code.
(xvi)	None of the Company or any of its subsidiaries has made an election pursuant to Section 897(i) of the Code.
(xvii)

Each of the Company and its subsidiaries is in compliance with all state unclaimed property Laws and has turned over to the appropriate states all unclaimed property in accordance with relevant state unclaimed property Laws and the priority rules established and affirmed with respect thereto.

(xviii)

Each of the Company and its subsidiaries is in material compliance with all terms and conditions of all Tax grants, credits, abatements and other similar incentives granted by any tax authority for the benefit of the Company (or its subsidiaries) and the consummation of the transactions contemplated by this Agreement shall not adversely affect the Company’s (or any subsidiary’s) ability to benefit from any such Tax grant, credit, abatement or other similar incentive in any taxable period ending after the Effective Date.

(xix)

Each of the Company and its subsidiaries has timely and properly collected all sales, use, value-added and similar Taxes required to be collected, and has remitted on a timely basis such amounts to the appropriate Governmental Authority. Each of the Company and its subsidiaries has timely and properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transaction as to which it would otherwise have been obligated to collect or withhold Taxes.

(xx)

Neither the Company nor any of its subsidiaries has deferred the inclusion of any amounts in taxable income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 1.451-5, Sections 455 or 456 of the Code or any corresponding or similar provision of Law (irrespective of whether or not such deferral is election).

(xxi)

Neither the Company nor any of its subsidiaries has a permanent establishment (within the meaning of the applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country it is organized.

(xxii)

Neither the Company nor any of its subsidiaries has distributed the stock of another person, or has not had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(xxiii)

Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xxiv)

Neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Arrangement from constituting a reorganization qualifying under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(xxv)

Neither the Company nor any of its subsidiaries is aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(x)

Interests of Officers, Directors and Other Affiliates. Other than as disclosed in the Company Public Disclosure Record, none of the directors, officers, employees, consultants or advisors of the Company or any subsidiary, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any previous transaction or any proposed transaction with the Company which, as the case may be, materially affected, is material to or will materially affect the Company.

(y)

Directors and Officers. To the knowledge of the Company, none of the directors or officers of the Company are now, or have ever been, subject to an order or ruling of any Governmental Authority prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(z)

Non-Arm’s Length Transactions. Except as disclosed in the Company Public Disclosure Record, neither the Company nor any of its subsidiaries owes any amount to, nor has it made any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee, agent, insider or securityholder of the Company or any of its subsidiaries, any person which is an affiliate or associate of any of the foregoing persons or any person not dealing at arm’s length with the Company or any subsidiary, except for usual employee compensation, reimbursements and benefits paid or other advances of funds in the ordinary and normal course of the business of the Company. Except usual employee or consulting arrangements made in the ordinary and normal course of business or as disclosed in the Company Public Disclosure Record, neither the Company nor any subsidiary is a party to any Contract, agreement or understanding with any officer, director, employee, agent, insider, securityholder of the Company or any of its subsidiaries, any person which is an affiliate or associate of any of the foregoing persons or any other person not dealing at arm’s length with the Company. No officer, director or employee of the Company and no person which is an affiliate or associate of any of the foregoing persons, owns, directly or indirectly, any interest (except for equity securities as disclosed in the Company Public Disclosure Record) in, or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the business of the Company which could adversely affect the ability to properly perform the services to be performed by such person for the Company. To the knowledge of the Company, no officer, director, employee or security holder of the Company has any cause of action or other Claim whatsoever against, or owes any amount to, the Company except for Claims in the ordinary and normal course of the business of the Company such as for accrued vacation pay or other amounts or matters which would not be material to the Company.

(aa)	Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not:
(i)

violate, contravene, conflict with, constitute a default, create a state of facts which after notice or lapse of time or both would constitute a default or require any consent to be obtained under any provisions of: (A) any resolutions of the Company Board (or any committee thereof) or shareholders, (B) the constating documents of the Company or any of its subsidiaries, (C) any shareholders’ agreement or rights plan, (D) any other Contract, agreement or understanding with any person holding an ownership interest in the Company or any of its subsidiaries, or (E) any Company Material Contract;

(ii)

subject to obtaining NYSE American approval and the other Regulatory Approvals specifically contemplated in this Agreement, contravene or conflict with or constitute a violation of any provision of any Law or order binding upon or applicable to the Company or its subsidiaries;

(iii)

constitute a default (or would create a state of facts which after notice or lapse of time or both would constitute a default) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any Company Material

Contract or under any material license, franchise, Permit or other similar authorization held by the Company or its subsidiaries; or

(iv)	result in the creation or imposition of any Lien on any asset of the Company or its subsidiaries.
(bb)

Compliance with Law. The Company and its subsidiaries are in material compliance and have conducted their business so as to comply, in all material respects, with all Laws and orders of any court, administrative agency, commission, regulatory authority or other Governmental Authority in each jurisdiction in which the Company and its subsidiaries carry on business. To the best of the Company’s knowledge, there are no orders (whether rendered by a court or administrative agency or by arbitration) against the Company or its subsidiaries or against any of their properties, assets or businesses. To the knowledge of the Company, there is no pending or proposed change to any Laws applicable to the Company or its subsidiaries that would render illegal or materially restrict the current or proposed business of the Company and its subsidiaries.

(cc)

No Defaults. The Company and its subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their constating documents, or (ii) in default or violation of any term, condition or provision of (A) any Law or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (B) any Company Material Contract, Permit or concession to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their respective properties or assets may be bound, and no circumstances exist which would entitle a party to any Company Material Contract to terminate such Company Material Contract or accelerate the maturity of any material amount owing thereunder, as a result of the Company or its subsidiaries having failed to meet any material provision thereof.

(dd)

Operational Matters. All royalties (whether statutory or contractual), overriding royalty interests, production payments, net profits, earnouts, streaming agreements, metal pre-payment or similar agreements, interest burdens, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect assets of the Company and its subsidiaries, have been, in all material respects: (i) duly paid; and (ii) duly performed.

(ee)	Material Contracts.
(i)

Section 3.2(ee) of the Company Disclosure Letter sets out a list of each Company Material Contract. The Company Diligence Information includes complete and correct copies of all Company Material Contracts to which the Company or its subsidiaries is a party and no such Company Material Contract has been modified, rescinded or terminated.

(ii)

Each Company Material Contract to which the Company or its subsidiaries is a party is in full force and effect, unamended, and the Company or its subsidiaries is entitled to all rights and benefits thereunder in accordance with the terms thereof. All Company Material Contracts are legal, valid, binding and in full force and effect and are unamended and enforceable by the Company and its subsidiaries in accordance with their respective terms and are the product of arm’s length negotiations between the parties thereto.

(iii)

The Company and the subsidiaries have performed in all material respects all respective obligations required to be performed by them to date under the Company Material Contracts, are entitled to all benefits under such Company Material Contracts and are not alleged to be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, nor, to the Company’s knowledge, is any counterparty thereto in breach or default in any material respect thereunder.

(iv)

None of the Company or its subsidiaries is aware of the invalidity of any Company Material Contract or any grounds for termination, rescission, avoidance or repudiation of any Company Material Contract or have received notice of termination of any Company Material Contract.

(v)

No existing material supplier, distributor, service provider, contractor or third party partner of the Company or any of its subsidiaries has indicated that it intends to terminate its relationship with the Company or such subsidiary or that it will be unable to meet the Company’s or such subsidiary’s supply, distribution, service or contracting requirements, and to the knowledge of the Company, there is no reason to believe that any such supplier, distributer, service provider, contractor or third-party partner does not intend to continue dealing with the Company or any subsidiary on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course of business.

(ff)	Intellectual Property. Except in each case to the extent that it could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(i)

the Company and its subsidiaries own, or are validly licensed or otherwise have adequate enforceable rights to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are used or currently proposed to be used in their respective businesses;

(ii)

the use by the Company and its subsidiaries of its registered trademarks, service marks, copyrights, industrial designs, patents, design patents and all applications therefor (“Company Applicable IP”), does not infringe upon or breach the industrial or intellectual property rights of any other person; and

(iii)	neither the Company nor any of its subsidiaries have commenced legal proceedings against any person relating to an infringement by such person of any Company Applicable IP.
(gg)

Absence of Certain Changes. Since December 31, 2024, except in connection with the transaction contemplated by the Arrangement, or as disclosed in the Company Public Disclosure Record, the Company has conducted its business only in the ordinary course and there has not occurred:

(i)	any event, occurrence, development or state of circumstances or facts that has had or that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii)	any amendments or changes in the constating documents of the Company or any of its subsidiaries;
(iii)	any material damage, destruction or loss, whether or not covered by insurance;
(iv)	any material write-down by the Company of any of the assets of the Company or its subsidiaries;
(v)	any expenditure or commitment to expend by the Company or its subsidiaries with respect to capital expenses;
(vi)	any acquisition or sale, lease, license or other disposition or encumbrance by the Company or any subsidiary of any interest in the Company Properties or any other material assets;
(vii)	any satisfaction or settlement of any material claim, liability or obligation of the Company;
(viii)	any material change in the Company’s accounting policies, principles, methods, practices or procedures; or
(ix)	any
(A)

incurrence, assumption or guarantee by the Company or its subsidiaries of any debt for borrowed money other than in the ordinary course of business consistent with past practice or for equipment leases;

(B)

issuance, or sale of any Company Shares, other voting securities or Company Convertible Securities other than the grant of options or other awards to purchase or receive Company Shares to directors, employees and consultants pursuant to the Company Equity Incentive Plan, or the issuance of Company Shares pursuant to the exercise, vesting, or settlement of awards under the Company Equity Incentive Plan;

(C)

issuance or sale of options, warrants, or other rights to acquire from the Company or its subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options or other awards to purchase or receive Company Shares issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

(D)	issuance or sale of any stock, bond or other corporate security by the Company or any of its subsidiaries;
(E)	discharge or satisfaction of any material Lien, other than current Liabilities incurred since December 31, 2024 in the ordinary course of business;
(F)	declaration or making of any payment or distribution to Company Stockholders or purchase or redemption of any share of its capital stock or other security;

(G)	sale, assignment or transfer of the properties of the Company or any of its subsidiaries or any portion thereof;
(H)	waiver by the Company or any of its subsidiaries of any right of substantial value whether or not in the ordinary course of business;
(I)	change in officer compensation of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice; or
(J)	other commitment (contingent or otherwise) to do any of the foregoing;
(K)

creation, sufferance or assumption by the Company or any of its subsidiaries of any Lien on their respective properties other than Liens existing on the date hereof, arising in the ordinary course of business or in connection with equipment leases or working capital lines of credit; or

(L)

entry any entry into, amendment of, relinquishment, termination or non-renewal by the Company or its subsidiaries of any Company Material Contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business.

(hh)

Restrictions on Business Activities. There is no agreement, obligation or order binding upon the Company or its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its subsidiaries, any acquisition of property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as currently proposed to be conducted by the Company.

(ii)

Confidentiality Agreements. All agreements entered into by the Company or any of its subsidiaries with persons regarding the confidentiality of information provided to such person or reviewed by such persons with respect to any transaction in the nature described in the definition of Company Acquisition Proposal, that remain in force and effect as the date hereof each contain customary provisions, including standstill provisions, have not been waived or released with respect to the applicability of any such “standstill” or other provisions of such confidentiality agreements, except to the extent such agreements contain provisions that provide for automatic exemptions as a result of the Arrangement.

(jj)

Insurance. The insurance policies providing insurance coverage to the Company or its subsidiaries are adequate for the business conducted or currently proposed to be conducted by the Company and its subsidiaries and are sufficient for compliance by the Company and its subsidiaries with all requirements of applicable Laws and all material agreements to which the Company or its subsidiaries is a party or by which any of their assets are bound. All insurance policies of the Company are disclosed in Section 3.2(jj) of the Company Disclosure Letter and the Company Diligence Information includes complete and correct copies of such insurance policies. All insurance policies of the Company are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its subsidiaries have complied with all material terms and conditions of such policies, including premium payments, and there are no material Claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. All of such policies shall remain in full force and effect and shall not be cancelled or terminated as a result of this

Agreement. None of the insurance carriers has indicated to the Company or its subsidiaries an intention to cancel any such policy or deny any Claim made thereunder. The Company has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Company Material Adverse Effect.

(kk)	Licenses; Compliance with Regulatory Requirements.
(i)

The Company and each of its subsidiaries holds all Governmental Authorizations required under applicable Law for the operation of the business of the Company and its subsidiaries as currently operated.

(ii)

All of such Governmental Authorizations have been duly issued or obtained and are in full force and effect and are not subject to appeal or similar proceedings by or before any Governmental Authority, and the Company and its subsidiaries are in material compliance with the terms of all such Governmental Authorizations, including that all fees and other amounts required to be paid with respect to such Governmental Authorizations to the date hereof have been paid.

(iii)	The Company and its subsidiaries have not engaged in any activity that, to the knowledge of the Company, could cause revocation or suspension of any such Governmental Authorizations.
(iv)

The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that such Governmental Authorizations will not be renewed by the appropriate Governmental Authorities in the ordinary course.

(v)	Neither the execution, delivery nor performance of this Agreement would adversely affect the status of any of such Governmental Authorizations.
(ll)	Title to Assets.
(i)

The Company or one or more of its subsidiaries, is the legal and beneficial owner of and has good title to, or a valid leasehold interest in, the real property interests comprising the Company Properties and holds the mineral, surface, access, exploration and other rights or interests to the Company Properties that are necessary for the conduct of the business of the Company or any of its subsidiaries, as currently conducted (collectively, the “Company Property Rights”), free and clear of all Liens, except for Company Permitted Liens.

(ii)

Section 3.2(ll)(ii) of the Company Disclosure Letter contains a list of all royalties (whether statutory or contractual), overriding royalty interests, production payments, interest burdens, net profits, earnouts, streaming agreements, metal pre-payment or similar agreements burdening any of the Company Property Rights. The Company is not aware of (A) any material Claim or the basis for any material Claim that might or could reasonably be expected to adversely affect the right of the Company or any subsidiary to use, transfer or otherwise exploit the Company Properties or the Company Property Rights, or (B) any current responsibility or obligation of the Company or any subsidiary to pay any outstanding material commission, royalty, license fee or similar payment to any person with respect to any of the Company Properties or the Company Property Rights, except the royalties set out in Section 3.2(ll)(ii) of the Company Disclosure Letter.

(iii)

(A) None of the Company Properties nor any Company Property Rights has been condemned, taken or expropriated by any Governmental Authority, nor (B) has any written notice in respect thereof been received by the Company, nor (C) to the knowledge of the Company, is there any proposal by any Governmental Authority to give any such notice or commence any such proceeding.

(iv)

To the knowledge of the Company, no third party holds any material interest or right to acquire an interest in the Company Properties or any priority over the Company in respect of the Company Properties (or any interest therein), including any rights of first refusal, earn-in rights, back-in rights, streaming rights, purchase rights, options, acquisition rights or other similar third-party rights to acquire an interest in the Company Properties, except as disclosed in the Company Public Disclosure Record.

(v)

To the knowledge of the Company, the mining leases, licenses, concessions, claims, or agreements pursuant to which the Company and its subsidiaries derive their interest in the Company Properties (A) were issued or entered into in all material respects in accordance with all applicable Laws, (B) are valid, subsisting and enforceable against the parties thereto in accordance with the terms thereof; (C) all parties thereto are in material compliance with the terms thereof; (D) no third party has filed or registered an application for any competing or conflicting mining lease, license, concession, claim or other property right in respect of any material part of the Company Properties; and (E) neither the Company nor any of its subsidiaries has received any notice, whether written or oral from the applicable counterparty, any Governmental Authority or any person with jurisdiction or applicable authority of any material default under or any cancelation, revocation or intention to cancel or revoke the Company’s or any of its subsidiaries’ interests in the Company Properties.

(vi)

None of the directors or officers of the Company or its subsidiaries holds any right, title or interest in, nor has taken any action to obtain, directly or indirectly, any right, title and interest in the Company Properties or in any permit, concession, mining claim, lease, licence or other right to explore for, exploit, develop, mine or produce minerals, ore or metals from or in any manner in relation to each of the Company Properties and any other properties located within 20 kilometres of each of the Company Properties.

(vii)

The Company and each of its subsidiaries has good title to, or a valid and binding leasehold interest in, all material personal property owned or used by it in their operations, free and clear of all Liens other than Company Permitted Liens.

(mm)

Indigenous Claims. With respect to the Company Properties, (i) there are no claims or actions with respect to indigenous rights currently outstanding, or to the knowledge of the Company, threatened or pending; (ii) there are no land entitlement claims having been asserted or any legal actions relating to indigenous issues having been instituted; and (iii) there is no dispute with any local or indigenous group or, to the knowledge of the Company, threatened or pending, in each case, except for such claims, actions or disputes as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(nn)

Community Relations. Other than as set out in Section 3.2(nn) of the Company Disclosure Letter, to the knowledge of the Company, no authorized representative of any community in the vicinity (including any ejido or indigenous group) of any of the Company Properties has communicated in writing to the Company or any of its subsidiaries: (i) a requirement that the consent of such community be obtained as a condition to continued operation of any such Company Property, (ii) complaints regarding unauthorized operations, (iii) any violation related to environmental, agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Company Properties, or (iv) a material increase in the compensation payments payable by the Company or any of its subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Company Properties, other than such communications in the ordinary course.

(oo)

NGOs and Community Groups. No material dispute between the Company or any of its subsidiaries and any non-governmental organization, ejido, indigenous group, community, or community group exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the Company Properties or operations.

(pp)	Technical Disclosure.
(i)

To the knowledge of the Company, each of the Company Technical Report Summaries complies in all material respects with S-K 1300, the estimates of the mineral resources and mineral reserves set forth therein, as applicable, have been prepared in accordance with industry standards set forth in S-K 1300, the method of estimating such mineral resources and mineral reserves, as applicable, has been verified by mining experts who are “qualified persons” (within the meaning of S-K 1300) and the information upon which the estimates of mineral resources and mineral reserves, as applicable, were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

(ii)

To the knowledge of the Company, all of the material assumptions underlying the estimates of the mineral resources and mineral reserves, as applicable, in the Company Technical Report Summaries were reasonable and appropriate as at the date of each of the Company Technical Report Summaries.

(qq)

Operations. All exploration, development and other actions and operations by the Company or any of its subsidiaries, have been conducted by the Company or its subsidiaries in all material respects in accordance with applicable Laws and with good mining exploration and engineering practices.

(rr)	Legislation. The Company is not aware of any legislation, or proposed legislation published by a Governmental Authority, which it anticipates will have a Company Material Adverse Effect.
(ss)	Environmental Matters.

(i)

To the knowledge of the Company, the properties, assets and operations of the Company and its subsidiaries are and for the last five (5) years been in material compliance with all Environmental Laws and, to the knowledge of the Company, the respective properties, assets and operations of its respective predecessors have complied in all material respects with all Environmental Laws. The Company has no basis to expect, nor has it received any actual, or to the knowledge of the Company, threatened, written or oral order, notice, report or other communication from any Governmental Authority, any community in the vicinity (including any ejido or indigenous group) of any of the Company Properties, or other person of any actual, potential or alleged violation of or failure of the properties, assets or operations of the Company or any of its subsidiaries to comply with any Environmental Law. Neither the Company nor any subsidiary is subject to any Liability relating to non-compliance with any Environmental Law.

(ii)

The Company and its subsidiaries have obtained and complied with, and are in compliance with, in all material respects, all Governmental Authorizations that are required pursuant to any Environmental Laws for the operation of the business carried on by the Company and its subsidiaries as at the date hereof and the occupation of each of the Company Properties. Each Governmental Authorization is valid, subsisting and in good standing and the Company is not, to the knowledge of the Company, in default or breach of any Governmental Authorization and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Governmental Authorization which, individually or in the aggregate, if the subject of an unfavourable decision, could reasonably be expected to result in a Company Material Adverse Effect.

(iii)

In connection with the Company’s treatment, storage, disposal, transportation, handling, manufacturing and distribution of Hazardous Substances, neither the Company nor, to the knowledge of the Company, any predecessor, with respect to its assets and operations, has any current or future material Liabilities, including any Liability for fines, penalties, corrective action costs, personal injury, property damage, natural resource damages or attorney’s fees, pursuant to any Environmental Laws, and to the knowledge of the Company, none of the assets of the Company are contaminated by any Hazardous Substances.

(iv)

The Company and its subsidiaries have not treated or disposed of, or arranged for the treatment or disposal of, any Hazardous Substances at any location or in a manner that could reasonably be expected to result in material liability of the Company or its subsidiaries.

(v)

There are no outstanding bonds, or other surety or security arrangements issued or entered into in connection with the assets or the operations of the Company or its subsidiaries for remediation or otherwise. No other bond, surety or security arrangement is required to satisfy the requirements of any Environmental Laws or other Laws applicable to the Company or its subsidiaries with respect to their respective assets and current operations.

(tt)

Financial Advisors or Brokers. The Company has not incurred any obligation or liability, contingent or otherwise, or agreed to pay or reimburse any broker, finder, financial adviser or investment banker, for any brokerage, finder’s, advisory or other fee or commission, or for the reimbursement of expenses, in connection with this Agreement, the transactions contemplated hereby or any alternative transaction in relation to the Company, other than with respect to the Company Financial Advisor. The Company has provided the Purchaser correct and complete copies of the agreements under which the Company Financial Advisor has agreed to provide services to the Company. Section 3.2(tt) of the Company Disclosure Letter sets out the aggregate estimated amount determined to be payable to and as agreed upon with the Company Financial Advisor in the event the Arrangement is completed.

(uu)	Labour and Employment Matters.
(i)

The Company and its subsidiaries are currently in material compliance with all applicable Laws respecting employment and employment practice, workers’ compensation, workers’ profit sharing, outsourcing, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending Claims or outstanding orders of a material nature against any them under applicable employment and employment practice, workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such material Claim.

(ii)

Neither the Company nor any subsidiary has received any notice of any unresolved matter and there are no outstanding orders under any employment or human rights legislation in any jurisdiction in which the Company or any subsidiary carries on business or has employees.

(iii)

No employee has any agreement as to the length of notice required to terminate such employee’s employment with the Company or any subsidiary in excess of 24 months or equivalent compensation, and all benefit and pension plans of the Company and each subsidiary are funded in accordance with applicable Laws and no past service funding liability exists thereunder.

(iv)

Each plan of the Company, and each plan of any subsidiary, for retirement, bonus, stock purchase, profit sharing, stock options, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension or incentive and any other plan contributed to, or required to be contributed to, by the Company or any subsidiary for the benefit of any current or former officer, director, employee or consultant of the Company or any subsidiary, has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan.

(v)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal, state, provincial or local pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Company or any subsidiary have been accurately reflected in the books and records of the Company or such subsidiary, as applicable.

(vi)

Other than as set out in Section 3.2(uu)(vi) of the Company Disclosure Letter, no material labour dispute, complaint, grievance or other conflict with the employees of the Company or its subsidiaries currently exists or is pending, or to the knowledge of the Company, is threatened, and there is no basis for any such claims. No union representation question exists respecting the employees of the Company or its subsidiaries and no collective bargaining agreement is in place or currently being negotiated by the Company or its subsidiaries.

(vii)

There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workers’ compensation legislation in respect of the Company or its subsidiaries and the Company and its subsidiaries have not been reassessed in any material respect under such legislation during the past three years and no audit of the Company or any of its subsidiaries is currently being performed pursuant to any applicable workers’ compensation legislation. There are no claims or, to the knowledge of the Company, potential claims which may materially adversely affect the Company or any of its subsidiaries’ accident cost experience. There are no charges pending under OHSA in respect of the Company or any of its subsidiaries, as applicable. The Company and each of its subsidiaries, as applicable, have complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

(vv)	Prohibited Conduct.
(i)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the financial record-keeping and reporting requirements of anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority to which the Company or any of its subsidiaries is subject, including the Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)

Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(iii)

Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries:

(A)

has made unlawful contribution, gift, entertainment or other payment, directly or indirectly, to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any applicable Law, or made any payment to any domestic, foreign, Canadian, United States, federal, provincial, state, municipal or local governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Law;

(B)	is aware of or taken any action, directly or indirectly, that could reasonably be expected to result in a violation by such persons of Anti-Bribery Laws; or
(C)	made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(iv)

The Company and each of its subsidiaries have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. There are no proceedings under any Anti-Bribery Laws pending against the Company or any subsidiary or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary.

(ww)

Long-Term and Derivative Transactions. Neither the Company nor any of its subsidiaries have any material obligations or liabilities, direct or indirect, vested or contingent in respect of any streaming transactions, rate swap transactions, basis swaps, forward rate transactions, commodity swap, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cross-currency rate swap transactions or currency options or other similar transactions (including any option with respect to any such transactions) or any combination of such transactions.

(xx)

Authority Relative to this Agreement. The Company has the requisite corporate power, authority and capacity to enter into this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to complete the transactions contemplated by this Agreement. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the completion by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company (subject to obtaining the Company Stockholder Approval by the Company Stockholders) and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company and its subsidiaries of their obligations hereunder, or the completion of the Transaction or, the completion by the Company of the transactions contemplated hereby, other than, with respect to the Company Proxy Statement and other matters relating thereto, the approval of the Company Board. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction.

(yy)

Required Approvals. No authorization, licence, permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is required to be obtained or made by or with respect to the Company for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the completion by the Company of the Arrangement, other than:

(i)	the Interim Order and any filings required in order to obtain, and approvals required under, the Interim Order;
(ii)	the Final Order, and any filings required in order to obtain the Final Order;
(iii)	such filings and other actions required under applicable Canadian and U.S. Securities Laws and the rules and policies of the NYSE American and the TSXV;
(iv)

any other authorizations, licences, permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make same would not reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement; and

(v)	third-party consents, approvals and notices set out in Section 3.2(yy) of the Company Disclosure Letter.
(zz)

No Violation. Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.2(yy) and the third party consents, approvals and notices set out in Section 3.2(zz) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the completion of the Arrangement do not and will not (nor will they with the giving of notice or the lapse of time or both):

(i)

conflict with, result in a violation or breach of, constitute a default or require any consent (other than such as has already been obtained), to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(A)	any Law applicable to it, its subsidiaries or any of their respective properties or assets;
(B)

any provisions of the articles, by-laws or other constating documents or partnership agreements of the Company or any of its subsidiaries or any other agreement or understanding with any party holding an ownership interest in the Company; or

(C)	any license or registration or any agreement, contract or commitment, written or oral, which the Company or any subsidiary is a party to or bound by or subject to;
(ii)

result in a conflict, contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, or require any consent or approval under, any Company Material Contract or material Permit or license to which it is a party or by which it or any of its subsidiaries is bound or to any of its material assets is subject or give to any person any interest, benefit or right, including any right of purchase, termination, cancellation, suspension, alteration, payment, modification, reimbursement, cancellation or acceleration, under any such contracts, permits or licenses;

(iii)	give rise to any rights of first refusal, rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, Contract, indenture, authorization, deed of trust, mortgage, bond, instrument, licence or Permit;

(iv)

result in the creation or imposition of any Lien upon any of the Company’s assets or the assets of any of its subsidiaries, or restrict, hinder, impair or limit its or any of its subsidiaries’ ability to carry on their respective business as and where it is now being carried on or as and where it may be carried on in the future; or

(v)

except as set out in Section 3.2(zz) of the Company Disclosure Letter, result in any payment (including retention, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any person, or any increase in any employee benefits or compensation otherwise payable, or result in the acceleration of the time of payment, vesting or exercise of any employee benefits.

(aaa)	Employment Matters.
(i)

Section 3.2(aaa)(i) of the Company Disclosure Letter sets out a true and complete list of all employees of the Company and any subsidiary, whether actively at work or not, including their respective location, hire date and cumulative length of service, term of contract (if fixed), position, compensation (including but not limited to salary, bonus and commissions), eligibility to participate in short-term and long-term incentive plans (and grants received under these plans, if any), benefits, vacation entitlement in days, current status (full time or part-time, active or non-active (and if non-active, the reason for leave)) and whether they are unionized or subject to a written employment Contract as well as a list of all former employees of the Company to whom the Company or any of its subsidiaries has or may have any outstanding obligations, indicating the nature and the value of such obligations. Except as disclosed in Section 3.2(aaa)(i) of the Company Disclosure Letter, no employee of the Company or its subsidiaries has any agreement as to length of notice or severance payment required to terminate such employee’s employment, other than payments required by Law in connection with the termination of employment of an employee without an agreement as to notice or severance. The Company Diligence Information contains true and complete copies of all written Contracts in relation to the employees listed in Section 3.2(aaa)(i) of the Company Disclosure Letter.

(ii)

Section 3.2(aaa)(ii) of the Company Disclosure Letter contains a correct and complete list of each independent contractor currently engaged by the Company or any subsidiary including their consulting fees, any other forms of compensation or benefits to which they are entitled and whether they are subject to a written Contract. Current and complete copies of all such independent contractor Contracts have been provided to the Purchaser. Each independent contractor of the Company and its subsidiaries has been properly classified as an independent contractor and neither the Company nor any subsidiary has received any notice from any Governmental Authority disputing such classification.

(iii)	Except as set out in Section 3.2(aaa)(iii) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or bound or governed by, or subject to:

(A)

any employment, consulting, retention or change of control agreement with, or any written or oral agreement, arrangement or understanding providing for retention, severance or termination payments to, any officer, employee or consultant of the Company or any of its subsidiaries in connection with the termination of their position or their employment as a direct result of a change of control of the Company (including as a result of the Transaction).

(B)

any collective bargaining or union agreement, or any actual or, to the knowledge of the Company, threatened application for certification or bargaining rights in respect of the Company or any of its subsidiaries;

(C)	any labour dispute, strike, lock-out, work slowdown or stoppage relating to or involving any employees of the Company or any of its subsidiaries and no such event has occurred within the last year; or
(D)

any actual or, to the knowledge of the Company, threatened material claim against the Company or any of its subsidiaries arising out of or in connection with employment or consulting relationship or the termination thereof.

(iv)	Complete and correct copies of the agreements, arrangements and understandings referred to in paragraphs (A) and (B) of this Section 3.2(aaa) are included in the Company Diligence Information.
(v)

The Company and its subsidiaries have not and are not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(bbb)

Acceleration of Benefits. Except as set out in Section 3.2(bbb) of the Company Disclosure Letter, no person will, as a result of any of the transactions contemplated herein or in the Plan of Arrangement, become entitled to (i) any retirement, severance, bonus or other similar payment from the Company or any of its subsidiaries, (ii) the acceleration of the vesting or the time to exercise of any Company Convertible Securities or employee or director awards of the Company or any of its subsidiaries, (iii) the forgiveness or postponement of payment of any indebtedness owing by such person to the Company or any of its subsidiaries, or (iv) receive any additional payments or compensation under or in respect of any employee or director benefits or incentive or other compensation plans or arrangements from the Company or any of its subsidiaries.

(ccc)	Employee Benefits.
(i)

Other than the Company Equity Incentive Plan and Employee Plans of the Company, neither the Company nor any of its subsidiaries has any pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon the Company. The Company is in compliance in all material respects with the terms of the Company Equity Incentive Plan, Employee Plans of the Company and all applicable Laws related thereto.

(ii)

The Company has provided as part of the Company Diligence Information true, correct and complete copies of all the Employee Plans as amended as of the date hereof, together with all related documentation including, without limitation, funding and investment management agreements, summary plan descriptions, the most recent actuarial reports, financial statements, asset statements, trust and custodial agreements, insurance or group annuity contracts, the three (3) most recent annual reports on Form 5500 (including the accountant’s opinion and any other schedules and exhibits), and all material opinions and memoranda (whether externally or internally prepared) and material correspondence with all regulatory authorities or other relevant persons.

(iii)

Each of the Company and its subsidiaries has complied in all material respects with all the terms of, and all applicable Laws in respect of, the Employee Plans. All Employee Plans of the Company have been maintained, funded, and administered in compliance in all material respects with their terms and all applicable Laws, including ERISA and the Code. There are no actions, suits, or claims pending or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against, or with respect to, any Employee Plans of the Company. There is no matter pending (other than routine qualification determination filings) with respect to any Employee Plans of the Company before any Governmental Entity nor is any such plan under audit or examination by any Governmental Entity. All contributions, and premiums owing under the Employee Plans have been paid when due in accordance with the terms of the Employees Plans and applicable Laws. The Company and/or its subsidiaries, as the case may be, have paid in full all contributions and premiums owing under the Company’s Employee Plans for the period up to the date hereof.

(iv)

No Employee Plan of the Company, nor any trustee, administrator, employee, or “fiduciary” thereof has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject any such Employee Plan, trustee, administrator, employee, or fiduciary thereof, or any party dealing with any such Employee Plan, to a tax or penalty on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA.

(v)

Other than as required by Law, no Employee Plan of the Company provides post-termination or retiree health benefits to any individual for any reason, and neither the Company nor any of its ERISA Affiliates has any liability to provide post-termination or retiree health benefits to any individual.

(vi)

Neither the Company nor any ERISA Affiliate of the Company sponsors, maintains, contributes to, is required to contribute to, or has sponsored, maintained, contributed to, or been required to contribute to at any time since its formation: any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code; any “multiemployer plan” as defined in Section 3(37) of ERISA; any multiple employer retirement plan or multiple employer welfare arrangement (MEWA) as defined in Section 3(40) of ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred, or anticipates incurring, any withdrawal liability to a multiemployer plan.

(ddd)

Non-Arm’s Length Transactions. There are no current contracts, commitments, agreements, arrangements or other transactions between the Company or any of its subsidiaries, on the one hand, and any (i) officer or director of the Company or its subsidiaries, (ii) holder of record or, to the knowledge of the Company, beneficial owner of 5% or more of the outstanding Company Shares, or (iii) affiliate or associate or any such officer, director or Company Stockholder, on the other hand

(eee)

Company Fairness Opinion. The Company Board has received the Company Fairness Opinion in oral form, which opinion has not been modified, amended, qualified or withdrawn. A true and complete copy of the written Company Fairness Opinion will be provided by the Company to the Purchaser promptly following delivery of the same to the Company Board. The Company has been authorized by the Company Financial Advisor to permit inclusion of the Company Fairness Opinion and references thereto and summaries thereof in the Company Proxy Statement.

(fff)

Company Board Approval. The Company Board, at a meeting duly called and held, upon consultation with legal and financial advisors, has unanimously determined that this Agreement and the consideration to be received by the Company Stockholders, in exchange for the Company Shares pursuant to the Merger are fair and in the best interests of the Company, has unanimously approved the execution and delivery of this Agreement and the Transaction and has unanimously resolved to recommend that Company Stockholders vote in favour of the Company Stockholder Approval. No action has been taken to amend, or supersede such determinations, resolutions or authorizations of the Company Board.

(ggg)

Company Diligence Information. All Company Diligence Information provided is true and correct in all respects and does not contain any omissions as at its respective date as stated therein, or, if any Company Diligence Information is undated, as of the date of its delivery to the data room for purposes of the transactions contemplated by this Agreement. None of the Company Diligence Information has been amended except as provided in the Company Diligence Information. Additionally, all information provided to the Purchaser in relation to the Purchaser’s due diligence requests, including information not provided in the Company Diligence Information, is true and correct in all respects and does not contain any omissions as at its respective date as stated therein and has not been amended except as provided to the Purchaser. The Company acknowledges that the Purchaser is relying on the Company Diligence Information provided by the Company to the Purchaser in entering into this Agreement.

(hhh)

Arrangements with Securityholders. Other than the Company Support Agreements and this Agreement, the Company does not have any agreement, arrangement or understanding (whether written or oral) with respect to the Purchaser or any of its securities, businesses or operations, with any shareholder of the Purchaser, any interested party of the Purchaser or any related party of any interested party of the Purchaser, or any joint actor with any such persons (and for this purpose, the terms “interested party”, “related party” and “joint actor” shall have the meaning ascribed to such terms in MI 61-101).

(iii)

Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing any business practice of the Company or any of its subsidiaries or affiliates, any acquisition of property by the Company or any of its subsidiaries or affiliates, or the conduct of business by the Company or any of its subsidiaries or affiliates, as currently conducted (including following the transactions contemplated by this Agreement).

(jjj)

Indemnification Agreements. The Company Diligence Information contains correct and complete copies of all indemnity agreements and any similar agreements to which the Company is a party that contain rights to indemnification in favour of the current officers and directors of the Company.

(kkk)

Employment, Severance and Change of Control Agreements. The Company Diligence Information contains correct and complete copies of all employment, consulting, change of control and severance agreements to which the Company is a party providing for severance payments in excess of the amount that would result by Law in connection with termination of employment of an employee without an agreement as to notice or severance.

(lll)	Ownership of Purchaser Shares or other Securities. Neither the Company nor any of its affiliates own any Purchaser Shares or any other securities of the Purchaser.

3.3Survival of Representations and Warranties

No investigation by or on behalf of any Party prior to the execution of this Agreement will mitigate, diminish or affect the representations and warranties made by the other Parties. The representations and warranties of the Parties contained in this Agreement will not survive the completion of the Arrangement and will expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. This Section 3.3 will not limit any covenant or agreement of any of the Parties, which, by its terms, contemplates performance after the Effective Time or the date on which this Agreement is terminated, as the case may be.

Article 4
COVENANTS

4.1Covenants of the Purchaser Regarding the Conduct of Business

The Purchaser covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the Company’s consent in writing (to the extent that such consent is permitted by applicable Law), which consent will not be unreasonably withheld, conditioned or delayed, (ii) as expressly permitted, or specifically contemplated or required by this Agreement, (iii) as set out in Section 4.1 of the Purchaser Disclosure Letter, or (iv) as is otherwise required by applicable Law or any Governmental Authority:

(a)

the businesses of the Purchaser and its subsidiaries will be conducted only in the ordinary course of business consistent in all material respects with past practice, in accordance with applicable Laws and in accordance with the Purchaser Budget, the Purchaser and its subsidiaries will comply with the terms of all Purchaser Material Contracts and the Purchaser and its subsidiaries will use commercially reasonable efforts to maintain and preserve intact its and their business organizations, assets, properties, rights, Permits, goodwill and business relationships and keep available the services of its officers, employees and consultants of the Purchaser and its subsidiaries as a group;

(b)	without limiting the generality of Section 4.1(a) above, the Purchaser will not, directly or indirectly:

(i)	alter or amend the notice of articles, articles, by-laws or other constating documents of the Purchaser or any of its subsidiaries;
(ii)

declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any equity securities of the Purchaser or any subsidiaries (other than dividends, distributions, payments or return of capital made to the Purchaser by any subsidiary);

(iii)	other than the Consolidation, split, divide, consolidate, combine or reclassify the Purchaser Shares or any other securities of the Purchaser or its subsidiaries;
(iv)

issue, sell, grant, award, pledge, dispose of or otherwise encumber or agree to issue, sell, grant, award, pledge, dispose of or otherwise encumber any Purchaser Shares or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Purchaser Shares or other equity or voting interests or other securities or any shares of its subsidiaries (including, for greater certainty, Purchaser Options, Purchaser Warrants or any other equity based awards), other than pursuant to the exercise of the Purchaser Options and the Purchaser Warrants that are outstanding as of the date of this Agreement in accordance with their terms;

(v)

redeem, purchase or otherwise acquire or subject to any Lien, any of its outstanding Purchaser Shares or other securities or securities convertible into or exchangeable or exercisable for Purchaser Shares or any such other securities or any shares or other securities of its subsidiaries;

(vi)	amend the terms of any securities of the Purchaser or its subsidiaries;
(vii)	adopt a plan of liquidation or pass any resolution providing for the liquidation or dissolution of the Purchaser or its subsidiaries;
(viii)	reorganize, amalgamate or merge the Purchaser with any other person and will not cause or permit its subsidiaries to reorganize, amalgamate or merge with any other person;
(ix)	reduce the stated capital of the shares of the Purchaser or any of its subsidiaries;
(x)

create any subsidiary or enter into any Contracts or other arrangements regarding the control or management of the operations, or the appointment of governing bodies or enter into any joint venture or similar agreement, arrangement or relationship;

(xi)

make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures), except as disclosed in the Purchaser Public Disclosure Record, as required by applicable Laws or under IFRS; or

(xii)	enter into, modify or terminate any Contract with respect to any of the foregoing;

(c)

the Purchaser will immediately notify the Company orally and then promptly notify the Company in writing of (i) any “material change” (as defined in the B.C. Securities Act) in relation to the Purchaser or its subsidiaries, (ii) any event, circumstance or development that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, (iii) any breach of this Agreement by the Purchaser, or (iv) any event occurring after the date of this Agreement that would render a representation or warranty, if made on that date or the Effective Date, inaccurate such that any of the conditions in Section 7.3(b) would not be satisfied;

(d)	the Purchaser will not, and will not cause or permit its subsidiaries to, directly or indirectly, except in connection with this Agreement:
(i)

sell, pledge, lease, licence, dispose of, mortgage or encumber or otherwise transfer any assets or properties of the Purchaser or its subsidiaries, other than sales of inventory in the ordinary course or the disposition of assets having a value less than US$100,000 in the aggregate;

(ii)

acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction of a series of related transactions, any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment, directly or indirectly, in one transaction or in a series of related transactions, by the purchase of securities, contribution of capital, property transfer, or purchase of any property or assets of any other person, other than acquisitions of assets, equipment and supplies in the ordinary course that do not exceed 115% of the amounts budgeted for such acquisitions in the Purchaser Budget;

(iii)

incur any capital expenditure or enter into any agreement obligating the Purchaser or its subsidiaries to provide for future capital expenditures involving payments in excess of 115% of the amounts budgeted for such capital expenditures in the Purchaser Budget in the aggregate;

(iv)

incur any indebtedness (including the making of any payments in respect thereof, including any premiums or penalties thereon or fees in respect thereof) or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or make any loans or advances (other than intercompany loans or advances);

(v)

pay, discharge or satisfy any claim, liability or obligation prior to the same being due in an aggregate amount greater than US$100,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected in the Purchaser Budget;

(vi)

engage in any new business, enterprise or other activity that is inconsistent with the existing businesses of the Purchaser in the manner such existing businesses generally have been carried on or (as disclosed in the Purchaser Public Disclosure Record) planned or proposed to be carried on prior to the date of this Agreement;

(vii)	enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction;
(viii)	terminate, fail to renew, cancel, waive, release, grant or transfer any rights of material value;
(ix)

enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify, amend or exercise any right to renew any lease or sublease of real property or acquire any interest in real property;

(x)

except in connection with matters otherwise permitted under this Section 4.1, enter into any Contract that, if entered into prior to the date hereof, would be a Purchaser Material Contract, or terminate, cancel, extend, renew or amend, modify or change any Purchaser Material Contract, or waive, release, or assign any material rights or claims thereto or thereunder;

(xi)

grant to any officer, director of the Purchaser or its subsidiaries, or any employee or independent contractor of the Purchaser whose annual salary or payment exceeds US$100,000, an increase in compensation in any form;

(xii)

take any action with respect to the grant, acceleration or increase of any severance, change of control, retirement, retention or termination pay or amend any existing arrangement relating to the foregoing;

(xiii)	enter into or modify any employment or consulting agreement with any officer or director of the Purchaser or its subsidiaries;
(xiv)	increase the coverage, contributions, funding requirements or benefits available under any Employee Plan or create any new plan which would be considered to be an Employee Plan once created;
(xv)	make any material determination under any Employee Plan that is not in the ordinary course of business;
(xvi)

amend any equity based compensation plan of the Company, or adopt or make any contribution to or any award under any new performance share unit plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or senior officers or former directors or senior officers of the Purchaser or its subsidiaries;

(xvii)

take any action to accelerate the time of payment of any compensation or benefits, amend or waive any performance or vesting criteria or accelerate vesting under the any equity based compensation plan of the Purchaser; or

(xviii)	establish, adopt, enter into, amend or terminate any collective bargaining agreement;
(xix)	terminate the employment or consulting arrangement of any senior management employees, except for cause;

(xx)	increase any benefits payable under its current severance or termination pay policies;
(xxi)	make any loan to any officer, director, employee or consultant of the Purchaser or its subsidiaries, other than advancement of expenses in the ordinary course of business; or
(xxii)	authorize any of the foregoing, or enter into or modify any Contract to do any of the foregoing;
(e)

the Purchaser will use commercially reasonable efforts to retain the services of its and its subsidiaries’ existing employees and consultants until the Effective Time, and will promptly provide written notice to the Company of the resignation or termination of any of its key employees or consultants;

(f)

neither the Purchaser nor its subsidiaries will make an application to amend, terminate, allow to expire or lapse or otherwise modify any of its Permits or take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under, any material Permit necessary to conduct its businesses as now being conducted;

(g)

the Purchaser and each of its subsidiaries will (i) duly and timely file all Returns required to be filed by it on or after the date hereof but prior to the Effective Time and all such Returns will be true, complete and correct in all material respects and (ii) timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it to the extent due and payable prior to the Effective Time, except for any Taxes contested in good faith pursuant to applicable Laws;

(h)

the Purchaser will not (i) settle, compromise or agree to the entry of judgment with respect to any action, claim or other Proceeding relating to Taxes, (other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Purchaser Financial Statements), (ii) enter into any Tax sharing, Tax allocation or Tax indemnification agreement, (iii) make a request for a Tax ruling to any Governmental Authority, or (iv) agree to any extension or waiver of the limitation period relating to any material Tax claim or assessment or reassessment;

(i)

the Purchaser will not, and will not cause or permit its subsidiaries to, settle or compromise any action, claim or other Proceeding (i) brought against it for damages or providing for the grant of injunctive relief or other non-monetary remedy (“Litigation”) (except where the action, claim or other Proceeding is insured and the Purchaser’s contribution does not exceed its deductible) or (ii) brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Arrangement;

(j)

the Purchaser will not, and will not cause or permit its subsidiaries to, commence any Litigation (other than Litigation in connection with the collection of accounts receivable, to enforce the terms of this Agreement or the Confidentiality Agreement, to enforce other obligations of the Company or as a result of Litigation commenced against the Purchaser);

(k)

the Purchaser will not, and will not cause or permit its subsidiaries to, enter into or renew any Contract (i) containing (A) any limitation or restriction on the ability of the Purchaser or its subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Company or any of its affiliates, to engage in any type of activity or business, (B) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of the Purchaser or its subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Company or any of its affiliates, is or would be conducted, (C) any limit or restriction on the ability of the Purchaser or its subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Company or any of its affiliates, to solicit customers or employees, or (D) containing any provision restricting or triggered by the transactions contemplated herein, or (ii) that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement;

(l)

the Purchaser will not, and will not cause or permit any of its subsidiaries to, take any action which would render, or which reasonably may be expected to render, any representation or warranty made by the Purchaser in this Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Purchaser Material Adverse Effect qualifications contained therein) at any time prior to the Effective Date if then made; and

(m)

as is applicable, the Purchaser will not, and will not cause or permit its subsidiaries to, agree, announce, resolve, authorize or commit to do any of the foregoing matters to which negative covenants pertain.

4.2Covenants of the Company Regarding the Conduct of Business

The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the Purchaser’s consent in writing (to the extent that such consent is permitted by applicable Law), which consent will not be unreasonably withheld, conditioned or delayed, (ii) as expressly permitted or specifically contemplated or required by this Agreement, (iii) as set out in Section 4.2 of the Company Disclosure Letter, or (iv) as is otherwise required by applicable Law or any Governmental Authority:

(a)

the businesses of the Company and its subsidiaries will be conducted only in the ordinary course of business consistent in all material respects with past practice, in accordance with applicable Laws and in accordance with the Company Budget, the Company and its subsidiaries will comply with the terms of all Company Material Contracts and the Company and its subsidiaries will use commercially reasonable efforts to maintain and preserve intact its and their business organizations, assets, properties, rights, Permits, goodwill and business relationships and keep available the services of its officers, employees and consultants of the Company and its subsidiaries as a group;

(b)	without limiting the generality of Section 4.2(a) above, the Company will not, directly or indirectly:
(i)	alter or amend the articles, by-laws or other constating documents of the Company;
(ii)	declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any equity securities of the Company or any subsidiaries (other than dividends, distributions, payments or return of capital made to the Company by any subsidiary);

(iii)	split, divide, consolidate, combine or reclassify the Company Shares or any other securities of the Company or its subsidiaries;
(iv)

issue, sell, grant, award, pledge, dispose of or otherwise encumber or agree to issue, sell, grant, award, pledge, dispose of or otherwise encumber any Company Shares or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Company Shares or other equity or voting interests or other securities or any shares of its subsidiaries (including, for greater certainty, Company Options, Company DSUs, Company PSUs, Company RSUs or any other equity based awards), other than pursuant to the exercise of Company Options or Company Warrants or the settlement of Company DSUs, Company PSUs and Company RSUs that are outstanding as of the date of this Agreement in accordance with their terms;

(v)

redeem, purchase or otherwise acquire or subject to any Lien, any of its outstanding Company Shares or other securities or securities convertible into or exchangeable or exercisable for Company Shares or any such other securities or any shares or other securities of its subsidiaries;

(vi)	amend the terms of any securities of the Company or its subsidiaries;
(vii)	adopt a plan of liquidation or pass any resolution providing for the liquidation or dissolution of the Company or its subsidiaries;
(viii)	reorganize, amalgamate or merge the Company with any other person and will not cause or permit its subsidiaries to reorganize, amalgamate or merge with any other person;
(ix)	reduce the stated capital of the shares of the Company or any of its subsidiaries;
(x)

create any subsidiary or enter into any Contracts or other arrangements regarding the control or management of the operations, or the appointment of governing bodies or enter into any joint venture or similar agreement, arrangement or relationship;

(xi)

make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures), except as disclosed in the Company Public Disclosure Record, as required by applicable Laws or under U.S. GAAP; or

(xii)	enter into, modify or terminate any Contract with respect to any of the foregoing;
(c)

the Company will immediately notify the Purchaser orally and then promptly notify the Company in writing of (i) any event, circumstance or development that would trigger the filing of a Form 8-K with the SEC; (ii) any event, circumstance or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company

Material Adverse Effect, (iii) any breach of this Agreement by the Company, or (iv) any event occurring after the date of this Agreement that would render a representation or warranty, if made on that date or the Effective Date, inaccurate such that any of the conditions in Section 7.2(b) would not be satisfied;

(d)	the Company will not, and will not cause or permit its subsidiaries to, directly or indirectly, except in connection with this Agreement:
(i)

sell, pledge, lease, licence, dispose of, mortgage or encumber or otherwise transfer any assets or properties of the Company or its subsidiaries, other than sales of inventory in the ordinary course or the disposition of assets having a value less than US$100,000 in the aggregate;

(ii)

acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction of a series of related transactions, any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment, directly or indirectly, in one transaction or in a series of related transactions, by the purchase of securities, contribution of capital, property transfer, or purchase of any property or assets of any other person, other than acquisitions of assets, equipment and supplies in the ordinary course that do not exceed 115% of the amounts budgeted for such acquisitions in the Company Budget;

(iii)

incur any capital expenditure or enter into any agreement obligating the Company or its subsidiaries to provide for future capital expenditures involving payments in excess of 115% of the amounts budgeted for such capital expenditures in the Company Budget in the aggregate;

(iv)

incur any indebtedness (including the making of any payments in respect thereof, including any premiums or penalties thereon or fees in respect thereof) or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or make any loans or advances (other than intercompany loans or advances);

(v)

pay, discharge or satisfy any claim, liability or obligation prior to the same being due in an aggregate amount greater than US$100,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected in the Company Budget;

(vi)

engage in any new business, enterprise or other activity that is inconsistent with the existing businesses of the Company in the manner such existing businesses generally have been carried on or (as disclosed in the Company Public Disclosure Record) planned or proposed to be carried on prior to the date of this Agreement;

(vii)	enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction;
(viii)	terminate, fail to renew, cancel, waive, release, grant or transfer any rights of material value;

(ix)

enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify, amend or exercise any right to renew any lease or sublease of real property or acquire any interest in real property;

(x)

except in connection with matters otherwise permitted under this Section 4.2, enter into any Contract that, if entered into prior to the date hereof, would be a Company Material Contract, or terminate, cancel, extend, renew or amend, modify or change any Company Material Contract, or waive, release, or assign any material rights or claims thereto or thereunder;

(xi)

grant to any officer, director of the Company or its subsidiaries, or any employee or independent contractor of the Company whose annual salary or payment exceeds US$100,000, an increase in compensation in any form;

(xii)

take any action with respect to the grant, acceleration or increase of any severance, change of control, retirement, retention or termination pay or amend any existing arrangement relating to the foregoing;

(xiii)	enter into or modify any employment or consulting agreement with any officer or director of the Company or its subsidiaries;
(xiv)	increase the coverage, contributions, funding requirements or benefits available under any Employee Plan or create any new plan which would be considered to be an Employee Plan once created;
(xv)	make any material determination under any Employee Plan that is not in the ordinary course of business;
(xvi)

amend any equity based compensation plan of the Company, or adopt or make any contribution to or any award under any new performance share unit plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or senior officers or former directors or senior officers of the Company or its subsidiaries;

(xvii)

take any action to accelerate the time of payment of any compensation or benefits, amend or waive any performance or vesting criteria or accelerate vesting under the any equity based compensation plan of the Company; or

(xviii)	establish, adopt, enter into, amend or terminate any collective bargaining agreement;
(xix)	terminate the employment or consulting arrangement of any senior management employees, except for cause;
(xx)	increase any benefits payable under its current severance or termination pay policies;
(xxi)	make any loan to any officer, director, employee or consultant of the Company or its subsidiaries, other than advancement of expenses in the ordinary course of business; or

(xxii)	authorize any of the foregoing, or enter into or modify any Contract to do any of the foregoing;
(e)

the Company will use its commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by the Company and its subsidiaries, including directors’ and officers’ insurance, not to be cancelled, terminated, amended or modified and to prevent any of the coverage thereunder from lapsing, unless at the time of such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage comparable to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided, however, that, except as contemplated by Section 4.10, the Company will not obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months, except that renewal steps may be taken in advance of expiry;

(f)

the Company will use commercially reasonable efforts to retain the services of its and its subsidiaries’ existing officers, employees and consultants until the Effective Time, and will promptly provide written notice to the Purchaser of the resignation or termination of any of its key officers, employees or consultants;

(g)

neither the Company nor its subsidiaries will make an application to amend, terminate, allow to expire or lapse or otherwise modify any of its Permits or take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under, any material Permit necessary to conduct its businesses as now being conducted;

(h)

the Company and each of its subsidiaries will (i) duly and timely file all Returns required to be filed by it on or after the date hereof but prior to the Effective Time and all such Returns will be true, complete and correct in all material respects and (ii) timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it to the extent due and payable prior to the Effective Time, except for any Taxes contested in good faith pursuant to applicable Laws;

(i)

the Company will not (i) settle, compromise or agree to the entry of judgment with respect to any action, claim or other Proceeding relating to Taxes, (other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements), (ii) enter into any Tax sharing, Tax allocation or Tax indemnification agreement, (iii) make a request for a Tax ruling to any Governmental Authority, or (iv) agree to any extension or waiver of the limitation period relating to any material Tax claim or assessment or reassessment;

(j)

the Company will not, and will not cause or permit its subsidiaries to, settle or compromise any action, claim or other Proceeding or Litigation (i) brought against it for damages or providing for the grant of injunctive relief or other non-monetary remedy (except where the action, claim or other Proceeding is insured and the Company’s contribution does not exceed its deductible) or (ii) brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Arrangement;

(k)

the Company will not, and will not cause or permit its subsidiaries to, commence any Litigation (other than litigation in connection with the collection of accounts receivable, to enforce the terms of this Agreement or the Confidentiality Agreement, to enforce other obligations of the Purchaser or as a result of litigation commenced against the Company);

(l)

the Company will not, and will not cause or permit its subsidiaries to, enter into or renew any Contract (i) containing (A) any limitation or restriction on the ability of the Company or its subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Resulting Issuer or any of its affiliates, to engage in any type of activity or business, (B) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of the Company or its subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Resulting Issuer or any of its affiliates, is or would be conducted, (C) any limit or restriction on the ability of the Company or its subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Resulting Issuer or any of its affiliates, to solicit customers or employees, or (D) containing any provision restricting or triggered by the transactions contemplated herein, or (ii) that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement;

(m)

the Company will not, and will not cause or permit any of its subsidiaries to, take any action which would render, or which reasonably may be expected to render, any representation or warranty made by the Company in this Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Company Material Adverse Effect qualifications contained therein) at any time prior to the Effective Date if then made; and

(n)

as is applicable, the Company will not, and will not cause or permit its subsidiaries to, agree, announce, resolve, authorize or commit to do any of the foregoing matters to which negative covenants pertain.

4.3Access to Information

Subject to compliance with applicable Laws and the terms of any existing Contracts, each Party (the “Providing Party”) will afford to the other Party and its Representatives (the “Accessing Party”) until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, continuing access to the Company Diligence Information or the Purchaser Diligence Information, as applicable, and reasonable access during normal business hours and upon reasonable notice, to the Providing Party’s and its subsidiaries’ businesses, properties, books and records and such other data and information as the Accessing Party may reasonably request, as well as to its management personnel, provided however that (a) such access shall not unduly interfere with the ordinary conduct of the businesses of the Providing Party, and (b) other than in circumstances where access to or disclosure of any information or documents would not result in the loss of solicitor-client privilege, the Providing Party shall not have any obligation in response to a request by the Accessing Party to provide access to or otherwise disclose any information or documents subject to solicitor-client privilege. Subject to compliance with applicable Laws and such requests not materially and unduly interfering with the ordinary conduct of the business of the Company or the Purchaser, the Company or the Purchaser and its subsidiaries, respectively, will also make available to the Company or the Purchaser, as applicable and its respective Representatives information reasonably requested by the Company or the Purchaser for the purposes of preparing, considering and implementing integration and strategic plans for the combined businesses of the Purchaser and the Company and its affiliates following completion of the Arrangement. Without limiting the generality of the provisions of the Confidentiality Agreement, the Purchaser and the Company each acknowledge that all information provided to it under this Section 4.3, or otherwise pursuant to this

Agreement or in connection with the transactions contemplated hereby, is subject to the Confidentiality Agreement, which will remain in full force and effect in accordance with its terms notwithstanding any other provision of this Agreement or any termination of this Agreement. If any provision of this Agreement otherwise conflicts or is inconsistent with any provision of the Confidentiality Agreement, the provisions of this Agreement will supersede those of the Confidentiality Agreement but only to the extent of the conflict or inconsistency and all other provisions of the Confidentiality Agreement will remain in full force and effect. Investigations made by or on behalf of a Party, whether under this Section 4.3 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by the other Party in this Agreement.

4.4Covenants of the Purchaser Regarding the Transaction

(a)

Subject to the terms and conditions of this Agreement, the Purchaser shall and shall cause its subsidiaries to perform all obligations required to be performed by the Purchaser under this Agreement, cooperate with the Company in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Arrangement and the other transactions contemplated hereby, including (without limiting the obligations of the Purchaser in Article 2):

(i)

subject to the Company’s prior review and approval as contemplated by Section 2.2(a), publicly announcing the execution of this Agreement, the support of the Purchaser Board of the Arrangement (including the voting intentions of each Supporting Purchaser Shareholder referred to in Section 2.5(e)) and the Purchaser Board Recommendation;

(ii)

using its commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by the Purchaser and its subsidiaries from other parties to any material contract of the Purchaser in order to complete the Arrangement;

(iii)

cooperating with the Company in connection with, and using its commercially reasonable efforts to assist the Company in obtaining the waivers, consents and approvals referred to in Section 4.5(a), provided, however, that, notwithstanding anything to the contrary in this Agreement, in connection with obtaining any waiver, consent or approval from any person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, the Purchaser will not be required to pay or commit to pay to such person whose waiver, consent or approval is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation;

(iv)	using its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the U.S. Securities Act;
(v)	applying for and use commercially reasonable efforts to obtain approval of the listing and posting for trading on the TSXV of the Resulting Issuer Shares; and
(vi)

forthwith carrying out the terms of the Interim Order and Final Order to the extent applicable to it and taking all necessary actions to give effect to the transactions contemplated herein and the Plan of Arrangement.

(b)

Promptly after the execution of this Agreement, the Purchaser shall, with the cooperation of the Company, apply for and use commercially reasonable efforts to obtain approval of the listing and posting for trading of the common shares of the Resulting Issuer on the NYSE American at the Effective Date. The Company and its counsel shall be given reasonable opportunity to review and comment on drafts of the application for such listing and other documents related thereto and reasonable consideration shall be given to any comments made by the Company and its counsel. The Purchaser shall cause its U.S. legal counsel to deliver to NYSE American such customary legal opinions as may be required with respect to such listing.

4.5Covenants of the Company Regarding the Transaction

(a)

Subject to the terms and conditions of this Agreement, the Company will perform all obligations required to be performed by it under this Agreement, cooperate with the Purchaser in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Arrangement and other transactions contemplated hereby, including (without limiting the obligations of the Company in Article 2):

(i)

subject to the Purchaser’s prior review and approval as contemplated by Section 2.3(a), publicly announcing the execution of this Agreement, the support of the Company Board of the Arrangement (including the voting intentions of each Supporting Company Stockholder referred to in Section 2.6(e)) and the Company Board Recommendation;

(ii)

using its commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by the Company and its subsidiaries from other parties to a material contract of the Company in order to complete the Arrangement;

(iii)

cooperating with the Purchaser in connection with, and using its commercially reasonable efforts to assist the Purchaser in obtaining the waivers, consents and approvals referred to in Section 4.4(a), provided, however, that, except as stated otherwise in this Agreement, in connection with obtaining any waiver, consent or approval from any person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, the Company will not be required to pay or commit to pay to such person whose waiver, consent or approval is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation; and

(iv)

forthwith carrying out the terms of the Interim Order and Final Order to the extent applicable to it and taking all necessary actions to give effect to the transactions contemplated herein and the Plan of Arrangement.

(b)

In the event that the Purchaser reasonably concludes that it is necessary or desirable to proceed with another form of transaction (such as a formal take-over bid or amalgamation) whereby the Purchaser and/or its affiliates would effectively acquire all of the Company Shares within approximately the same time periods and on economic terms and other terms and conditions (including Tax treatment) and having economic consequences to the Company and the Company Stockholders which are substantially equivalent to or better than those contemplated by this Agreement (an “Alternative Transaction”), the Company agrees to support the completion of such Alternative Transaction in the same manner as the Arrangement and shall otherwise fulfill its covenants contained in this Agreement in respect of such Alternative Transaction. In the event of any proposed Alternative Transaction, any reference in this Agreement to the Arrangement shall refer to the Alternative Transaction to the extent applicable, all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction and all references to time periods regarding the Transaction, including the Effective Time, herein shall refer to the date of closing of the transactions contemplated by the Alternative Transaction (as such date may be extended from time to time).

4.6Mutual Covenants

Each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a)

it will use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 7 hereof to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary and commercially reasonable to permit the completion of the Arrangement in accordance with its obligations under this Agreement, the Plan of Arrangement and applicable Laws and cooperate with the other Parties in connection therewith, including using its commercially reasonable efforts to (i) obtain all Regulatory Approvals required to be obtained by it, (ii) effect or cause to be effected all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the Arrangement, (iii) oppose, lift or rescind any injunction or restraining order against it or other order, decree, ruling or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Arrangement and (iv) cooperate with the other Parties in connection with the performance by it of its obligations hereunder;

(b)

it will use commercially reasonable efforts not to take or cause to be taken any action, or refrain from taking any action, which is inconsistent with this Agreement or which would reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement;

(c)	promptly notify the other Parties of:
(i)

any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the Arrangement (and the response thereto from such Party, its subsidiaries or its Representatives); and

(ii)	any material communication from any Governmental Authority in connection with the Arrangement (and the response thereto from such Party, its subsidiaries or its representatives);
(d)

it will use commercially reasonable efforts to execute and do all acts, further deeds, things and assurances as may be required in the reasonable opinion of the other Parties’ legal counsel to permit the completion of the Arrangement; and

(e)

in the event any stockholder or shareholder litigation is commenced or, to the knowledge of the Purchaser or the Company, as applicable, threatened, that questions the validity or legality of the Arrangement or seeks damages or an injunction in connection therewith (“Transaction Litigation”), the Company or the Purchaser, as applicable, shall promptly notify the other Parties of such Transaction Litigation and shall keep the other Parties reasonably informed with respect to the status thereof. Each Party shall give the other Parties a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at such Parties’ cost) and shall consider in good faith, acting reasonably, the other Parties’ advice with respect to such Transaction Litigation; provided that none of the Parties shall offer or agree to settle any Transaction Litigation without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.

4.7Covenants Related to Regulatory Approvals

Each Party, as applicable to that Party, covenants and agrees with respect to obtaining all Regulatory Approvals required for the completion of the Arrangement that, subject to the terms and conditions of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a)

as soon as reasonably practicable after the date hereof, each Party, or where appropriate, both Parties jointly, shall make all notifications, filings, applications and submissions with Governmental Authorities required or advisable, and shall use commercially reasonable efforts to obtain all required Regulatory Approvals and shall cooperate with the other Parties in connection with all Regulatory Approvals sought by the other Parties, including the joint application for NAC Approval;

(b)

no Party shall extend or consent to any extension or refuse to consent to any extension of any applicable waiting or review period in connection with any application made pursuant to Section 4.7(a) or enter into any agreement with a Governmental Authority not to consummate the transactions contemplated by this Agreement, except upon the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed);

(c)

each Party shall use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Authority requiring that Party to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approvals sought by any of the Parties, and each Party shall cooperate with the other Parties and shall furnish to the other Parties such information and assistance as a Party may reasonably request in connection with preparing any submission or responding to such request or notice from a Governmental Authority;

(d)

each Party shall permit the other Parties an opportunity to review in advance any proposed substantive applications, notices, filings, submissions, undertakings, correspondence and communications (including responses to requests for information and inquiries from any Governmental Authority) in respect of obtaining or concluding all required Regulatory Approvals, and shall provide the other Parties with a reasonable opportunity to comment thereon and agree to consider those comments in good faith, and any of the Parties shall provide the other Parties with any substantive applications, notices, filings, submissions, undertakings or other substantive correspondence provided to a Governmental Authority, or any substantive communications received from a Governmental Authority, in respect of obtaining or concluding the required Regulatory Approvals;

(e)

each Party shall keep the other Parties reasonably informed on a timely basis of the status of discussions relating to obtaining or concluding the required Regulatory Approvals sought by such Party and, for greater certainty, unless participation by a Party is prohibited by applicable Law or by such Governmental Authority, no Party shall participate in any substantive meeting (whether in person, by telephone or otherwise) with a Governmental Authority in respect of obtaining or concluding the required Regulatory Approvals unless it advises the other Parties in advance and gives such other Parties an opportunity to attend; provided, however, that this obligation shall not extend where competitively sensitive information may be discussed or communicated; and

(f)

except as permitted or contemplated by this Agreement, the Parties shall not enter into any transaction, investment, agreement, arrangement or joint venture or take any other action, the effect of which would reasonably be expected to delay the obtaining of Regulatory Approvals.

4.8Directors and Officers of the Company

(a)

Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause, and to cause its subsidiaries to cause, all directors and officers of the Company and its subsidiaries whose employment or other relationship is not being continued by the Company, the Purchaser or any Surviving Corporation, to provide resignations, in form and substance satisfactory to the Company and the Purchaser, each acting reasonably, or shall terminate such officers effective as at the Effective Time.

(b)

The Purchaser agrees that it shall cause the Company, its subsidiaries and any successor to the Company (including any Surviving Corporation) to honour and comply with the terms of all of the severance payment obligations of the Company or its subsidiaries under the existing employment, consulting, change of control and severance agreements of the Company or its subsidiaries that are disclosed in Section 4.8(b) of the Company Disclosure Letter.

(c)

The Company shall be exclusively responsible and shall pay for any withholding obligations of Taxes pursuant to the Tax Act or Code from any amounts paid for the payments contemplated in this Section 4.8.

4.9Directors and Officers of the Resulting Issuer

(a)

The Purchaser shall take all necessary corporate actions to cause, upon the Effective Time, (i) the Purchaser Board to be comprised of a total of five (5) directors; and (ii) two (2) of the five (5) directors constituting the Purchaser Board to be individuals designated prior to the Effective Time by the Company, and agreed to by the Purchaser, acting reasonably, (each a “Designated Director”); provided that at least one (1) of any such Designated Directors is independent under the rules and regulations of the TSXV and the NYSE American as reasonably determined by the Governance and Nominating Committee of the Purchaser.

(b)

Prior to completion of the transactions contemplated by this Agreement, the Purchaser, in consultation with the Company, shall determine the composition of the management team to be implemented following completion of the Arrangement.

4.10Indemnification and Insurance

(a)

The Parties agree that all rights to indemnification existing in favour of the present and former directors and officers of the Company and each of its subsidiaries (each such present or former director or officer of the Company or any of its subsidiaries being herein referred to as an “Indemnified Party” and such persons collectively being referred to as the “Indemnified Parties”) as provided by the articles of the Company or its subsidiaries, as applicable, or by contracts or agreements to which the Company or any of its subsidiaries is a party and in effect as of the date hereof, which contracts or agreements are fully and completely disclosed in the Company Disclosure Letter and copies of which are provided to the Purchaser prior to the date hereof, and, as of the Effective Time, will survive and will continue in full force and effect and without modification, and the Company and any successor to the Company (including any Surviving Corporation) shall continue to honour such rights of indemnification and indemnify the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time for six years following the Effective Date.

(b)

Prior to the Effective Time, notwithstanding any other provision hereof, the Company may purchase non-cancellable “tail” directors’ and officers’ liability insurance providing coverage for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occur on or prior to the Effective Date, and the Purchaser shall, or shall cause the Company (or any Surviving Corporation, as applicable) and its subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date, provided that the total cost of such “tail” directors’ and officers’ liability insurance shall not exceed 300% of the current annual aggregate premium for directors’ and officers’ liability insurance currently maintained by the Company and its subsidiaries, and provided further that the Purchaser shall not be required to pay any amounts in respect of such coverage prior to the Effective Time.

(c)

The Purchaser shall, from and after the Effective Time, honour all rights to indemnification or exculpation existing as of the date of this Agreement in favour of all present and former employees and officers and directors of the Company and its subsidiaries to the extent that they are contained in the constating documents of the Company or its subsidiaries or disclosed in the Company Disclosure Letter, and acknowledges that such rights, to the extent that they are disclosed in the Company Disclosure Letter, shall survive unamended and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

(d)

This Section 4.10 shall survive the consummation of the Plan of Arrangement and is intended to be for the benefit of, and shall be enforceable by, all present and former directors and officers of the Company, its subsidiaries and their respective heirs, executors, administrators and personal representatives and shall be binding on the Purchaser, the Company, its subsidiaries and their respective successors and assigns, and, for such purpose, the Company hereby confirms that it is acting as agent on behalf of such persons.

4.11NYSE American Matters

The Purchaser and the Company shall use their commercially reasonable efforts to cause the Company Shares to be de-listed from the NYSE American and quotations removed from the over the counter markets, if and as applicable, promptly following the Effective Time, with effect as soon as practicable following the Effective Date. The Purchaser shall use commercially reasonable best efforts to cause the Purchaser Shares, including the Resulting Issuer Shares issued pursuant to the Arrangement, to continue to be listed on the TSXV and to be listed on the NYSE American at the Effective Date.

4.12Pre-Acquisition Reorganization

(a)

The Company shall use its commercially reasonable efforts to effect such reorganization of its business, operations, subsidiaries and assets or such other transactions (each, a “Pre-Acquisition Reorganization”) as the Purchaser may reasonably request prior to the Effective Date, and the Plan of Arrangement, if required, shall be modified accordingly; provided, however, that the Company need not effect a Pre-Acquisition Reorganization which in the opinion of the Company, acting reasonably: (i) would impede, materially delay or prevent the consummation of the Transaction; (ii) would require the Company to obtain prior approval of the Company Stockholders in respect of such Pre-Acquisition Reorganization; or (iii) could be prejudicial to the Company or the Company Stockholders or other securityholders, as a whole, in any respect.

(b)

Without limiting the foregoing and other than as set forth in clause (a) above, the Company shall use its commercially reasonable efforts to obtain all necessary consents, approvals or waivers from any persons to effect each Pre-Acquisition Reorganization, and the Company shall cooperate with the Purchaser in structuring, planning and implementing any such Pre-Acquisition Reorganization. The Purchaser shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least ten Business Days prior to the date of the Company Meeting. In addition:

(i)	any Pre-Acquisition Reorganization shall not unreasonably interfere with the Company’s and its subsidiaries’ material operations prior to the Effective Time;
(ii)	any Pre-Acquisition Reorganization shall not require the Company or its subsidiaries to contravene any applicable Laws, its organizational documents or any Company Material Contract;
(iii)	any Pre-Acquisition Reorganization shall not impair the ability of the Company to consummate, and will not prevent or materially delay the consummation of, the Transaction; and
(iv)

the Company shall not be obligated to take any action that could result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Stockholder incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Transaction in the absence of any Pre-Acquisition Reorganization.

(c)

The Purchaser acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Company hereunder has been breached (including where any such Pre-

Acquisition Reorganization requires the consent of any third party under a Contract) or if a condition for the benefit of the Purchaser has been satisfied. The Purchaser and the Company shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization. For greater certainty, the Company and its subsidiaries shall not be liable for the failure of the Purchaser to benefit from any anticipated Tax efficiency as a result of a Pre-Acquisition Reorganization.

4.13U.S. Exchange Act Matters

In connection with the consummation of the Transaction, the Purchaser shall use commercially reasonable efforts to register the Purchaser Shares under the U.S. Exchange Act relying on the “successor” provisions under the U.S. Exchange Act.

Article 5

ADDITIONAL AGREEMENTS

5.1Company Acquisition Proposals

(a)

Except as expressly contemplated by this Agreement or to the extent that the Purchaser, in its sole and absolute discretion, has otherwise consented to in writing, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 6.1, the Company shall not and shall cause its subsidiaries and their respective Representatives to not, directly or indirectly through any other person:

(i)

make, initiate, solicit, knowingly encourage (including by way of furnishing or affording access to information or any site visit or entering into any form of agreement, arrangement or understanding (other than an Acceptable Confidentiality Agreement)), or knowingly facilitate any inquiry or the making of any inquiry, proposal or offer with respect to a Company Acquisition Proposal or that constitutes or could reasonably be expected to constitute or lead to a Company Acquisition Proposal;

(ii)

participate in any discussions or negotiations with, furnish information to, or otherwise cooperate in any way with, any person (other than the Purchaser and its subsidiaries) regarding a Company Acquisition Proposal or any inquiry, proposal or offer that reasonably could be expected to constitute or lead to a Company Acquisition Proposal;

(iii)	make or propose publicly to make a Company Change of Recommendation; or
(iv)

accept, recommend, enter into, or propose publicly to accept, recommend or enter into, any agreement, understanding or arrangement in respect of a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

(b)

The Company shall and shall cause its subsidiaries and their respective Representatives to immediately cease and terminate any solicitation, encouragement, discussion, negotiation or other activities with any person (other than the Purchaser, its subsidiaries and their respective Representatives) conducted prior to the date hereof by the Company or any of its Representatives or its subsidiaries and their Representatives with respect to any

Company Acquisition Proposal or any inquiry, proposal or offer that reasonably could be expected to constitute or lead to a Company Acquisition Proposal and, in connection therewith, the Company will immediately discontinue access to and disclosure of any of its confidential information to any person that reasonably could be expected to lead to a Company Acquisition Proposal, including access to any data room, virtual or otherwise, to any person (other than access by the Purchaser and its Representatives), and will as soon as practicable, and in any event within two Business Days after the date hereof, request, and use its commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise any rights they may have) to require the return or destruction of all confidential information regarding the Company or its subsidiaries previously provided in connection therewith to any person other than the Purchaser and its Representatives to the extent such information has not already been returned or destroyed and use commercially reasonable efforts to ensure that such obligations are fulfilled.

(c)

Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company receives a bona fide written Company Acquisition Proposal from any person after the date hereof and prior to the Company Meeting that was not solicited by the Company and that did not otherwise result from a breach of this Section 5.1, and subject to the Company’s compliance with Section 5.1(d), the Company and its Representatives may (i) furnish information and access to properties, facilities, books or records of the Company and its subsidiaries to any such person pursuant to an Acceptable Confidentiality Agreement, provided that (x) the Company provides a copy of such Acceptable Confidentiality Agreement to the Purchaser promptly upon its execution, and (y) the Company contemporaneously provides to the Purchaser any non-public information concerning the Company that is provided to such person which was not previously provided to the Purchaser or its Representatives, and (ii) engage in or participate in any discussions or negotiations, or respond to inquiries from such person, regarding such Company Acquisition Proposal; provided, however, that, prior to taking any action described in clauses (i) or (ii) above, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal would, if consummated in accordance with its terms, constitute or would reasonably be expected to constitute a Company Superior Proposal.

(d)

The Company shall promptly (and, in any event, within 24 hours) notify the Purchaser, at first orally and thereafter in writing, of any Company Acquisition Proposal (whether or not in writing) received by the Company, any inquiry received by the Company that could reasonably be expected to constitute or lead to a Company Acquisition Proposal, or any request received by the Company for non-public information relating to the Company in connection with a Company Acquisition Proposal or for access to the properties, books or records of the Company by any person that informs the Company that it is considering making a Company Acquisition Proposal, including a copy of any written Company Acquisition Proposal, a description of the material terms and conditions of such inquiry or request and the identity of the person making such Company Acquisition Proposal, inquiry or request, and promptly provide to the Purchaser such other information concerning such Company Acquisition Proposal, inquiry or request as the Purchaser may reasonably request, including all material or substantive correspondence relating to such Company Acquisition Proposal. The Company will keep the Purchaser promptly and fully informed of the status, developments and details of any such Company Acquisition Proposal, inquiry or request, including any material changes, modifications or other amendments thereto.

(e)

Except as expressly permitted by this Section 5.1, neither the Company Board, nor any committee thereof shall: (i) make a Company Change of Recommendation; (ii) accept, approve, endorse or recommend or publicly propose to accept, approve, endorse or recommend any Company Acquisition Proposal; (iii) permit the Company to accept or enter into, or publicly propose to enter into (or permit any such actions in the case of the Company Board or any committee thereof), an Acquisition Agreement with respect to any Company Acquisition Proposal; or (iv) permit the Company to accept or enter into any Contract requiring the Company to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any person proposing a Company Acquisition Proposal in the event that the Company completes the transactions contemplated hereby or any other transaction with the Purchaser or any of its affiliates.

(f)

Notwithstanding anything to the contrary contained in Section 5.1(e), in the event the Company receives a Company Acquisition Proposal that the Company Board has determined is a Company Superior Proposal from any person after the date hereof and prior to the Company Meeting, then the Company Board may, at any time prior to the Company Meeting, make a Company Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Company Superior Proposal, but only if:

(i)

the Company has complied and continues to be in compliance with this Section 5.1 in connection with the preparation or making of such Company Acquisition Proposal and the Company has complied with the other terms of this Section 5.1(f);

(ii)

the Company has given written notice to the Purchaser that it has received a Company Acquisition Proposal and that the Company Board has determined that (x) such Company Acquisition Proposal constitutes a Company Superior Proposal and (y) the Company Board intends to make a Company Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Company Superior Proposal, in each case promptly following the making of such determination, together with a summary of the material terms of any proposed Acquisition Agreement or other agreement relating to such Company Superior Proposal (together with a copy of such agreement and any ancillary agreements and supporting materials) to be executed with the person making such Company Superior Proposal, and if applicable, the value in financial terms that the Company Board has determined should be ascribed to any non-cash consideration offered under such Company Superior Proposal;

(iii)

a period of five full Business Days (such period being the “Purchaser Response Period”) shall have elapsed from the later of (x) the date the Purchaser received the notice from the Company referred to in Section 5.1(f)(ii) and (y) the date on which the Purchaser received copies of the agreements and supporting material set out in Section 5.1(f)(ii);

(iv)

if during any Purchaser Response Period, the Purchaser has proposed to amend the terms of the Arrangement in accordance with Section 5.1(g), the Company Board shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) the Company Acquisition Proposal remains a Company Superior Proposal compared to the Arrangement as proposed to be amended by the Purchaser and (y) failure to take such action would be inconsistent with the fiduciary duties of such directors under applicable Law;

(v)	in the event the Company intends to enter into an Acquisition Agreement, the Company concurrently terminates this Agreement pursuant to Section 6.1(e)(iv); and
(vi)	the Company has previously, or concurrently will have, paid to the Purchaser the Company Termination Fee pursuant to Section 5.3(b).
(g)

The Company acknowledges and agrees that during the Purchaser Response Period or such longer period as the Company may approve in writing for such purpose, the Purchaser shall have the right, but not the obligation, to propose to amend the terms of this Agreement and the Arrangement.

(h)

The Company Board will review in good faith any offer made by the Purchaser to amend the terms of this Agreement and the Arrangement in order to determine, in consultation with its financial advisors and outside legal counsel, whether the proposed amendments would, upon acceptance, result in the Company Acquisition Proposal that previously constituted a Company Superior Proposal ceasing to be a Company Superior Proposal. The Company agrees that, subject to the Company’s disclosure obligations under applicable Laws, the fact of the making of, and each of the terms of, any such proposed amendments shall be kept strictly confidential and shall not be disclosed to any person (including without limitation, the person having made the Company Superior Proposal), other than the Company’s Representatives, without the Purchaser’s prior written consent. If the Company Board determines that such Company Acquisition Proposal that previously constituted a Company Superior Proposal would cease to be a Company Superior Proposal as a result of the amendments proposed by the Purchaser, the Company will forthwith so advise the Purchaser and will promptly thereafter accept the offer by the Purchaser to amend the terms of this Agreement and the Arrangement and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing. If the Company Board continues to believe in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal remains a Company Superior Proposal and therefore rejects the Purchaser’s offer to amend this Agreement and the Arrangement, if any, the Company may, subject to compliance with the other provisions hereof, make a Company Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Company Superior Proposal.

(i)

Each successive modification of any Company Acquisition Proposal shall constitute a new Company Superior Proposal for the purposes of Section 5.1(f) and shall require a new five full Business Day Purchaser Response Period from the date described in Section 5.1(f)(iii) with respect to such new Company Acquisition Proposal. In circumstances where the Company provides the Purchaser with notice of a Company Superior Proposal and all documentation contemplated by Section 5.1(f)(ii) on a date that is less than seven Business Days prior to the Company Meeting, the Company may, and upon the request of the Purchaser, the Company shall, adjourn or postpone the Company Meeting to, either proceed with or postpone the Company Meeting in accordance with the terms of this Agreement to a date that is not more than seven Business Days after the scheduled date of such Company Meeting, as directed by the Purchaser, provided, however, that the Company Meeting shall not be adjourned or postponed to a date later than the seventh Business Day prior to the Outside Date.

(j)	The Company Board shall reaffirm its recommendation in favour of the Arrangement by news release promptly after (i) the Company Board has determined that any Company

Acquisition Proposal is not a Company Superior Proposal if the Company Acquisition Proposal has been publicly announced or made; or (ii) the Company Board makes the determination referred to in Section 5.1(h) that a Company Acquisition Proposal that has been publicly announced or made and which previously constituted a Company Superior Proposal has ceased to be a Company Superior Proposal and the Parties have so amended the terms of this Agreement and the Arrangement. The Purchaser and its outside counsel shall be given a reasonable opportunity to review and comment on the form and content of any such news release and the Company shall give reasonable consideration to all amendments to such press release requested by the Purchaser and its outside counsel. Such news release shall state that the Company Board has determined that such Company Acquisition Proposal is not a Company Superior Proposal.

(k)

The Company will not become a party to any Contract with any person subsequent to the date hereof that limits or prohibits the Company from (i) providing or making available to the Purchaser and its affiliates and Representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described in this Section 5.1 or (ii) providing the Purchaser and its affiliates and Representatives with any other information required to be given to it by the Company under this Section 5.1.

(l)

Nothing in this Agreement shall prevent the Company Board from: (i) responding through a directors’ circular or equivalent document as required by applicable Laws to a Company Acquisition Proposal; or (ii) making any disclosure to the securityholders of the Company if the Company Board, acting in good faith and after consultation with outside legal counsel, shall have first determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the Company Board or such other disclosure that is otherwise required under applicable Law.

(m)

The Company agrees (i) not to release any persons from, or terminate, modify, amend or waive the terms of, any confidentiality agreement or standstill agreement or standstill provisions in any such confidentiality agreement that the Company entered into prior to the date hereof (it being acknowledged by the Purchaser that the automatic termination or release of any restrictions of any such agreements as a result of entering into and announcing this Agreement shall not be a violation of this Section 5.1(m)), and (ii) to promptly and diligently enforce all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it has entered into prior to the date hereof or enter into after the date hereof.

(n)

Without limiting the generality of the foregoing, the Company shall ensure that its subsidiaries and Representatives are aware of the provisions of this Section 5.1, and the Company shall be responsible for any breach of this Section 5.1 by any of its subsidiaries or Representatives.

(o)

Nothing contained in this Agreement shall prohibit the Company or the Company Board from calling and/or holding a shareholder meeting requisitioned by shareholders in accordance with the CCAA and CBCA or complying with any order of a Governmental Authority that was not solicited, supported or encouraged by the Company or its subsidiaries.

5.2Purchaser Acquisition Proposals

(a)

Except as expressly contemplated by this Agreement or to the extent that the Company, in its sole and absolute discretion, has otherwise consented to in writing, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 6.1, the Purchaser shall not and shall cause its subsidiaries and their respective Representatives to not, directly or indirectly through any other person:

(i)

make, initiate, solicit, knowingly encourage (including by way of furnishing or affording access to information or any site visit or entering into any form of agreement, arrangement or understanding (other than an Acceptable Confidentiality Agreement)), or knowingly facilitate any inquiry or the making of any inquiry, proposal or offer with respect to a Purchaser Acquisition Proposal or that constitutes or could reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal;

(ii)

participate in any discussions or negotiations with, furnish information to, or otherwise cooperate in any way with, any person (other than the Company and its subsidiaries) regarding a Purchaser Acquisition Proposal or any inquiry, proposal or offer that reasonably could be expected to constitute or lead to a Purchaser Acquisition Proposal;

(iii)	make or propose publicly to make a Purchaser Change of Recommendation; or
(iv)

accept, recommend, enter into, or propose publicly to accept, recommend or enter into, any agreement, understanding or arrangement in respect of a Purchaser Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

(b)

The Purchaser shall and shall cause its subsidiaries and their respective Representatives to immediately cease and terminate any solicitation, encouragement, discussion, negotiation or other activities with any person (other than the Company, its subsidiaries and their respective Representatives) conducted prior to the date hereof by the Purchaser or any of its Representatives or its subsidiaries and their Representatives with respect to any Purchaser Acquisition Proposal or any inquiry, proposal or offer that reasonably could be expected to constitute or lead to a Purchaser Acquisition Proposal and, in connection therewith, the Purchaser will immediately discontinue access to and disclosure of any of its confidential information to any person that reasonably could be expected to lead to a Purchaser Acquisition Proposal, including access to any data room, virtual or otherwise, to any person (other than access by the Company and its Representatives), and will as soon as practicable, and in any event within two Business Days after the date hereof, request, and use its commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise any rights they may have) to require the return or destruction of all confidential information regarding the Purchaser or its subsidiaries previously provided in connection therewith to any person other than the Company and its Representatives to the extent such information has not already been returned or destroyed and use commercially reasonable efforts to ensure that such obligations are fulfilled.

(c)

Notwithstanding anything to the contrary contained in this Agreement, in the event that the Purchaser receives a bona fide written Purchaser Acquisition Proposal from any person after the date hereof and prior to the Purchaser Meeting that was not solicited by the Purchaser and that did not otherwise result from a breach of this Section 5.2, and subject to the Purchaser’s compliance with Section 5.2(d), the Purchaser and its Representatives may (i) furnish information and access to properties, facilities, books or records of the Purchaser and its subsidiaries to any such person pursuant to an Acceptable Confidentiality Agreement, provided that (x) the Purchaser provides a copy of such Acceptable Confidentiality Agreement to the Company promptly upon its execution and (y) the Purchaser contemporaneously provides to the Company any non-public information concerning the Purchaser that is provided to such person which was not previously provided to the Company or its Representatives, and (ii) engage in or participate in any discussions or negotiations, or respond to inquiries from such person, regarding such Purchaser Acquisition Proposal; provided, however, that, prior to taking any action described in clauses (i) or (ii) above, the Purchaser Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Purchaser Acquisition Proposal would, if consummated in accordance with its terms, constitute or would reasonably be expected to constitute a Purchaser Superior Proposal.

(d)

The Purchaser shall promptly (and, in any event, within 24 hours) notify the Company, at first orally and thereafter in writing, of any Purchaser Acquisition Proposal (whether or not in writing) received by the Purchaser, any inquiry received by the Purchaser that could reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal, or any request received by the Purchaser for non-public information relating to the Purchaser in connection with a Purchaser Acquisition Proposal or for access to the properties, books or records of the Purchaser by any person that informs the Purchaser that it is considering making a Purchaser Acquisition Proposal, including a copy of any written Purchaser Acquisition Proposal, a description of the material terms and conditions of such inquiry or request and the identity of the person making such Purchaser Acquisition Proposal, inquiry or request, and promptly provide to the Company such other information concerning such Purchaser Acquisition Proposal, inquiry or request as the Company may reasonably request, including all material or substantive correspondence relating to such Purchaser Acquisition Proposal. The Purchaser will keep the Company promptly and fully informed of the status, developments and details of any such Purchaser Acquisition Proposal, inquiry or request, including any material changes, modifications or other amendments thereto.

(e)

Except as expressly permitted by this Section 5.2, neither the Purchaser Board, nor any committee thereof shall: (i) make a Purchaser Change of Recommendation; (ii) accept, approve, endorse or recommend or publicly propose to accept, approve, endorse or recommend any Purchaser Acquisition Proposal; (iii) permit the Purchaser to accept or enter into, or publicly propose to enter into (or permit any such actions in the case of the Purchaser Board or any committee thereof), an Acquisition Agreement with respect to any Purchaser Acquisition Proposal; or (iv) permit the Purchaser to accept or enter into any Contract requiring the Purchaser to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any person proposing a Purchaser Acquisition Proposal in the event that the Purchaser completes the transactions contemplated hereby or any other transaction with the Company or any of its affiliates.

(f)

Notwithstanding anything to the contrary contained in Section 5.2(e), in the event the Purchaser receives a Purchaser Acquisition Proposal that the Purchaser Board has determined is a Purchaser Superior Proposal from any person after the date hereof and prior to the Purchaser Meeting, then the Purchaser Board may, prior to the Purchaser Meeting, make a Purchaser Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Purchaser Superior Proposal, but only if:

(i)

the Purchaser has complied and continues to be in compliance with this Section 5.2 in connection with the preparation or making of such Purchaser Acquisition Proposal and the Purchaser has complied with the other terms of this Section 5.2(f);

(ii)

the Purchaser has given written notice to the Company that it has received a Purchaser Acquisition Proposal and that the Purchaser Board has determined that (x) such Purchaser Acquisition Proposal constitutes a Purchaser Superior Proposal and (y) the Purchaser Board intends to make a Purchaser Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Purchaser Superior Proposal, in each case promptly following the making of such determination, together with a summary of the material terms of any proposed Acquisition Agreement or other agreement relating to such Purchaser Superior Proposal (together with a copy of such agreement and any ancillary agreements and supporting materials) to be executed with the person making such Purchaser Superior Proposal, and, if applicable, the value in financial terms that the Purchaser Board has determined should be ascribed to any non-cash consideration offered under such Purchaser Superior Proposal;

(iii)

a period of five full Business Days (such period being the “Company Response Period”) shall have elapsed from the later of (x) the date the Company received the notice from the Purchaser referred to in Section 5.2(f)(ii), and (y) the date on which the Company received copies of the agreements and supporting material set out in Section 5.2(f)(ii);

(iv)

if during any Company Response Period, the Company has proposed to amend the terms of the Arrangement in accordance with Section 5.2(g), the Purchaser Board shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) the Purchaser Acquisition Proposal remains a Purchaser Superior Proposal compared to the Arrangement as proposed to be amended by the Company and (y) failure to take such action would be inconsistent with the fiduciary duties of such directors under applicable Law;

(v)	in the event the Purchaser intends to enter into an Acquisition Agreement, the Purchaser concurrently terminates this Agreement pursuant to Section 6.1(d)(iv); and
(vi)	the Purchaser has previously, or concurrently will have, paid to the Company the Purchaser Termination Fee pursuant to Section 5.3(d).
(g)

The Purchaser acknowledges and agrees that during the Company Response Period or such longer period as the Purchaser may approve for such purpose, the Company shall have the right, but not the obligation, to propose to amend the terms of this Agreement and the Arrangement.

(h)

The Purchaser Board will review in good faith any offer made by the Company to amend the terms of this Agreement and the Arrangement in order to determine, in consultation with its financial advisors and outside legal counsel, whether the proposed amendments would, upon acceptance, result in the Purchaser Acquisition Proposal that previously constituted a Purchaser Superior Proposal ceasing to be a Purchaser Superior Proposal. The Purchaser agrees that, subject to the Purchaser’s disclosure obligations under applicable

U.S. Securities Laws, the fact of the making of, and each of the terms of, any such proposed amendments shall be kept strictly confidential and shall not be disclosed to any person (including without limitation, the person having made the Purchaser Superior Proposal), other than the Purchaser’s Representatives, without the Company’s prior written consent. If the Purchaser Board determines that such Purchaser Acquisition Proposal that previously constituted a Purchaser Superior Proposal would cease to be a Purchaser Superior Proposal as a result of the amendments proposed by the Company, the Purchaser will forthwith so advise the Company and will promptly thereafter accept the offer by the Company to amend the terms of this Agreement and the Arrangement and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing. If the Purchaser Board continues to believe in good faith, after consultation with its financial advisors and outside legal counsel, that such Purchaser Acquisition Proposal remains a Purchaser Superior Proposal and therefore rejects the Company’s offer to amend this Agreement and the Arrangement, if any, the Purchaser may, subject to compliance with the other provisions hereof, make a Purchaser Change of Recommendation and/or enter into an Acquisition Agreement with respect to such Purchaser Superior Proposal.

(i)

Each successive modification of any Purchaser Acquisition Proposal shall constitute a new Purchaser Superior Proposal for the purposes of Section 5.2(f) and shall require a new five full Business Day Company Response Period from the date described in Section 5.2(f)(iii) with respect to such new Purchaser Acquisition Proposal. In circumstances where the Purchaser provides the Company with notice of a Purchaser Superior Proposal and all documentation contemplated by Section 5.2(f)(ii) on a date that is less than seven Business Days prior to the Purchaser Meeting, the Purchaser may, and upon the request of the Company, the Purchaser shall, adjourn or postpone the Purchaser Meeting to, either proceed with or postpone the Purchaser Meeting in accordance with the terms of this Agreement to a date that is not more than seven Business Days after the scheduled date of such Purchaser Meeting, as directed by the Company, provided, however, that the Purchaser Meeting shall not be adjourned or postponed to a date later than the seventh Business Day prior to the Outside Date.

(j)

The Purchaser Board shall reaffirm its recommendation in favour of the Arrangement by news release promptly after (i) the Purchaser Board has determined that any Purchaser Acquisition Proposal is not a Purchaser Superior Proposal if the Purchaser Acquisition Proposal has been publicly announced or made; or (ii) the Purchaser Board makes the determination referred to in Section 5.2(h) that a Purchaser Acquisition Proposal that has been publicly announced or made and which previously constituted a Purchaser Superior Proposal has ceased to be a Purchaser Superior Proposal and the Parties have so amended the terms of this Agreement and the Arrangement. The Company and its outside counsel shall be given a reasonable opportunity to review and comment on the form and content of any such news release and the Purchaser shall give reasonable consideration to all amendments to such press release requested by the Company and its outside counsel. Such news release shall state that the Purchaser Board has determined that such Purchaser Acquisition Proposal is not a Purchaser Superior Proposal.

(k)

The Purchaser will not become a party to any Contract with any person subsequent to the date hereof that limits or prohibits the Purchaser from (i) providing or making available to the Company and its affiliates and Representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described in this Section 5.2 or (ii) providing the Company and its affiliates and Representatives with any other information required to be given to it by the Purchaser under this Section 5.2.

(l)

Nothing in this Agreement shall prevent the Purchaser Board from: (i) responding through a directors’ circular or equivalent document as required by applicable Laws to a Purchaser Acquisition Proposal; or (ii) making any disclosure to the securityholders of the Purchaser if the Purchaser Board, acting in good faith and after consultation with outside legal counsel, shall have first determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the Purchaser Board or such other disclosure that is otherwise required under applicable Law.

(m)

The Purchaser agrees (i) not to release any persons from, or terminate, modify, amend or waive the terms of, any confidentiality agreement or standstill agreement or standstill provisions in any such confidentiality agreement that the Purchaser entered into prior to the date hereof (it being acknowledged by the Company that the automatic termination or release of any restrictions of any such agreements as a result of entering into and announcing this Agreement shall not be a violation of this Section 5.2(m)), (ii) to promptly and diligently enforce all standstill, non-disclosure, non-disturbance, non-solicitation and similar covenants that it has entered into prior to the date hereof or enter into after the date hereof.

(n)

Without limiting the generality of the foregoing, the Purchaser shall ensure that its subsidiaries and Representatives are aware of the provisions of this Section 5.2, and the Purchaser shall be responsible for any breach of this Section 5.2 by any of its subsidiaries or Representatives.

5.3Termination Fees and Expenses

(a)	“Company Termination Fee Event” means this Agreement shall have been terminated:
(i)	by the Purchaser pursuant to Section 6.1(d)(i) [Company Change of Recommendation];
(ii)	by the Purchaser pursuant to Section 6.1(d)(ii) [Company Breach of Non-Solicitation Provision];
(iii)

by either Party pursuant to Section 6.1(c)(iii) [Failure to Obtain Company Stockholder Approval] or Section 6.1(c)(i) [Occurrence of Outside Date] or by the Purchaser pursuant to Section 6.1(d)(iii) [Company Breach of Representations, Warranties or Covenants], in each case, but only if, in these termination events, (x) prior to such termination, a bona fide Company Acquisition Proposal shall have been made and publicly announced by any person (other than the Purchaser and its affiliates) and such Company Acquisition Proposal is not withdrawn at least five Business Days prior to the date of the Company Meeting, and (y) within 12 months following the date of such termination, (A) the Company or one or more of its subsidiaries enters into a Contract (other than a confidentiality agreement) in respect of a Company Acquisition Proposal (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clause (x) above) and such Company Acquisition Proposal is later consummated (whether or not within 12 months after such termination) or (B) a Company Acquisition Proposal shall have been consummated (whether or not such Company

Acquisition Proposal is the same Company Acquisition Proposal referred to in clause (x) above), provided that for purposes of this Section 5.3(a)(iii), the term “Company Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1 except that a reference to “20%” therein shall be deemed to be a reference to “50%”; or

(iv)	by the Company pursuant to Section 6.1(e)(iv) [Company Superior Proposal].
(b)

If a Company Termination Fee Event occurs, the Company shall pay to the Purchaser, or as the Purchaser may direct, a termination fee of US$5,000,000 (the “Company Termination Fee”) as liquidated damages in consideration for the loss of the Purchaser’s rights under this Agreement, by wire transfer in immediately available funds to an account specified by the Purchaser as follows:

(i)

in the case of a Company Termination Fee Event referred to in Section 5.3(a)(i) or Section 5.3(a)(iii), the Company shall pay the Company Termination Fee to the Purchaser on or prior to completion of the applicable Company Acquisition Proposal;

(ii)

in the case of a Company Termination Fee Event referred to in Section 5.3(a)(ii), the Company shall pay the Company Termination Fee to the Purchaser within one Business Day following such termination; or

(iii)	in the case of a Company Termination Fee Event referred to in Section 5.3(a)(iv), the Company shall pay the Company Termination Fee to the Purchaser concurrently with such termination.
(c)	“Purchaser Termination Fee Event” means this Agreement shall have been terminated:
(i)	by the Company pursuant to Section 6.1(e)(i) [Purchaser Change of Recommendation];
(ii)	by the Company pursuant to Section 6.1(e)(ii) [Purchaser Breach of Non-Solicitation Provisions];
(iii)

by either Party pursuant to Section 6.1(c)(ii) [Failure to Obtain Purchaser Shareholder Approval] or Section 6.1(c)(i) [Occurrence of Outside Date] or by the Company pursuant to Section 6.1(e)(iii) [Purchaser Breach of Representations, Warranties or Covenants], in each case, but only if, in these termination events, (x) prior to such termination, a bona fide Purchaser Acquisition Proposal shall have been made and publicly announced by any person (other than the Company and its affiliates) and such Purchaser Acquisition Proposal is not withdrawn at least five Business Days prior to the date of the Purchaser Meeting, and (y) within 12 months following the date of such termination, (A) the Purchaser or one or more of its subsidiaries enters into a Contract (other than a confidentiality agreement) in respect of a Purchaser Acquisition Proposal (whether or not such Purchaser Acquisition Proposal is the same Purchaser Acquisition Proposal referred to in clause (x) above) and such Purchaser Acquisition Proposal is later consummated (whether or not within 12 months after such termination) or (B) a Purchaser Acquisition Proposal shall have been consummated (whether or not such Purchaser Acquisition Proposal is the same Purchaser Acquisition Proposal referred to in clause (x) above), provided that for purposes of this Section 5.3(c)(iii), the term “Purchaser Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1 except that a reference to “20%” therein shall be deemed to be a reference to “50%”; or

(iv)	by the Purchaser pursuant to Section 6.1(d)(iv) [Purchaser Superior Proposal].
(d)

If a Purchaser Termination Fee Event occurs, the Purchaser shall pay to the Company a termination fee of US$5,000,000 (the “Purchaser Termination Fee”) by wire transfer in immediately available funds to an account specified by the Company as follows:

(i)

in the case of a Purchaser Termination Fee Event referred to in Section 5.3(c)(i) or Section 5.3(c)(iii), the Purchaser shall pay the Purchaser Termination Fee to the Company on or prior to completion of the applicable Purchaser Acquisition Proposal;

(ii)

in the case of a Purchaser Termination Fee Event referred to in Section 5.3(c)(ii), the Purchaser shall pay the Purchaser Termination Fee to the Company within one Business Day following such termination; or

(iii)	in the case of a Purchaser Termination Fee Event referred to in Section 5.3(c)(iv), the Purchaser shall pay the Purchaser Termination Fee to the Company concurrently with such termination.
(e)

Except as otherwise specified herein, each Party will pay its respective legal and accounting costs, fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs, fees and expenses whatsoever and howsoever incurred, and will indemnify and save harmless the others from and against any claim for any broker’s, finder’s or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions hereunder, provided that the filing fee payable to the NAC will be split equally between the Purchaser and the Company.

(f)

Each of the Parties acknowledges that the agreements contained in this Section 5.3 are an integral part of the transactions contemplated in this Agreement and that without these agreements the Parties would not enter into this Agreement.

(g)

The Parties acknowledge that all of the payment amounts set out in this Section 5.3 are payments in consideration for the disposition of rights of the Party entitled to receive such payments and that the amounts set out in this Section 5.3 are payments of liquidated damages which are a genuine pre-estimate of the damages which the applicable Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that, upon any termination of this Agreement under circumstances where the Company or the Purchaser is entitled to a termination fee and such termination fee is paid in full, the Company or the Purchaser, as the case may be, shall be precluded from any other remedy against the applicable Party at Law or in equity or otherwise (including, without limitation, an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the applicable

Party or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby, provided that the foregoing limitation shall not apply in the event of fraud or wilful breach of this Agreement by a Party.

(h)

If any Law requires deduction or withholding of any Tax from any payment of the Purchaser Termination Fee, then the Purchaser shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authorities in accordance with Law and to the extent such Tax is a withholding Tax imposed under Part XIII of the Tax Act (an “Indemnified Tax”) the sum payable by the Purchaser pursuant to this Section 5.3 shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.3(h)), the Company, or its designee, receives an amount equal to the Purchaser Termination Fee. The Purchaser shall indemnify the Company, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.3(h)) payable or paid by the Purchaser in respect of the Purchaser Termination Fee or required to be withheld or deducted from any payment of the Purchaser Termination Fee to the Company or its designee.

(i)

If any Law requires deduction or withholding of any Tax from any payment of the Company Termination Fee, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authorities in accordance with Law and to the extent such Tax is an Indemnified Tax, the sum payable by the Company pursuant to this Section 5.3 shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.3(i)), the Purchaser, or its designee, receives an amount equal to the Company Termination Fee. The Company shall indemnify the Purchaser, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.3(i)) payable or paid by the Company in respect of the Company Termination Fee or required to be withheld or deducted from any payment of the Company Termination Fee to the Purchaser or its designee.

Article 6

TERMINATION

6.1Termination

(a)	This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
(b)	This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Company and the Purchaser.
(c)	This Agreement may be terminated by either the Company or the Purchaser at any time prior to the Effective Time if:

(i)

the Effective Time does not occur on or before the Outside Date, except that the right to terminate this Agreement under this Section 6.1(c)(i) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date;

(ii)

the Purchaser Meeting is held and the Arrangement Resolution is not approved by the Purchaser Shareholders in accordance with applicable Laws and the Interim Order, except that the right to terminate this Agreement under this Section 6.1(c)(ii) shall not be available to any Party whose failure to fulfil any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure to receive approval of the Arrangement Resolution by the Purchaser Shareholders;

(iii)

the Company Meeting is held and the Company Stockholder Approval is not obtained in accordance with applicable Laws, except that the right to terminate this Agreement under this Section 6.1(c)(iii) shall not be available to any Party whose failure to fulfil any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure to obtain the Company Stockholder Approval; or

(iv)

after the date hereof, any Law is enacted or made that remains in effect and that makes the completion of the Arrangement or the transactions contemplated by this Agreement illegal or otherwise prohibited, and such Law has become final and non-appealable, except that the right to terminate this Agreement under this Section 6.1(c)(iv) shall not be available to any Party whose failure to fulfil any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the enactment of such Law.

(d)	This Agreement may be terminated by the Purchaser at any time prior to the Effective Time if:
(i)

either (A) the Company Board fails to publicly make a recommendation that the Company Stockholders vote in favour of the Company Stockholder Approval or the Company or the Company Board, or any committee thereof, withdraws, modifies, qualifies or changes in a manner adverse to the Purchaser, the Company Board Recommendation (it being understood that publicly taking no position or a neutral position by the Company and/or the Company Board with respect to a Company Acquisition Proposal for a period exceeding three Business Days after a Company Acquisition Proposal has been publicly announced shall be deemed to constitute such a withdrawal, modification, qualification or change), (B) the Purchaser requests that the Company Board reaffirm its recommendation that the Company Stockholders vote in favour of the Company Stockholder Approval and the Company Board shall not have done so by the earlier of (x) the third Business Day following receipt of such request and (y) the Company Meeting, or (C) the Company and/or the Company Board, or any committee thereof, accepts, approves, endorses or recommends any Company Acquisition Proposal or proposes publicly to accept, approve, endorse or recommend any Company Acquisition Proposal (each of the foregoing a “Company Change of Recommendation”) and/or the Company or any of its subsidiaries accepts, approves, executes or enters into an Acquisition Agreement;

(ii)	the Company breaches Section 5.1 in any material respect;
(iii)

subject to compliance with Section 6.3, the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would cause any of the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied and such breach is incapable of being cured or is not cured in accordance with the terms of Section 6.3, provided, however, that any wilful breach shall be deemed incapable of being cured and the Purchaser is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied;

(iv)

the Purchaser Board approves and authorizes the Purchaser to enter into a binding written agreement with respect to a Purchaser Superior Proposal (other than an Acceptable Confidentiality Agreement), subject to compliance with Section 5.2 in all material respects; or

(v)	a Company Material Adverse Effect has occurred after the date of this Agreement and is continuing which is incapable of being cured prior to the Outside Date.
(e)	This Agreement may be terminated by the Company at any time prior to the Effective Time if:
(i)

either (A) the Purchaser Board fails to publicly make a recommendation that the Purchaser Shareholders vote in favour of the Arrangement Resolution or the Purchaser or the Purchaser Board, or any committee thereof, withdraws, modifies, qualifies or changes in a manner adverse to the Company, the Purchaser Board Recommendation (it being understood that publicly taking no position or a neutral position by the Purchaser and/or the Purchaser Board with respect to a Purchaser Acquisition Proposal for a period exceeding three Business Days after a Purchaser Acquisition Proposal has been publicly announced shall be deemed to constitute such a withdrawal, modification, qualification or change), (B) the Company requests that the Purchaser Board reaffirm its recommendation that the Purchaser Shareholders vote in favour of the Arrangement Resolution and the Purchaser Board shall not have done so by the earlier of (x) the third Business Day following receipt of such request and (y) the Purchaser Meeting, or (C) the Purchaser and/or the Purchaser Board, or any committee thereof, accepts, approves, endorses or recommends any Purchaser Acquisition Proposal or proposes publicly to accept, approve, endorse or recommend any Purchaser Acquisition Proposal (each of the foregoing a “Purchaser Change of Recommendation”) and/or the Purchaser or any of its subsidiaries accepts, approves, executes or enters into an Acquisition Agreement;

(ii)	the Purchaser breaches Section 5.2 in any material respect;
(iii)

subject to compliance with Section 6.3, the Purchaser breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would cause any of the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied and such breach is incapable of being cured or is not cured in accordance with the terms of Section 6.3, provided, however, that any wilful breach shall be deemed incapable of being cured and the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied;

(iv)

the Company Board approves and authorizes the Company to enter into a binding written agreement with respect to a Company Superior Proposal (other than an Acceptable Confidentiality Agreement), subject to compliance with Section 5.1 in all material respects;

(v)	a Purchaser Material Adverse Effect has occurred after the date of this Agreement and is continuing which is incapable of being cured prior to the Outside Date; or
(vi)	the Default has not been removed on or before the date that is 30 days from the date of this Agreement on terms satisfactory to the Company, in its sole discretion and acting reasonably.

6.2Void upon Termination

If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Parties hereunder, except that (i) any liability of the Company to pay a Company Termination Fee that is unpaid at the time of termination of the Agreement, (ii) any liability of the Purchaser to pay a Purchaser Termination Fee that is unpaid at the time of termination of the Agreement and (iii) the provisions of Section 4.3, Section 5.3, this Section 6.2 and Article 8 (other than Section 8.6 and Section 8.9), shall survive any termination hereof pursuant to Section 6.1, provided, however, that neither the termination of this Agreement nor anything contained in Section 5.3 or this Section 6.2 will relieve any Party from any liability for any intentional or wilful breach by it of this Agreement, including any intentional or wilful making of a misrepresentation in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Confidentiality Agreement shall survive any termination hereof pursuant to Section 6.1.

6.3Notice and Cure Provisions

If any Party determines at any time prior to the Effective Time that it intends to refuse to complete the transactions contemplated hereby because of any unfilled or unperformed condition contained in this Agreement, such Parties will so notify the other Parties forthwith upon making such determination in order that the other Party will have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than the Outside Date. Neither the Company nor the Purchaser may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Article 7 hereof or exercise any termination right arising therefrom and no payments will be payable as a result of such election pursuant to Article 7 unless forthwith and in any event prior to the Effective Time the Party intending to rely thereon has given a written notice to the other Parties specifying in reasonable detail all breaches of covenants, or incorrect representations and warranties or other matters which the Party giving such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is given, provided that the other Party is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the Party giving such notice may not terminate this Agreement as a result thereof until the earlier of the Outside Date and the expiration of a period of fifteen (15) Business Days from such notice, and then only if such matter has not been cured by such date. If such notice has been given prior to the date of the Company Meeting or the Purchaser Meeting, such meetings, unless the Parties otherwise agree, will be postponed or adjourned until the expiry of such period (without causing any breach of any other provision contained herein).

Article 7
CONDITIONS PRECEDENT

7.1Mutual Conditions Precedent

The respective obligations of the Parties to complete the Arrangement are subject to the satisfaction, or mutual waiver by the Parties, on or before the Effective Date, of each of the following conditions, each of which are for the mutual benefit of the Parties and which may be waived, in whole or in part, by the mutual consent of the Company and the Purchaser at any time:

(a)	the Arrangement Resolution will have been approved by the Purchaser Shareholders at the Purchaser Meeting in accordance with the Interim Order and applicable Laws;
(b)	the Company Stockholder Approval will have been obtained at the Company Meeting in accordance with applicable Laws;
(c)

each of the Interim Order and Final Order will have been obtained on terms materially consistent with this Agreement and otherwise in form and substance satisfactory to each of the Purchaser and the Company, each acting reasonably, and will not have been set aside or modified in any manner unacceptable to either the Purchaser or the Company, each acting reasonably, on appeal or otherwise;

(d)	necessary conditional approval of the TSXV will have been obtained, including in respect of the listing and posting for trading of the Resulting Issuer Shares;
(e)	the NAC Approval will have been obtained;
(f)

no Law will have been enacted, issued, promulgated, enforced, made, entered, issued or applied and no Proceeding will otherwise have been taken under any Laws or by any Governmental Authority (whether temporary, preliminary or permanent) that is then in effect and makes the Arrangement illegal or otherwise directly or indirectly cease trades, enjoins, restrains or otherwise prohibits completion of the Arrangement; and

(g)

(i) the Resulting Issuer Shares to be issued pursuant to the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof and pursuant to exemptions from applicable state securities laws, provided, however, that the Purchaser shall be not entitled to the benefit of the conditions in this Section 7.1(g), and shall be deemed to have waived such condition in the event that the Purchaser fails to (y) advise the Court prior to the hearing in respect of the Interim Order that the Company intends to rely on the exemption from registration afforded by Section 3(a)(10) of the U.S. Securities Act based on the Court’s approval of the Arrangement and (z) comply with the requirements set forth in Section 2.15(a), or (ii) if applicable in accordance with Section 2.15(b), the Form F-4 shall have become effective under the U.S. Securities Act and shall not be the subject of any stop order.

7.2Additional Conditions Precedent to the Obligations of the Purchaser

The obligation of the Purchaser to complete the Arrangement will be subject to the satisfaction or waiver by the Purchaser, on or before the Effective Date, of each of the following conditions, each of which is for the exclusive benefit of the Purchaser and which may be waived by the Purchaser at any time, in whole or in part, to the extent permitted by applicable Law, in its sole discretion and without prejudice to any other rights that the Purchaser may have:

(a)

the Company shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements in this Agreement to be fulfilled, performed and complied with on or before the Effective Time;

(b)

(i) the representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(f)(i), Section 3.2(g), Section 3.2(gg)(i), and Section 3.2(xx), shall be true and correct as of the Effective Date as if made on and as of the Effective Date (except, with respect to Section 3.2(f)(i) and Section 3.2(g) for de minimis inaccuracies), and (ii) all other representations and warranties of the Company in Section 3.2 shall be true and correct (disregarding for this purpose all materiality or Company Material Adverse Effect qualifications contained therein) as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date) and except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c)	since the date of this Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public) a Company Material Adverse Effect;
(d)	the Company shall have taken all actions required of it by Section 2.14 prior to the Effective Date in regards to the Assumed Awards;
(e)

the Purchaser shall have received a certificate of the Company signed by a senior officer of the Company and dated the Effective Date certifying that the conditions set out in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

(f)	all third-party consents, approvals and notices set out in Section 3.2(yy) of the Company Disclosure Letter will have been obtained on terms which are satisfactory to the Purchaser, acting reasonably.

7.3Additional Conditions Precedent to the Obligations of the Company

The obligation of the Company to complete the Arrangement will be subject to the satisfaction, or waiver by the Company, on or before the Effective Date, of each of the following conditions, each of which is for the exclusive benefit of the Company and which may be waived by the Company at any time, in whole or in part, to the extent permitted by applicable Law, in its sole discretion and without prejudice to any other rights that the Company may have:

(a)

the Purchaser shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements in this Agreement to be fulfilled, performed and complied with on or before the Effective Time;

(b)

(i) the representations and warranties of the Purchaser set forth in Section 3.1(a), Section 3.1(f)(i), Section 3.1(g), Section 3.1(gg)(i), and Section 3.1(ww), shall be true and correct as of the Effective Date as if made on and as of the Effective Date (except, with respect to

Section 3.1(f)(i) and Section 3.1(g) for de minimis inaccuracies), and (ii) all other representations and warranties of the Purchaser in Section 3.1 shall be true and correct (disregarding for this purpose all materiality or Purchaser Material Adverse Effect qualifications contained therein) as of the Effective Date as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties will have been true and correct as of that date) and except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect;

(c)	since the date of this Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public) a Purchaser Material Adverse Effect;
(d)	the Purchaser shall have taken all actions required of it by Section 2.14 prior to the Effective Date in regards to the Assumed Awards;
(e)

Purchaser Shareholders shall not have exercised Dissent Rights, or have instituted proceedings to exercise Dissent Rights, in connection with the Arrangement (other than Purchaser Shareholders representing not more than 5% of the Purchaser Shares then outstanding);

(f)

the Company shall have received a certificate of the Purchaser signed by a senior officer of the Purchaser and dated the Effective Date certifying that the conditions set out in Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d) and 7.3(e) have been satisfied, which certificate will cease to have any force and effect after the Effective Time; and

(g)	the Purchaser shall have complied with its obligations under Section 2.13 and the Depositary shall have confirmed receipt of the Resulting Issuer Shares.

Article 8
GENERAL

8.1Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic mail addressed to the recipient as follows:

(a)	if to the Company, as follows:

Gold Resource Corporation

7900 East Union Avenue, Suite 320

Denver, CO 80237

Attention:    Allen Palmiere

E-mail:        allen.palmiere@grc-usa.com

with a copy (which will not constitute notice) to:

Cassels Brock & Blackwell LLP
Suite 3200, Bay Adelaide Centre – North Tower
40 Temperance Street
Toronto, Ontario M5H 0B4

Attention:    Chad Accursi / Lindsay Clements

Email:          caccursi@cassels.com / lclements@cassels.com

and to:

Davis Graham & Stubbs LLP
3400 Walnut Street, Suite 700
Denver, Colorado 80205

Attention:     Brian Boonstra / Edward Shaoul

Email:           brian.boonstra@davisgraham.com / edward.shaoul@davisgraham.com

(b)	if to the Purchaser or Purchaser Sub:

Goldgroup Mining Inc.
Suite 1201 – 1166 Alberni Street
Vancouver, British Columbia V6E 3Z3

Attention:     Ralph Shearing / Anthony Balic

E-mail:          rshearing@goldgroupmining.com / abalic@goldgroupmining.com with a copy (which will not constitute notice) to:

Cozen O’Connor LLP

Bentall 5

550 Burrard Street, Suite 2501

Vancouver, British Columbia V6C 2B5

Attention:     Rory Godinho / Virgil Hlus

E-mail:          rgodinho@cozen.com / vhlus@cozen.com

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic mail, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next Business Day if not given during such hours on any day.

8.2Assignment

The Company agrees that the Purchaser may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, a wholly owned direct or indirect subsidiary of the Purchaser, provided that the Purchaser shall continue to be liable jointly and severally with such subsidiary for all obligations hereunder. Subject to the foregoing, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Party.

8.3Benefit of Agreement

This Agreement will enure to the benefit of and be binding upon the respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns of the Parties.

8.4Third Party Beneficiaries

Except as provided in Section 4.10 which, without limiting its terms, is intended for the benefit of the present and former directors and officers of the Company and its subsidiaries, as and to the extent applicable in accordance with its terms (collectively, the “Third-Party Beneficiaries”), the Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any person, other than the Parties and that no person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties acknowledge to each of the Third-Party Beneficiaries their direct rights against the applicable Party under Section 4.10, which are intended for the benefit of, and shall be enforceable by, each Third-Party Beneficiary, such Third-Party Beneficiary’s heirs, executors, administrators and legal representatives, and for such purpose, the Company shall hold the rights and benefits of Section 4.10 in trust for and on behalf of the Third-Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third-Party Beneficiaries.

8.5Time of Essence

Time is of the essence of this Agreement.

8.6Public Announcements

No Party shall issue any press release or otherwise make written public statements with respect to the Arrangement or this Agreement without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall not make any filing with any Governmental Authority with respect to the Arrangement or the transactions contemplated hereby without prior consultation with the Purchaser, and the Purchaser shall not make any filing with any Governmental Authority with respect to the Arrangement or the transactions contemplated hereby without prior consultation with the Company; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under applicable Laws or stock exchange rules, and the Party making the disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Parties and reasonable opportunity for the other Parties to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing). The Party making such disclosure shall give reasonable consideration to any comments made by the other Parties or its counsel, and if such prior notice is not possible, to give notice immediately following the making of any such disclosure or filing; provided further, however, that, except as otherwise required by Section 5.1, (i) the Company shall have no obligation to obtain the consent of or consult with the Purchaser prior to any press release, public statement, disclosure or filing by the Company with regard to a Company Acquisition Proposal, a Company Change of Recommendation or in connection with any dispute between the Parties regarding this Agreement, the Arrangement and the transactions contemplated hereby; and (ii) the Purchaser shall have no obligation to obtain the consent of or consult with the Company prior to any press release, public statement, disclosure or filing by the Purchaser with regard to a Purchaser

Acquisition Proposal, a Purchaser Change of Recommendation or in connection with any dispute between the Parties regarding this Agreement, the Arrangement and the transactions contemplated hereby.

8.7Governing Law; Attornment; Service of Process

This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement or the Arrangement and waives, to the fullest extent possible, the defence of an inconvenient forum or any similar defence to the maintenance of proceedings in such courts.

8.8Entire Agreement

This Agreement constitutes, together with the Confidentiality Agreement, the entire agreement between the Parties with respect to the subject matter hereof and thereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties with respect thereto except as expressly set forth in this Agreement and the Confidentiality Agreement.

8.9Amendment

(a)

Subject to the terms of the Interim Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by written agreement of the Parties without, subject to applicable Laws, further notice to or authorization on the part of the Company Stockholders, and any such amendment may, without limitation:

(i)	change the time for performance of any of the obligations or acts of the Parties;
(ii)	waive any inaccuracies or modify any representation, term or provision contained herein or in any document delivered pursuant hereto; or
(iii)

waive compliance with or modify any of the conditions precedent referred to in Article 7 or any of the covenants herein contained or waive or modify performance of any of the obligations of the Parties, provided, however, that no such amendment may reduce or materially affect the consideration to be received by the Company Stockholders under the Arrangement without their approval at the Company Meeting or, following the Company Meeting, without their approval given in the same manner as required by applicable Laws for the approval of the Arrangement as may be required by the Court.

(b)	Notwithstanding the foregoing, the Plan of Arrangement may only be supplemented or amended in accordance with the provisions thereof.

8.10Waiver and Modifications

Any Party may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto,

(b) extend the time for the performance of any of the obligations or acts of the other Parties (c) waive or consent to the modification of any of the covenants herein contained for its benefit or waive or consent to the modification of any of the obligations of the other Parties hereto or (d) waive the fulfillment of any condition to its own obligations contained herein. No waiver or consent to the modifications of any of the provisions of this Agreement will be effective or binding unless made in writing and signed by the Party or Parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach or condition waived. The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects any further exercise of such right or remedy or the exercise of any other right or remedy to which that Party may be entitled. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

8.11Severability

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.12Mutual Interest

Notwithstanding the fact that any part of this Agreement has been drafted or prepared by or on behalf of one of the Parties, all Parties confirm that they and their respective counsel have reviewed and negotiated this Agreement and that the Parties have adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and the Parties waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the Party drafting such agreement or other document and agree that no rule of construction providing that a provision is to be interpreted in favour of the person who contracted the obligation and against the person who stipulated it will be applied against any Party.

8.13Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement and, in the event the Arrangement becomes effective, to document or evidence any of the transactions or events set out in the Plan of Arrangement.

8.14Injunctive Relief

Subject to Section 5.3(g), the Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at law. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived, this being in addition to any other remedy to which a Party may be entitled at law or in equity.

8.15No Personal Liability

(a)

No director, officer or employee of the Purchaser will have any personal liability to the Company under this Agreement or any other document delivered in connection with this Agreement or the Arrangement on behalf of the Purchaser.

(b)

No director, officer or employee of the Company will have any personal liability to the Purchaser under this Agreement or any other document delivered in connection with this Agreement or the Arrangement on behalf of the Company.

8.16Counterparts

This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

[Remainder of page has been left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

GOLDGROUP MINING INC.

By:	/s/ Ralph Shearing
Name: Ralph Shearing
Title: Chief Executive Officer

GOLDGROUP MERGER SUB INC.

By:	/s/ Ralph Shearing
Name: Ralph Shearing
Title: President

GOLD RESOURCE CORPORATION

By:	/s/ Allen Palmiere
Name: Allen Palmiere
Title: Chief Executive Officer

Schedule A

Form of Plan of Arrangement AND MERGER

PLAN OF ARRANGEMENT AND MERGER

IN THE MATTER OF AN ARRANGEMENT pursuant to Part 9, Division 5 of the Business Corporations Act (British Columbia), as amended, AND MERGER pursuant to Section 7-90-203 of the Colorado Corporations and Associations Act, as amended, among Goldgroup Mining Inc. (the “Purchaser”), Goldgroup Merger Sub Inc. (the “Purchaser Sub”), Gold Resource Corporation (the “Company”) and the holders from time to time entitled to receive Resulting Issuer Shares (as defined herein)

ARTICLE 1
INTERPRETATION

1.1

In this Plan of Arrangement, any capitalized term used herein and not defined in this Section 1.1 will have the meaning ascribed thereto in the Arrangement Agreement. Unless the context otherwise requires, the following words and phrases used in this Plan of Arrangement will have the meanings hereinafter set out:

“Arrangement” means the arrangement under Part 9, Division 5 of the BCBCA as described herein, subject to any amendments or supplements thereto made in accordance with the Arrangement Agreement and the provisions hereof or made at the direction of the Court in the Final Order.

“Arrangement Agreement” means the agreement made as of January 25, 2026 between the Purchaser, the Company and the Purchaser Sub, including all schedules annexed thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Arrangement Resolution” means the special resolution to be considered and, if thought advisable, passed by the Purchaser Shareholders at the Purchaser Meeting to approve the Arrangement, to be substantially in the form of Schedule B to the Arrangement Agreement.

“Assumed Awards” means, collectively, the Assumed Options, Assumed DSUs, Assumed RSUs, and Assumed PSUs.

“Assumed DSUs” has the meaning ascribed thereto in Section 3.2(c)(viii).

“Assumed Options” has the meaning ascribed thereto in Section 3.2(c)(vi).

“Assumed PSUs” has the meaning ascribed thereto in Section 3.2(c)(ix).

“Assumed RSUs” has the meaning ascribed thereto in Section 3.2(c)(vii).

“B.C. Securities Act” means the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Vancouver, British Columbia or Denver, Colorado are authorized or required by applicable Law to be closed.

“Canadian Resident” means a person that, immediately prior to the Effective Time, is a resident of Canada for the purposes of the Tax Act and any applicable income tax treaty or convention.

“CBCA” means the Colorado Business Corporation Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“CCAA” means the Colorado Corporations and Associations Act and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Closing Certificate” means a certificate in the form attached hereto as Appendix A which, when signed by an authorized representative of each of the Parties, will constitute acknowledgement by the Parties that this Plan of Arrangement has been implemented to their respective satisfaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company DSUs” means all deferred share units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan.

“Company Equity Incentive Plan” means the 2016 equity incentive plan of the Company, which allows for the issuance of up to 5,000,000 Company Shares in the form of incentive and non-qualified stock options, stock appreciation rights, Company DSUs, Company RSUs, stock grants, stock units, performance shares, Company PSUs, and performance cash.

“Company Meeting” means the meeting of the Company Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law for the purpose of considering and, if thought advisable, obtaining the Company Stockholder Approval, and for any other purpose as may be set out in the Company Proxy Statement.

“Company Option In-The-Money-Amount” means, in respect of a Company Option, the amount, if any, by which the total fair market value (determined immediately before the Effective Time) of the Company Shares that a holder is entitled to acquire on exercise of the Company Option immediately before the Effective Time exceeds the aggregate exercise price to acquire such Company Shares at that time.

“Company Option” means an option to acquire Company Shares outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan.

“Company Proxy Statement” means the notice of meeting and accompanying proxy statement (including all schedules, appendices and exhibits thereto, and the information incorporated by reference therein) to be sent to the Company Stockholders in connection with the Company Meeting, including any amendments or supplements thereto.

“Company PSUs” means all performance share units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan.

“Company RSUs” means all restricted share units outstanding immediately prior to the Effective Time granted pursuant to or otherwise subject to the Company Equity Incentive Plan.

“Company Shares” means the shares of common stock, par value $0.001, in the capital of the Company.

“Company Stockholder Approval” means the approval by the Company Stockholders of the Arrangement Agreement, including the Merger and the Arrangement, in each case, in accordance with the CCAA, the CBCA, and the U.S. Securities Act.

“Company Stockholders” means the holders of the Company Shares, as the context requires, and “Company Stockholder” means any one of them.

“Consolidation” has the meaning ascribed thereto in Section 3.2(b).

“Court” means the Supreme Court of British Columbia.

“Depositary” means Computershare Investor Services Inc., or any other trust company, bank or other financial institution agreed to in writing by the Company and the Purchaser for the purpose of, among other things, exchanging certificates or DRS Advice Statements representing Company Shares for Resulting Issuer Shares in connection with the Arrangement.

“Dissent Rights” has the meaning ascribed thereto in Section 5.1.

“Dissenting Shareholders” means the registered Purchaser Shareholders as at the record date of the Purchaser Meeting who have duly and validly exercised their Dissent Rights in strict compliance with the Dissent Procedures and whose Dissent Rights have not been withdrawn, been deemed to have been withdrawn or otherwise terminated.

“Dissent Procedures” means the procedures to be taken by a Dissenting Shareholder in accordance with Article 5 of this Plan of Arrangement.

“DRS Advice Statement” means a statement that evidences a direct registration system book-entry position on the share registers of the Purchaser or the Company, as applicable.

“Effective Date” means the date the Arrangement becomes effective under the BCBCA and the Merger becomes effective under the CCAA, or such other date as may be agreed to by the Company and the Purchaser, and the Company and the Purchaser will execute the Closing Certificate confirming the Effective Date.

“Effective Time” means: (i) with respect to the step described in Section 3.2(b) hereof, the time immediately before the Merger becomes effective under the CCAA or such other time on the Effective Date specified as the “Consolidation Effective Time” on the Closing Certificate; (ii) with respect to step described in Section 3.2(a) hereof, the time immediately before the Consolidation Effective Time; and (iii) with respect to all other circumstances, the time the Merger becomes effective under the CCAA or such other time on the Effective Date specified as the “Merger Effective Time” on the Closing Certificate.

“Eligible Holder” means a Canadian Resident (other than a Tax Exempt Person), or an Eligible Non-Resident.

“Eligible Non-Resident” means a Non-Resident Shareholder whose Company Shares are “taxable Canadian property” and not “treaty-protected property”, in each case as defined in the Tax Act.

“Exchange Ratio” means 1.4476 Purchaser Shares for each Company Share, which shall automatically be adjusted to 0.3619 Resulting Issuer Shares for each Company Share following consummation of the Consolidation, and subject to adjustment pursuant to Section 2.17 of the Arrangement Agreement.

“Final Order” means the final order of the Court approving the Arrangement, in form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided that any such amendment, modification, supplement or variation is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal unless such appeal is withdrawn, abandoned or denied.

“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court as contemplated by Section 2.2(b) of the Arrangement Agreement, after being informed of the intention to rely upon the exemption from registration under Section 3(a)(10) of the U.S. Securities Act with respect to the Resulting Issuer Shares and Replacement Options issued pursuant to the Arrangement, in form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be affirmed, amended, modified, supplemented or varied by the Court with the consent of both the Company and the Purchaser, each acting reasonably.

“Laws” means all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, settlements, writs, assessments, arbitration awards, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term “applicable” with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities.

“Liens” means any pledge, claim, lien, charge, option, hypothec, mortgage, security interest, restriction, adverse right, prior assignment, lease, sublease, royalty, levy, right to possession or any other encumbrance, easement, license, right of first refusal, covenant, voting trust or agreement, transfer restriction under any shareholder or similar agreement, right or restriction of any kind or nature whatsoever, whether contingent or absolute, direct or indirect, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

“Merger” means the merger whereby the Purchaser Sub will merge with and into the Company, the separate corporate existence of the Purchaser Sub will cease, and the Company will continue its corporate existence under the CCAA as the surviving corporation in the Merger and a subsidiary of the Resulting Issuer.

“Name Change” has the meaning given such term in the Arrangement Agreement.

“Non-Resident” means a person that, immediately prior to the Effective Time, is not, and is not deemed to be, a resident of Canada for the purposes of the Tax Act and any applicable income tax treaty or convention.

“Non-Resident Shareholder” means a Company Stockholder that is a Non-Resident or a partnership of which a Non-Resident is a member.

“Parties” means the Purchaser, the Purchaser Sub and the Company and “Party” means any one of them.

“Person” includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in such person’s capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.

“Plan of Arrangement” means this Plan of Arrangement and Merger and any amendments or variations thereto made in accordance with this Plan of Arrangement and Merger or upon the direction of the Court in the Final Order with the consent of the Company and the Purchaser, each acting reasonably.

“Purchaser Board” means the board of directors of the Purchaser.

“Purchaser Shareholder” means a holder of one or more Purchaser Shares.

“Purchaser Meeting” means the annual general and special meeting of Purchaser Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order for the purpose of considering and, if thought advisable, approving the Arrangement Resolution.

“Purchaser Shares” means the common shares without par value in the capital of the Purchaser.

“Registrar” means the registrar appointed under the BCBCA.

“Replacement Option” has the meaning ascribed thereto in Section 3.2(c)(v).

“Replacement Option In-The-Money Amount” means in respect of a Replacement Option the amount, if any, by which the total fair market value (determined immediately after the Effective Time) of the Resulting Issuer Shares that a holder is entitled to acquire on exercise of the Replacement Option at and from the Effective Time exceeds the aggregate exercise price to acquire such Resulting Issuer Shares.

“Resulting Issuer” means the Purchaser, following completion of the Transaction.

“Resulting Issuer Shares” means the common shares without par value in the capital of the Resulting Issuer.

“SEC” means the United States Securities and Exchange Commission.

“Section 85 Election” has the meaning ascribed thereto in Section 4.8.

“subsidiary” has the meaning given such term in the Arrangement Agreement.

“Surviving Corporation” means the Company after the Merger has been consummated.

“Tax Act” means the Income Tax Act (Canada), as amended, and the regulations promulgated thereunder, as amended.

“Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

“Transaction” has the meaning given such term in the Arrangement Agreement.

“Transmittal Letter” means the letter of transmittal to be sent by the Purchaser and the Company to the Purchaser Shareholders and the Company Stockholders, respectively, for use in connection with the Arrangement and Merger, as applicable.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.2	In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:
(a)

the division of this Plan of Arrangement into Articles and Sections and the further division thereof into subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or subsection refers to the specified Article, Section or subsection to this Plan of Arrangement;

(b)

the terms “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto and, unless otherwise indicated, a reference herein to a Section is to the appropriate Section of this Plan of Arrangement;

(c)

words importing the singular number only will include the plural and vice versa, words importing the use of any gender will include all genders and words importing Persons will include firms and corporations and vice versa;

(d)

if any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day;

(e)	time shall be of the essence in every matter or action contemplated hereunder;
(f)	the word “including” means “including, without limiting the generality of the foregoing”;
(g)	a reference to a statute is to that statute as now enacted or as the statute may from time to time be amended, re-enacted or replaced and includes any regulation, rule or policy made thereunder; and
(h)	all references to cash or currency in this Plan of Arrangement are to U.S. dollars unless otherwise indicated.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1

This Plan of Arrangement and Merger is made pursuant to and subject to the provisions of the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement and Merger, which shall occur in the order set forth herein.

2.2

This Plan of Arrangement and Merger will become effective as at the Effective Time and will be binding without any further authorization, act or formality on the part of the Court, the Registrar, the Purchaser, the Purchaser Sub, the Purchaser Shareholders, the Company and the Company Stockholders, from and after the Effective Time.

2.3	Other than as expressly provided for herein, no portion of this Plan of Arrangement and Merger shall take effect with any Party or Person until the Effective Time.

ARTICLE 3
ARRANGEMENT AND MERGER

3.1	Preliminary Steps to the Arrangement and Merger. Prior to the Effective Date:
(a)	the Company shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 3.2(c);
(b)

the Purchaser shall take all actions as are necessary or desirable to implement the assumption of the Assumed Awards pursuant to Sections 3.2(c)(v), 3.2(c)(vii), 3.2(c)(viii) and 3.2(c)(ix). Without limiting the generality of the foregoing, the Purchaser shall reserve for issuance by the Resulting Issuer a number of authorized but unissued Resulting Issuer Shares for delivery upon exercise or settlement of the Assumed Awards and after the Effective Date shall, to the extent necessary, file with the SEC a registration statement on the appropriate form registering the number of Resulting Issuer Shares issuable under the Assumed Awards and shall use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following such filing and maintain the effectiveness of such registration statement until the Assumed Awards have been exercised, settled, or cancelled; and

(c)	the Company shall have implemented the Name Change.
3.2

Arrangement and Merger. On the Effective Date and at the Effective Time, subject to the provisions of this Plan of Arrangement, the following will occur and will be deemed to occur in the following sequence without any further authorization, act or formality:

(a)

each Purchaser Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised, which Dissent Rights remain valid and have not been withdrawn or otherwise terminated immediately prior to the Effective Time, shall be, and shall be deemed to be, surrendered by the holder thereof, without any further act or formality on its part, free and clear of all Liens, to the Purchaser for cancellation, in consideration for a claim against the Purchaser in an amount determined and payable in accordance with Article 5, and upon such surrender the name of such holder will be removed from the register of holders of Purchaser Shares and such Purchaser Shares shall be recorded as cancelled;

(b)

the Purchaser shall consolidate all of the issued and outstanding Purchaser Shares at a ratio of one post-consolidation share for every four pre-consolidation shares (the “Consolidation”). In the event that the Consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and any fractional share interest of 0.50 or higher will be rounded up to one whole share and any fractional share interest of 0.49 or lower will be cancelled;

(c)	pursuant to the Merger and in accordance with the CCAA:
(i)

(A) the Purchaser Sub will merge with and into the Company; (B) the separate corporate existence of the Purchaser Sub will cease; (C) the Company will continue its corporate existence as the Surviving Corporation and a subsidiary of the Resulting Issuer; (D) all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and the Purchaser Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and the Purchaser Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation; (E) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in their entirety as set forth in Appendix B hereto and the name of the Surviving Corporation may be amended to such name as determined by the Purchaser Board or some other name acceptable to the Company, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable law; (F) the by-laws of the Purchaser Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to the Purchaser Sub’s name shall be replaced with references to the Surviving Corporation’s name until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, and applicable law; (G) the directors of the Purchaser Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; and (H) the officers of the Purchaser Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be;

(ii)

each issued and outstanding Company Share held by a Company Stockholder (other than any Company Shares held by the Resulting Issuer or the Company) will be deemed to have been transferred to, and acquired by the Resulting Issuer, without any act or formality on the part of the holder of such Company Share or the Resulting Issuer, free and clear of all Liens, claims and encumbrances, in exchange for such number of Resulting Issuer Shares equal to the product of: (A) the number of Company Shares multiplied by (B) the Exchange Ratio, provided that the aggregate number of Resulting Issuer Shares payable to any Company Stockholder, if calculated to include a fraction of a Resulting Issuer Share, will be rounded up to the nearest whole Resulting Issuer Share, and the name of each such Company Stockholder will be removed from the register of holders of Company Shares and added to the register of holders of Resulting Issuer Shares, and the Resulting Issuer will be recorded as the registered holder of such Company Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

(iii)	each share of common stock of the Purchaser Sub issued and outstanding will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;
(iv)

each issued Company Share that is owned by the Resulting Issuer or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

(v)

each Company Option that is held by a resident of Canada, whether vested or unvested, shall be deemed to be vested to the fullest extent, will cease to represent an option or other right to acquire Company Shares and shall be exchanged for an option (a “Replacement Option”) to purchase from the Resulting Issuer the number of Resulting Issuer Shares (rounded down to the nearest whole number) equal to: (i) the Exchange Ratio, multiplied by (ii) the number of Company Shares subject to such Company Option immediately prior to the Effective Time, at an exercise price per Resulting Issuer Share (rounded up to the nearest whole cent) equal to (A) the exercise price per Company Share otherwise purchasable pursuant to such Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as set out above, all terms and conditions of such Replacement Option, including conditions to and manner of exercising, will be the same as the Company Option so exchanged, and any document evidencing a Company Option shall thereafter evidence and be deemed to evidence such Replacement Option; provided that, it is intended that the provisions of subsection 7(1.4) of the Tax Act (and any corresponding provision of provincial tax legislation) shall apply to such exchange of a Company Option for a Replacement Option. Notwithstanding the foregoing, in the event that the Replacement Option In-The-Money Amount in respect of a Replacement Option exceeds the Company Option In-The-Money Amount in respect of the Company Option exchanged therefor, the exercise price per Resulting Issuer Share of such Replacement Option will be increased accordingly with effect at and from the Effective Time by the minimum amount necessary to ensure that the Replacement Option In-The-Money Amount in respect of the Replacement Option does not exceed the Company Option In-The-Money Amount in respect of the Company Option exchanged therefor;

(vi)

each remaining Company Option that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer in accordance with this Section 3.2(c)(vi) (each, an “Assumed Option”). Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Assumed Option immediately prior to the Effective Time (other than terms that are rendered inoperative by reason of the Merger), except that each Assumed Option shall cover a number of Resulting Issuer Shares equal to the product of (i) the total number of Company Shares underlying such Company Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole share), and shall have an exercise price per share equal to (x) the exercise price per share of the Company Option immediately prior the Effective Time divided by (y) the Exchange Ratio (rounded up to the nearest penny);

(vii)

each Company RSU that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer in accordance with this Section 3.2(c)(vii) (each, an “Assumed RSU”). Each Assumed RSU shall cover a number of Resulting Issuer Shares equal to the product of (i) the total number of Company Shares covered by such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed RSU shall be subject to substantially the same vesting terms and conditions as applied to the Assumed RSU immediately prior to the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any Company equity plan, employment agreement, or Company severance plan that may be applicable), shall be settled at the same time and under the same terms and conditions as were in effect immediately prior the Effective Time, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed RSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger);

(viii)

each Company DSU that is then outstanding shall automatically and without any required action on the part of the holder thereof be assumed by the Resulting Issuer in accordance with this Section 3.2(c)(viii) (each, an “Assumed DSU”). Each Assumed DSU shall cover a number of Resulting Issuer Shares equal to the product of (i) the total number of Company Shares covered by such Company DSU immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed DSU shall be settled at the same time and under the same terms and conditions as were in effect immediately prior to the Effective Time, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed RSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger);

(ix)

each Company PSU that is then outstanding shall automatically and without any required action on the part of the holder thereof, be assumed by the Resulting Issuer in accordance with this Section 3.2(c)(ix) (each, an “Assumed PSU”). Each Assumed PSU shall be converted into a time-vested restricted stock unit covering a number of Resulting Issuer Shares equal to (i) the number of Company Shares eligible to vest under the Company PSU based on performance measured through the Effective Time calculated in accordance with the terms of the applicable governing documents (e.g., based on the attainment of the applicable performance metrics through the Effective Time), as determined by the board of directors of the Company or a committee thereof, multiplied by (ii) the Exchange Ratio (rounded down to the nearest whole share). Each Assumed PSU shall be subject to substantially the same time-vesting and settlement terms and conditions as applied to the Company PSU immediately before the Effective Time, adjusted for any right to accelerated vesting or settlement that may apply after the Effective Time under the Company PSU agreement, or under any Company equity plan, employment agreement, or Company severance plan that may be applicable, and shall continue to have and be subject to substantially the same other terms and conditions as were applicable to such Assumed PSU immediately before the Effective Time (other than terms that are rendered inoperative by reason of the Merger).

3.3

Inconsistencies with the CCAA. To the extent any of the provision of this Plan of Arrangement is deemed to be inconsistent with the CCAA or other applicable laws, this Plan of Arrangement shall be automatically adjusted to remove such inconsistency.

3.4

U.S. Securities Act Exemption. Notwithstanding any provision herein to the contrary, the Company, Purchaser Sub and the Purchaser each agree that this Plan of Arrangement will be carried out with the intention that all Resulting Issuer Shares and all Replacement Options issued pursuant to this Plan of Arrangement, whether in the United States, Canada or any other country, be issued or granted, as the case may be, and exchanged, in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and applicable state securities Laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement.

ARTICLE 4
CERTIFICATES AND PAYMENTS

4.1

The Purchaser will arrange to deposit the Resulting Issuer Shares with the Depositary to satisfy the consideration issuable and/or payable to the Company Stockholders and the Resulting Issuer Shares issuable to the Purchaser Shareholders pursuant to this Plan of Arrangement.

4.2	After the Effective Date:
(a)

certificates formerly representing the Purchaser Shares which are held by a Purchaser Shareholder will, except for Purchaser Shares held by Dissenting Shareholders, represent only the right to receive the Resulting Issuer Shares to which such Purchaser Shareholder is entitled pursuant to Section 3.2 in accordance with the terms of this Plan of Arrangement; and

(b)

certificates formerly representing the Company Shares which are held by a Company Stockholder will represent only the right to receive the Resulting Issuer Shares to which such Company Stockholder is entitled pursuant to Section 3.2 in accordance with the terms of this Plan of Arrangement.

4.3

No dividends or other distributions declared or made after the Effective Date with respect to the Resulting Issuer Shares with a record date after the Effective Date will be payable or paid to the holder of any unsurrendered certificate or certificates for:

(a)

the Purchaser Shares which, immediately prior to the Effective Date, represented outstanding Purchaser Shares and will not be payable or paid until the surrender of certificates for Purchaser Shares for exchange for the Resulting Issuer Shares issuable pursuant to Section 3.2 in accordance with the terms of this Plan of Arrangement; or

(b)

the Company Shares which, immediately prior to the Effective Date, represented outstanding Company Shares and will not be payable or paid until the surrender of certificates for Company Shares for exchange for the consideration issuable and/or payable therefor pursuant to Section 3.1 in accordance with the terms of this Plan of Arrangement.

4.4	As soon as reasonably practicable after the Effective Date (subject to Section 6.2), the Depositary will:
(a)

forward to each Purchaser Shareholder that submitted a duly completed Transmittal Letter to the Depositary, together with the certificate (if any) representing the Purchaser Shares held by such Purchaser Shareholder, the certificates or DRS Advice Statements representing the Resulting Issuer Shares issued to such Purchaser Shareholder pursuant to Section 3.2, which shares will be registered in such name or names and either (i) delivered to the address or addresses as such Purchaser Shareholder directed in their Transmittal Letter or (ii) made available for pick up at the offices of the Depositary in accordance with the instructions of the Purchaser Shareholder in the Transmittal Letter; and

(b)

forward to each Company Stockholder that submitted a duly completed Transmittal Letter to the Depositary, together with the certificate (if any) representing the Company Shares and held by such Company Stockholder, the certificates or DRS Advice Statements representing the Resulting Issuer Shares issued to such Company Stockholder pursuant to Section 3.2, which shares will be registered in such name or names and either (i) delivered to the address or addresses as such Company Stockholder directed in their Transmittal Letter or (ii) made available for pick up at the offices of the Depositary in accordance with the instructions of the Company Stockholder in the Transmittal Letter.

4.5

The Purchaser Shareholders and Company Stockholders that did not submit an effective Transmittal Letter prior to the Effective Date may take delivery of the Resulting Issuer Shares issuable to them by delivering the certificates representing the Purchaser Shares and Company Shares formerly held by them to the Depositary at the offices indicated in the Transmittal Letter. Such certificates must be accompanied by a duly completed Transmittal Letter, together with such other documents as the Depositary may require. Certificates or DRS Advice Statements representing the Resulting Issuer Shares issued to such Purchaser Shareholders and Company Stockholder pursuant to Section 3.2 will be registered in such name or names and delivered to the address or addresses as such Purchaser Shareholder or Company Stockholder directed in their Transmittal Letter or made available for pick up at the offices of the Depositary in accordance with the instructions of the Purchaser Shareholder or Company Stockholder in the Transmittal Letter, as soon as reasonably practicable after receipt by the Depositary of the required certificates and documents.

4.6

Any certificate which immediately prior to the Effective Date represented outstanding Purchaser Shares or Company Shares and which has not been surrendered, with all other instruments required by this Article 4, on or prior to the sixth anniversary of the Effective Date, will cease to represent any claim against or interest of any kind or nature in the Purchaser, the Resulting Issuer, the Company or the Depositary.

4.7

In the event any certificate, which immediately before the Effective Time represented one or more outstanding Purchaser Shares or Company Shares that was exchanged pursuant to Section 3.2, is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the consideration to which such Person is entitled in respect of the Purchaser Shares or Company Shares represented by such lost, stolen, or destroyed certificate pursuant to Section 3.2 deliverable in accordance with such Person’s Transmittal Letter. When authorizing such issuances or payment in exchange for any lost, stolen or destroyed certificate, the Person to whom consideration is to be issued and/or paid will, as a condition precedent to the issuance and/or payment thereof, give a bond satisfactory to the Resulting Issuer and its transfer agent in such sum as the Resulting Issuer may direct or otherwise indemnify the Resulting Issuer in a manner satisfactory to it, against any claim that may be made against one or both of them with respect to the certificate alleged to have been lost, stolen or destroyed.

4.8

An Eligible Holder who is entitled to receive Resulting Issuer Shares under Section 3.2(c)(ii) shall be entitled to make a joint income tax election, pursuant to Section 85 of the Tax Act (and any analogous provision of provincial income tax law) (a “Section 85 Election”) with respect to the disposition of Company Shares under this Plan of Arrangement by providing two signed copies of the necessary joint election forms to an appointed representative, as directed by the Purchaser or the Resulting Issuer, within 60 days after the Effective Date, duly completed with the details of the Company Shares transferred and the applicable agreed amount for the purposes of such joint elections. The Resulting Issuer shall, within 30 days after receiving the completed joint election forms from an Eligible Holder, and subject to such joint election forms being correct and complete and in compliance with requirements imposed under the Tax Act (or any analogous provision of provincial income tax law), sign and return such forms to such Eligible Holder. Neither the Company, the Purchaser or Resulting Issuer nor any successor corporation shall be responsible for the proper completion and filing of any joint election form, and except for the obligation to sign and return the duly completed joint election forms which are received within 60 days of the Effective Date, for any taxes, interest or penalties arising as a result of the failure of an Eligible Holder to properly or timely complete and file such joint election forms in the form and manner prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, the Resulting Issuer or any successor corporation may choose to sign and return a joint election form received by it from an Eligible Holder more than 60 days following the Effective Date, but will have no obligation to do so.

4.9

Subject to Section 4.8 and Section 4.10, upon receipt of a duly completed and executed Transmittal Letter, or other written confirmation from an Eligible Holder which has been delivered to the Resulting Issuer, in which such Eligible Holder has indicated that the Eligible Holder intends to make a Section 85 Election, the Resulting Issuer will promptly deliver a tax instruction letter, together with the relevant tax election forms (including the provincial tax election forms, if applicable) to the Eligible Holder.

4.10

The Resulting Issuer, in its sole discretion, may post to its website instructions for Eligible Holders wishing to make a Section 85 Election, and in such case, the Resulting Issuer will provide, in the Transmittal Letter, its website address where such instructions will be posted. Final instructions with respect to the mechanics for Eligible Holders to make a Section 85 Election will be included in the Company Proxy Statement.

ARTICLE 5
DISSENT RIGHTS

5.1	Rights of Dissent.

Pursuant to the Interim Order, registered Purchaser Shareholders may exercise dissent rights with respect to the Company Shares held by such holders (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Sections 242 and 247 of the BCBCA, as modified by the Interim Order and this Section 5.1; provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered Purchaser Shareholder to the Arrangement Resolution and exercise of Dissent Rights must be received by the Purchaser not later than 5:00 p.m. (Vancouver time) two (2) Business Days immediately preceding the date of the Purchaser Meeting (as it may be adjourned or postponed from time to time). Dissenting Shareholders who duly exercise their Dissent Rights and are:

(a)

ultimately entitled to be paid fair value for such Purchaser Shares: (i) shall be deemed not to have participated in the transactions in Section 3.2 (other than Section 3.2(a)); (ii) will be entitled to be paid the fair value of such Purchaser Shares, which fair value, notwithstanding anything to the contrary in the BCBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted; and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Purchaser Shares; or

(b)

ultimately not entitled, for any reason, to be paid fair value for such Purchaser Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Purchaser Shares.

5.2	Recognition of Dissenting Holders.
(a)

In no circumstances shall the Parties or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Purchaser Shares in respect of which such rights are sought to be exercised.

(b)

For greater certainty, in no case shall the Parties or any other Person be required to recognize Dissenting Shareholders as holders of Purchaser Shares in respect of which Dissent Rights have been validly exercised, and the names of such Dissenting Holders shall be removed from the registers of holders of the Purchaser Shares in respect of which Dissent Rights have been validly exercised.

(c)

In addition to any other restrictions under the BCBCA, none of the following Persons shall be entitled to exercise Dissent Rights: (i) holders of Purchaser Options or Purchaser Warrants; (ii) Purchaser Shareholders who vote or have instructed a proxyholder to vote Purchaser Shares in favor of the Arrangement Resolution; and (iii) Purchaser Shareholders whose Purchaser Shares, in respect of which the Dissent Rights are exercised, were not yet issued at the time the Arrangement Resolution was adopted.

ARTICLE 6
EFFECT OF THE ARRANGEMENT AND MERGER

6.1	As at and from the Effective Time:
(a)	the Company will be a wholly owned subsidiary of the Resulting Issuer;
(b)	the rights of creditors against the property and interests of the Company will be unimpaired by the Merger;
(c)	the Company Stockholders will hold Resulting Issuer Shares in exchange for their Company Shares, as provided by the Merger; and
(d)	the Purchaser Shareholders will hold Resulting Issuer Shares in exchange for their Purchaser Shares, as provided by the Arrangement.

6.2

Notwithstanding any other provision of this Plan of Arrangement, the Resulting Issuer, the Depositary and any other Person on their behalf will be entitled to deduct and withhold from any amount payable to any Person hereunder (including any payment to Dissenting Shareholders, as applicable), such amounts as the Resulting Issuer or the Depositary or any other Person on behalf of any of the foregoing is or may be required to deduct and withhold with respect to such payment under the Tax Act, the Code, and the rules and regulations promulgated thereunder, or any provision of any federal, provincial, territorial, state, local or foreign Tax Law as counsel may advise is required to be so deducted and withheld by the Resulting Issuer, the Depositary and any Person on behalf of the foregoing as the case may be. For the purposes hereof, all such withheld amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made on account of the obligation to make payment to such Person hereunder, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by or on behalf of the Resulting Issuer or the Depositary, as the case may be. To the extent necessary, the Resulting Issuer and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the Resulting Issuer Shares to which any such Person may otherwise be entitled under the Arrangement or Merger as is necessary to provide sufficient funds to the Resulting Issuer, the Depositary and any Person on behalf of the foregoing, as the case may be, to enable it to comply with such deduction or withholding requirement, and the Resulting Issuer or the Depositary shall notify the holder thereof and remit the applicable portion of the net proceeds of such sale (after deduction of all fees, commissions or costs in respect of such sale) to the appropriate Governmental Authority and shall remit to such Person any unapplied balance of the net proceeds of such sale. Any sale will be made at prevailing market prices and none of the Resulting Issuer or the Depositary shall be under any obligation to obtain or indemnify any securityholder in respect of a particular price for the Resulting Issuer Shares so sold.

6.3

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

6.4

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all of the Purchaser Shares and the Company Shares issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of the Purchaser Shares, the Company Shares, the Purchaser, the Company, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any of the Purchaser Shares and/or Company Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 7
AMENDMENTS

7.1

The Purchaser and the Company reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Date, provided that any such amendment, modification or supplement must be contained in a written document that is approved by each of the Purchaser and the Company and is filed with the Court. Subject to Section 7.3, if such amendment, modification or supplement is made following either the Purchaser Meeting or the Company Meeting, it will be approved by the Court and, if required by the Court, communicated to the Purchaser Shareholders and the Company Stockholders, and will become part of this Plan of Arrangement upon completion of all the conditions required in the Court approval.

7.2

Save and except as may be otherwise provided in the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Purchaser or the Company (provided that the other will have consented thereto) at any time prior to either the Purchaser Meeting or the Company Meeting with or without any other prior notice or communication to Purchaser Shareholders or the Company Stockholders, respectively, and if so proposed and accepted by the Purchaser Shareholders voting at the Purchaser Meeting, or the Company Stockholders voting at the Company Meeting, respectively, will become part of this Plan of Arrangement for all purposes.

7.3

Any amendment, modification or supplement to this Plan of Arrangement may be made by the Purchaser and the Company without approval of either the Purchaser Shareholders or the Company Stockholders provided that it concerns a matter which, in the reasonable opinion of the Purchaser and the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the Purchaser Shareholders or the Company Stockholders.

ARTICLE 8
FURTHER ASSURANCES

8.1

Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement will make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

Appendix A

to the Plan of Arrangement – Closing Certificate

Re:        Arrangement Agreement dated as of January 25, 2026 between Goldgroup Mining Inc., Goldgroup Merger Sub Inc. and Gold Resource Corporation (the “Arrangement Agreement”)

Defined terms used but not defined in this certificate shall have the meaning ascribed thereto in the Arrangement Agreement.

Each of the undersigned hereby confirms that the undersigned is satisfied that the conditions precedent to its respective obligations to complete the Plan of Arrangement and Merger in accordance with the Arrangement Agreement have been satisfied and that the Arrangement is completed as of _____________ (am/pm Vancouver local time) (the “Consolidation Effective Time”) with respect to the step described in Section 3.1(a) of the Plan of Arrangement and Merger and _____________ (am/pm Vancouver local time) (the “Merger Effective Time”) with respect to all other circumstances on ______________________________, 2026 (the “Effective Date”).

DATED this _______ day of __________, 2026.

GOLDGROUP MINING INC.

By:
Name:
Title:

GOLDGROUP MERGER SUB INC.

By:
Name:
Title:

GOLD RESOURCE CORPORATION

By:
Name:
Title:

Appendix B
to the Plan of Arrangement – Company Amended and Restated Articles of Incorporation

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
GOLD RESOURCE CORPORATION

ARTICLE I

Name and Duration

The name of the corporation is Gold Resource Corporation (the “Corporation”). The period of duration of the Corporation shall be perpetual.

ARTICLE II

principal office; Registered agent

(a)Principal Office Address. The principal office of the Corporation in the State of Colorado is 7900 East Union Avenue, Suite 320, Denver, CO 80237.

(b)Registered Agent. The name and address of the Corporation’s registered agent in the State of Colorado is Cogency Global Inc., 600 17th Street, Suite 1450S, Denver, Colorado 80202. Cogency Global Inc. has consented to being the Corporation’s registered agent in the State of Colorado.

ARTICLE III

PURPOSE AND POWERS

The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act. In furtherance of the foregoing purpose, this Corporation shall have and may exercise any and all of the powers now or hereafter conferred upon corporations incorporated pursuant to the Colorado Business Corporation Act.

ARTICLE IV

capital stock

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is [●] shares of common stock, no par value. The holders the Corporation’s common stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.

ARTICLE V

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

ARTICLE VII

limitations of liability

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Corporation to or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to the repeal or modification.

Schedule B
Arrangement Resolution

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

A.

The arrangement (as it may be modified or amended, the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving Gold Resource Corporation (the “Company”), Goldgroup Mining Inc. (the “Purchaser”), Goldgroup Merger Sub Inc. (the “Purchaser Sub”) and the stockholders of the Company, all as more particularly described and set forth in the plan of arrangement (as it may be modified or amended, the “Plan of Arrangement”) attached as Appendix [●] to the management information circular of the Company dated [●], is hereby authorized, approved and agreed to.

B.

The Arrangement Agreement and Plan of Merger dated as of January 25, 2026 between the Company, the Purchaser and the Purchaser Sub, as it may be amended from time to time (the “Arrangement Agreement”), and the transactions contemplated therein, the actions of the directors of the Purchaser in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Purchaser in executing and delivering the Arrangement Agreement and causing the performance by the Purchaser and the Purchaser Sub of their obligations thereunder are hereby confirmed, ratified, authorized and approved.

C.

Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by shareholders of the Purchaser and stockholders of the Company or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Purchaser are hereby authorized and empowered without further approval of any shareholders of the Purchaser (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or Plan of Arrangement and (ii) not to proceed with the Arrangement at any time prior to the Effective Time (as defined in the Arrangement Agreement).

D.

Any director or officer of the Purchaser is hereby authorized, empowered and instructed, acting for, in the name and on behalf of the Purchaser, to execute or cause to be executed, under the seal of the Purchaser or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person’s opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

B-1

Schedule C

ArTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
GOLD RESOURCE CORPORATION

ARTICLE I

Name and Duration

The name of the corporation is Gold Resource Corporation (the “Corporation”). The period of duration of the Corporation shall be perpetual.

ARTICLE II

principal office; Registered agent

(a)Principal Office Address. The principal office of the Corporation in the State of Colorado is 7900 East Union Avenue, Suite 320, Denver, CO 80237.

(b)Registered Agent. The name and address of the Corporation’s registered agent in the State of Colorado is Cogency Global Inc., 600 17th Street, Suite 1450S, Denver, Colorado 80202. Cogency Global Inc. has consented to being the Corporation’s registered agent in the State of Colorado.

ARTICLE III

PURPOSE AND POWERS

The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act. In furtherance of the foregoing purpose, this Corporation shall have and may exercise any and all of the powers now or hereafter conferred upon corporations incorporated pursuant to the Colorado Business Corporation Act.

ARTICLE IV

capital stock

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is [●] shares of common stock, no par value. The holders the Corporation’s common stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.

ARTICLE V

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

ARTICLE VII

limitations of liability

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the Corporation to or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to the repeal or modification.